UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DAUCH CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Forward-Looking Statements

In this proxy statement, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, the factors detailed in our filings with the Securities and Exchange Commission (SEC), including the sections titled “Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

David C. Dauch Chairman of the Board and Chief Executive Officer
Dear Fellow Shareholders:
2025 was a memorable year as we began a transformational journey through our acquisition of Dowlais Group plc (Dowlais), which we completed in February 2026 (the Combination), creating a premier Driveline and Metal Forming supplier serving the global automotive industry. To mark the beginning of this new chapter, we changed our name to Dauch Corporation (“Dauch”) and started trading under the ticker symbol “DCH” on both the New York Stock Exchange and London Stock Exchange.

For 2025, we reported $5.8 billion in sales, $743 million of adjusted earnings before interest, taxes and depreciation and amortization (Adjusted EBITDA)* and operating cash flow of $412 million.

Throughout the year we remained focused on performance as we navigated the shifts in global trade policy and consumer powertrain preferences, resulting in the longevity of the internal combustion engine (ICE) in North America. Additional business highlights include:

–New business award to supply front electric drives, rear electric beam axles and SmartBar for Scout Motors’ much anticipated launch of the all-new Scout® Traveler™ SUV and Scout® Terra™ truck.
–The start of delivery of front drive units to Dongfeng Mengshi for a plug-in hybrid SUV platform.
–Receiving Chery Auto’s “Best Supplier Award of the Year” for 2025 for outstanding quality and reliable delivery and General Motors' Supplier Quality Excellence award in recognition of meeting or exceeding General Motors' rigorous quality performance criteria at several global locations.

During 2025, Dauch continued to make progress across our many sustainability commitments in key areas like net-zero emissions, renewable energy, and zero waste-to-landfill. Each year, we remain committed to creating a meaningful impact in the communities we serve around the world. We look forward to sharing more details with you when we release our 2025 Sustainability Report in the spring of 2026.

Looking ahead, we remain committed to creating sustained long-term shareholder value. As we focus on the integration following completion of the Dowlais acquisition, the excitement is building around synergy potential and what Dauch can be in the next several years. We are eager to get to work for you, our shareholders, and further build upon the strong legacy of AAM, Dowlais and now Dauch.
David C. Dauch,
Chairman and Chief Executive Officer
*Adjusted EBITDA is a non-GAAP measure. Refer to Appendix A to this proxy statement for the definition and reconciliation.

James A. McCaslin Lead Independent Director
Dear Fellow Shareholders:

Dauch is committed to engaging in constructive and meaningful communications with our shareholders and our Board and management team value shareholder feedback.

In 2025, we proactively engaged with shareholders year-round through our annual shareholder outreach program conducted in the fall and winter, as well as through ongoing investor communications and meetings throughout the year to foster meaningful dialogue on key topics of interest, including the Combination and integration-planning related to the Combination, executive compensation programs, business strategy, board refreshment and succession, board oversight of risk, classified board structure, financial performance, sustainability, and human capital management.

As part of our commitment to Board refreshment, we continue to bring additional expertise and fresh perspectives to our Board. In August 2025, we welcomed David B. Walker to our Board. David is a valued business strategist with extensive knowledge of financing, strategy, investing, mergers and acquisitions. Additionally, following completion of our acquisition of Dowlais, in February 2026, we welcomed to the Dauch Board Fiona MacAulay and Simon Mackenzie Smith, who both previously served on the Dowlais board. Fiona and Simon contribute extensive international business backgrounds and strong financial expertise to our Board. We believe that effective oversight is achieved through a board that reflects a wide range of experiences and perspectives, and we greatly appreciate the valuable skills David, Fiona, and Simon bring to our Board.

William P. Miller will retire from the Board when his term expires this year at the annual meeting. We express our deepest gratitude to Bill for his years of service and many valuable contributions to the Board.

Looking ahead, we expect to continue our Board refreshment initiatives to strategically enhance our Board over time. Perspectives from new directors are important to sustaining an energized, strategic Board, when properly balanced with the insight and deeper understanding of our business provided by longer-serving directors.

Our Board is confident in Dauch’s ability to continue to build long-term value for our shareholders. On behalf of the Board, I would like to thank you for your ongoing support and investment in Dauch.

James A. McCaslin
Lead Independent Director

Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dauch Corporation

Date Thursday, April 30, 2026	Time 8:00 a.m. Eastern Time	Where www.meetnow.global/MPX5XWG

Our 2026 Annual Meeting of Stockholders will be held online by live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit questions before and during the meeting by visiting the web address above. You will be required to enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability previously delivered to you. Please refer to the instructions beginning on page 95 of this proxy statement.

Your opinion is very important		Record Date
Please vote on the matters described in the proxy statement as soon as possible, even if you plan to attend the virtual annual meeting. You can find voting instructions below and on beginning on page 95 of this proxy statement.
You may vote if you owned shares on March 5, 2026 (record date).

Annual Meeting Agenda / Items of Business

1. Election of 3 members of the Board of Directors to serve until the annual meeting of stockholders in 2029

2. Advisory vote on named executive officer compensation

3. Approval of Amended and Restated 2018 Omnibus Incentive Plan

4. Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for 2026

5. Other business properly presented at the meeting

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/DCH and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 95 for instructions.

Dauch Depositary Interest holders should refer to the Voting and Virtual Meeting Information section of this proxy statement for information on how to vote.

Important Notice Regarding the Availability of Proxy Materials for the April 30, 2026 Stockholder Meeting: Our 2026 proxy statement and 2025 annual report and Form 10-K are available free of charge at www.envisionreports.com/DCH.

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about March 19, 2026. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at Dauch's 2026 annual meeting. In this proxy statement, references to "our Company," "we," "our," "us" or "Dauch" mean Dauch Corporation and its subsidiaries.
For the Board of Directors,
Kristen M. Netschke
Acting General Counsel and Secretary
Detroit, Michigan
March 19, 2026

Proxy Summary
2	Proxy Summary

Election of Directors		Ratification of Independent Registered Public Accounting Firm
12	Proposal 1 - Election of Directors	92	Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm for 2027

22	Corporate Governance	93	Policy for Pre-Approval of Audit and Non-Audit Services
31	Compensation of Directors	93	Independent Registered Public Accounting Firm's Fees
34	Beneficial Stock Ownership	94	Report of the Audit Committee
35	Related Person Transactions Policy

Advisory Vote on Executive Compensation		Additional Information
36	Proposal 2 - Advisory Vote on Executive Compensation	95	Voting and Meeting Information
37	Compensation Discussion and Analysis	100	Annual Report
	Named Executive Officers	100	Electronic Delivery of Proxy Materials
	Executive Summary	100	2027 Stockholder Proposals and Nominations
	Compensation of Executive Officers	101	Cost of Solicitation
	Direct Compensation Elements
	Indirect Compensation Elements
	Other Compensation Matters
60	Compensation Committee Report	Appendix
61	Executive Compensation Tables	A-1	Appendix A - Non-GAAP Reconciliation
78	CEO Pay Ratio	B-1	Appendix B - Amended and Restated 2018 Omnibus Incentive Plan
79	Pay versus Performance Table

Approval of Amended and Restated 2018 Omnibus Incentive Plan
83	Proposal 3 - Approval of Amended and Restated 2018 Omnibus Incentive Plan

2026 Dauch Proxy Statement | 1

Table of Contents	Proxy Summary

Proxy Summary

Your Vote is Important

Proposals of the Board for your vote:		Board Vote Recommendation	More Information

Proposal 1	Election of 3 members of the Board of Directors to serve until the annual meeting of stockholders in 2029	FOR each nominee	Page 12
Each nominee brings a strong background and set of skills to the Board and has demonstrated sound judgment and integrity.
Proposal 2	Advisory vote on named executive officer compensation	FOR	Page 36
Dauch's executive compensation program is market-based, performance-driven and aligned with shareholder interests.
Proposal 3	Approval of Amended and Restated 2018 Omnibus Incentive Plan	FOR	Page 83
Our shareholder-approved plan is designed to motivate superior performance by means of performance-related incentives that promote long-term financial success and shareholder value.
Proposal 4	Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for the year ending December 31, 2026	FOR	Page 92
All independence standards have been met and sound practices are employed to ensure independent financial governance.

How You Can Vote

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/DCH and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 95 for instructions.

Dauch Depositary Interest holders should refer to the Voting and Virtual Meeting Information section of this proxy statement for information on how to vote.

2026 Dauch Proxy Statement | 2

Table of Contents	Proxy Summary

Business and Financial Highlights
Driving Long-Term Shareholder Value
As a leading global tier 1 automotive and mobility supplier, Dauch designs, engineers and manufactures driveline and metal forming technologies to support electric, hybrid and internal combustion vehicles. Our mission is to deliver efficient, powerful, innovative, and value-add solutions for our customers while leading the industry in quality, operational excellence and technology leadership to maximize shareholder value. Our Board believes that Dauch is well-positioned to deliver long-term shareholder value by utilizing the following fundamental elements and objectives of our business.

2025 Financial and Performance Highlights
Dauch concluded 2025 with positive results highlighted by margin growth and strong free cash flow generation while navigating the shifts in global trade policy and operating in a lower year-over-year North American production environment. We continued to manage factors under our control by harnessing our strong performance-focused culture. Furthermore, we maintained cost discipline and continued to develop a comprehensive product portfolio supporting multiple global propulsion trends, even as the Company doubled in size through the Combination.

Sales	Adjusted EBITDA*	Cash Provided by Operating Activities
$5.8B	$743M	$412M
12.7% of Sales

*Adjusted EBITDA margin and Adjusted EBITDA are non-GAAP measures. Refer to Appendix A to this proxy statement for the definitions and reconciliations.

2026 Dauch Proxy Statement | 3

Table of Contents	Proxy Summary

2025 Dauch Highlights

Announced our transformational acquisition of Dowlais, which was later completed in 2026, creating a leading automotive supplier with size and scale.	Announced a new business award to supply front electric drives and rear electric beam axles for Scout Motors' much anticipated launch of the all-new Scout® Traveler™ SUV and Scout® Terra™ truck.

Exited our 50% ownership of both Hefei AAM and Liuzhou AAM in China.	Completed the divestiture of our commercial vehicle business and related assets in India to Bharat Forge Limited.

Started delivering front drive units to Dongfeng Mengshi for a plug-in hybrid SUV platform.	Launched an electric beam axle program for Skywell.

Multiple wins awarded by global customers for new, replacement, and extensions programs for automotive and agricultural applications.	Received GM’s Supplier Quality Excellence award at several global locations.

Received Chery Auto's "Best Supplier Award of the Year" for 2025.	Grew year-over-year margins and generated solid Adjusted Free Cash Flow.

Note: components pictured above are for illustrative purposes only and may not reflect the actual product.

2026 Dauch Proxy Statement | 4

Table of Contents	Proxy Summary

Compensation Highlights
Compensation Program Metrics Link to Strategic Business Objectives
The following chart demonstrates how our incentive compensation metrics correlate to our strategic business and financial objectives.

Strategic Business Objective	Alignment	Incentive Metric

Drive productivity and financial performance, with emphasis on profitability and cash flow generation		Adjusted EBITDA Margin –2025 Annual Incentive Program (40% metric)

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage		Operational Cash Flow –2025 Annual Incentive Program (50% metric)

Develop innovative technology, including electrification, and reinvest in research and development		Adjusted Free Cash Flow –2025 LTI Performance Awards (100% metric of performance-based LTI)

Achieve progress on sustainability priorities, which are key to our long-term success		Sustainability Goals –2025 Annual Incentive Program (10% metric)

Create sustainable value for shareholders and align with our shareholders' experience		Relative TSR –2025 LTI Performance Awards (modifier -15% or +15%)

2026 Dauch Proxy Statement | 5

Table of Contents	Proxy Summary
Shareholders and Our Executive Compensation Program
Our goal is to provide an executive compensation program that supports the long-term interests of our shareholders and allows us to attract and retain high caliber executives that drive the execution of our short and long-term strategic objectives. The foundation of our executive compensation program is aligned with our shareholders' interests.

Foundational Compensation Practices Align with Shareholders' Interests
Incentive metrics linked to our financial and strategic business objectives	Robust shareholder engagement program
Relative TSR modifier included in our long-term incentive program	Rigorous stock ownership requirements
No discretionary incentive payments	Compensation clawback policies
We routinely engage with shareholders to seek feedback on several topics, including our executive compensation program. Over the last several years, the Compensation Committee has implemented a number of changes to our compensation programs based on shareholder feedback received during engagement efforts.

2020	2022	2023	2024	2025
–Allocated 20% of annual incentive program to the achievement of strategic priorities, including sustainability initiatives
–Salary reductions of 30% for executive officers and a 40% reduction in fees for non-employee directors in response to COVID-19
	–Increased the emphasis on sustainability objectives by specifically allocating 10% of our annual incentive program to the achievement of sustainability objectives	–Increased performance-based portion of LTI awards to 60% from 50% in 2022 –Eliminated unvested performance shares from counting toward stock ownership requirements
–Increased weighting of the performance-based cash flow metric of the annual incentive program to 50% from 40% to further emphasize the importance of strong cash flow performance
–Shifted the long-term performance award weighting of adjusted free cash flow—reducing the annual performance measurement weighting from 20% to 15% and increasing the cumulative three‑year performance measurement weighting from 40% to 55% — to emphasize sustained cash‑flow generation and enhance long‑term pay‑for‑performance alignment

–Given the strong shareholder support of the 2024 Say on Pay vote and continued alignment with our strategic objectives, we maintained the same overall incentive compensation design
–Target compensation changes for FY2025 increased the allocation of performance-based, at-risk compensation

2026 Dauch Proxy Statement | 6

Table of Contents	Proxy Summary
We continue to believe that our executive compensation programs are aligned with our strategic objectives and long‑term shareholder interests. While the 2025 Say‑on‑Pay vote passed, support was below historical levels. Accordingly, we conducted extensive outreach to understand shareholder concerns, with the aim of further aligning shareholder experience with the elements of executive compensation.
We leveraged our shareholder outreach efforts and invited our top shareholders to engage in discussions and provide feedback on executive compensation and other topics of importance to them. The table below summarizes the shareholder feedback we received on our compensation program and our response to the feedback.

Compensation Program Shareholder Feedback	Response
Our incentive compensation program financial metrics are aligned with our business strategy, in particular the use of cash flow and EBITDA as incentive plan metrics.	Operating cash flow (annual incentive metric) and adjusted free cash flow (long-term incentive metric) are critical drivers to reduce leverage and convert value to shareholders. Cash generation is also crucial to our M&A strategy, which assisted in our ability to execute the transformative Dowlais acquisition. Similarly, focus on earnings through EBITDA remains appropriate with our continued aim for sustained profitability.
For 2025, we continued the use of these metrics and weightings as they are aligned with our strategy and generally viewed favorably by shareholders.

Shareholders expressed support for our continued emphasis on performance-based pay compensation and the use of clearly defined and transparent financial metrics.	We maintained the performance-based portion of long-term incentive awards at 60% weighting to continue aligning pay with performance.
We remain dedicated to providing robust disclosures of the rationale surrounding our metric calibration and performance outcomes.

Some shareholders expressed interest in the inclusion of an additional weighted long-term incentive plan metric.	We believe the use of adjusted free cash flow as a long-term incentive metric has effectively aligned management with our strategic priorities and the long-term interests of our shareholders. Recognizing the strategic importance of the Dowlais acquisition, we intend to add a synergy achievement factor to our 2026 long term incentive (LTI) awards to drive accelerated realization of integration synergies--both in magnitude and timing. This approach reinforces management’s commitment to performance execution and long-term shareholder value.

Shareholders expressed support for continued strong alignment between executive compensation and performance outcomes, including share price performance.	With 60% of our long-term incentive awards performance-based and 90% of total CEO compensation classified as “at risk” (78% for our other NEOs), our compensation program continues to emphasize strong alignment between pay and performance. The planned addition of a synergy achievement component to our 2026 LTI awards will further underscore the pay for performance model.
In connection with the Dowlais acquisition, select key executives will participate in a Breakout Performance Award that provides compensation only when significant shareholder value is created. In response to shareholder feedback seeking stronger TSR alignment, the award is tied exclusively to ambitious, sustained stock‑price hurdles. If these levels are not achieved, no compensation will be earned.

Shareholders expressed support for ongoing Board refreshment, emphasizing the importance of maintaining a balanced mix of tenure, skills, and experience.	Management reaffirmed that Board refreshment is an ongoing priority and noted that recent director rotations and planned additions following the Dowlais acquisition reflect a deliberate and continuous refreshment process, which is expected to continue to maintain a balanced, energized and strategic Board.

2026 Dauch Proxy Statement | 7

Table of Contents	Proxy Summary
Pay for Performance Alignment
Our compensation programs are designed to balance short-term performance with long-term growth and value creation. To align executive pay with Dauch's performance and shareholder interests, a significant amount of our CEO's and other NEOs' compensation is performance-based and is at risk, while base salary represents a smaller portion of overall pay. The following chart illustrates the allocation of 2025 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2025.

2026 Dauch Proxy Statement | 8

Table of Contents	Proxy Summary

Governance Highlights

Independence	Accountability
–11 of 12 directors are independent*
–Lead Independent Director
–Committees consist solely of independent directors (except Executive Committee)
–Independent directors engage in regular executive sessions

–Proactive shareholder engagement program
–Proxy access by-laws
–Majority voting standard for directors in uncontested elections
–Candid Board and committee evaluation process
–Commitment to Board refreshment - 5 new members since 2024

Sound Practices	Risk Management
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of Dauch stock is prohibited
–Limitations on other board service
–Insider Trading Policy
–Nominating/Corporate Governance Committee oversight of sustainability program, human capital management and succession planning

–Active Board oversight of Dauch's overall risk management structure
–Robust risk management processes throughout the Company
–Board committees oversee risks related to their areas of responsibility
–The Board and its committees receive regular updates from management on top enterprise risks and related risk mitigation activities, including artificial intelligence and cybersecurity

Board Composition*

Independence	Average Tenure	Average Age	Ethnic/Racial and Gender Diversity	Board Refreshment
91%	7	67	41%	5
Independent	0-7 years (5) 8-12 years (4) > 12 years (3)	61-65 (5) 66-69 (4) > 70 (3)	33% Gender 8% Ethnic/Racial	Directors Appointed Since 2024

Board Skills and Qualifications*

Industry Experience 100%	CEO/COO Experience 50%	International Business 80%	Strategic Planning 80%	Innovation and Technology 40%

Human Capital Management 90%	Business Development 80%	Risk Management 100%	Financial Expertise 50%	Legal and Regulatory 40%
*William Miller II will retire from the Board effective as of the annual meeting date. The Board independence, composition, skills and qualifications information stated above reflects this retirement.

2026 Dauch Proxy Statement | 9

Table of Contents	Proxy Summary

Shareholder Engagement
Active Engagement with our Shareholders
We place significant importance on the perspectives and input of our shareholders. Our typical proactive, year-round engagement efforts include an annual shareholder outreach program conducted each fall and winter, as well as ongoing investor communications and meetings throughout the year to foster meaningful dialogue on key topics. The Board routinely reviews reports summarizing shareholder feedback from these activities. We conducted extensive outreach to understand shareholder concerns in 2025 due to the lower than usual Say on Pay vote. These discussions remain ongoing, and the Board will consider whether further shareholder outreach strategies would be beneficial. Engaging in constructive and efficient conversations with shareholders remains a top priority for the Board. Additional details about our engagement efforts and the Board's responses are provided throughout this proxy statement.

Investor Communication Program	Throughout the year
•Senior management participation in conferences including one-on-one and group meetings
•Events held at Dauch featuring innovations in propulsion technology
•Day-to-day interaction with Investor Relations

Annual Shareholder Outreach Program	Semi Annual
•Fall/Winter outreach seeking engagement with shareholders and with proxy advisory firms
•Led by CFO and Investor Relations Department
•Lead Independent Director/Compensation Committee Chair is available for and participates in outreach meetings

Board Involvement	Routine
•Board considers shareholder feedback and shareholder vote in decision-making •Board reviews disclosure enhancements •Board and management discuss shareholder feedback and the Board's response

Scope of Annual Shareholder Outreach Program

We contacted	Representing

30 of our top shareholders	Over 90% of our outstanding shares

Shareholder Engagement Topics

Executive compensation programs	Business Strategy and the Combination	Financial Performance	Human Capital Management

Board refreshment and succession	Board oversight of risk	Classified Board	Sustainability

2026 Dauch Proxy Statement | 10

Table of Contents	Proxy Summary

Sustainability
2025 Sustainability Highlights
Sustainability Governance

Governance of sustainability at Dauch begins with our Board and moves through clearly established ownership responsibilities at multiple levels in the organization. The overall governance structure of Dauch's sustainability program is depicted below. To learn more about the Board's oversight of our sustainability program, please see page 22 of this proxy statement.

2026 Dauch Proxy Statement | 11

Table of Contents	Election of Directors

Election of Directors

Proposal 1: Election of Directors
The Board proposes that Sandra E. Pierce and James A. McCaslin be re-elected and Terry Grayson-Caprio be elected to the Board as Class III directors for terms expiring at the annual meeting in 2029. The Board considered referrals from other Board members, including the CEO, in identifying potential directors. The Nominating/Corporate Governance Committee reviewed a number of qualified individuals and, after evaluating their experience and qualifications and conducting personal interviews, recommended that Ms. Grayson-Caprio be appointed to the Board. The Board appointed Ms. Grayson-Caprio to the Board effective March 12, 2025.
William P. Miller II will not stand for re-election and will retire from the Board effective as of the annual meeting date.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that a classified structure promotes continuity and stability in leadership, ensuring a majority of directors at any given time possess in-depth Company operations and strategic priorities. This continuity is important as the Company begins its transformational journey after the Combination with Dowlais and continues to navigate ongoing industry developments while continuing to strengthen and stabilize key customer relationships.
The Board approved the nominations of Ms. Pierce, Mr. McCaslin, and Ms. Grayson-Caprio, based on their demonstrated effectiveness as members of our Board and the committees on which they serve, their experience and expertise, and their sound judgment and integrity. Each nominee brings a strong and unique background, perspectives, and set of skills to the Board.
Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, innovation and technology, human capital management, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee to serve on our Board is provided in the following pages of this proxy statement.

☑	The Board unanimously recommends a vote FOR each of the nominees.

Table of Contents	Election of Directors

Board Skills and Qualifications
The following table summarizes the key qualifications and skills of our Board members that are most relevant to our business and strategic objectives. These qualifications and skills are prioritized because the Board believes they support effective oversight and informed strategic guidance, positioning the Board to enhance long-term shareholder value. Additional details about the experience and qualifications of each director nominee and returning director are included in the biographies below.

	Dauch	Grayson-Caprio	Kozyra	Lyons	MacAulay	Mackenzie Smith	McCaslin	Miziolek	Parker	Pierce	Valenti III	Walker
Skills/Qualifications
Industry Experience	√	√	√	√	√	√	√	√	√	√	√	√
CEO/COO Experience	√		√		√		√			√	√
International Business	√	√	√	√	√	√	√	√	√			√
Innovation & Technology	√		√		√		√					√
Strategic Planning	√	√	√	√	√	√		√	√	√	√
Financial Expertise		■				√			■	√	√	■
Legal/Regulatory		√		√		√		√				√
Risk Management	√	√	√	√	√	√	√	√	√	√	√	√
Business Development	√	√	√		√		√	√	√	√	√	√
Human Capital Management	√	√	√	√	√		√	√	√	√	√	√

	■	Audit Committee financial expert under SEC rules

Table of Contents	Election of Directors

Nominees for Director
Class III — Directors to hold office until the 2029 Annual Meeting of Stockholders

Terry Grayson-Caprio

Global Business Advisor, Retired Managing Partner, KPMG LLP

Professional Experience
•Managing Partner, KPMG LLP (2010 - 2020)
•Positions at KPMG LLP (1985 - 2020)

Key Qualifications and Experience
Based on her professional background, public company board and audit committee experience, and knowledge of the automotive industry, the following qualifications led the Board to conclude that Ms. Grayson-Caprio should serve on Dauch’s Board: her leadership and financial experience as a Managing Partner with KPMG LLP, experience partnering with global companies on transformational change, large-scale growth, and integration, and her subject matter knowledge in the areas of automotive industry, finance, audit, mergers and acquisitions, strategic planning, human capital management, and risk management.

Age: 62 Director Since: 2025 Committees: Audit Technology	Other Public Company Directorships –Southern First Bancshares, Inc. since 2021 –Caldwell Partners International, Inc. since 2023	Directorship (not for profit) – Winthrop University Foundation (through December 2025) – South Carolina Environmental Law Project – NACD-Carolinas Chapter

Sandra E. Pierce

Corporate Board Executive, CEO Advisor, and Community Strategist

Professional Experience
•Chair, Huntington Bank Michigan and Sr. Vice President, Private Client Group & Regional Banking Director Huntington National Bank (2016 - December 2023)

•Vice Chair, First Merit Corporation, and Chair and Chief Executive Officer, First Merit Michigan (acquired by Huntington Bank) (2013 - 2016)

•President and Chief Executive Officer, Charter One, and Midwest Regional Executive RBS Citizens, N.A. (2005 - 2012)

•Various banking and executive positions with increasing responsibility with JPMorgan Chase, Michigan (successor to Bank One, First Chicago NBD and NBD Bank, N.A.) (1978 - 2005)

Key Qualifications and Experience
Based on her professional background and prior Dauch Board experience, the following qualifications led the Board to conclude that Ms. Pierce should serve on Dauch’s Board: her leadership experience as Senior Executive Vice President - Private Client Group & Regional Banking Director, and Chair of Huntington Bank Michigan, and as CEO of First Merit Michigan and Charter One; her corporate marketing and community development experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of strategic planning, finance, public relations, business development, human capital management and risk management.

Age: 67 Director Since: 2018 Committees: Audit Compensation (Chair)
	Other Public Company Directorship –Penske Automotive Group since 2012	Directorships (not-for-profit) –Detroit Economic Club (Chair) –Henry Ford Health System Foundation (Chair) –The Parade Company –Michigan State University Board of Trustees –Renaissance MAC
Private Company Directorships –Barton Malow Company (since January 2013) –ITC Holding Corp (subsidiary of Fortis, Inc.) since January 2017

Table of Contents	Election of Directors

James A. McCaslin

Retired President & Chief Operating Officer, Harley-Davidson Motor Co.

Professional Experience
•Positions at Harley-Davidson (Retired 2010)
–President & Chief Operating Officer (2001 - 2009)
–Various senior executive positions (1992 - 2001)

•Manufacturing and Engineering executive (1989 - 1992)
–JI Case

•Manufacturing and Quality executive (1966 - 1989)
–Chrysler Corporation
–Volkswagen of America
–General Motors Corporation

Key Qualifications and Experience
Based on his professional background and prior Dauch Board experience, the following qualifications led the Board to conclude that Mr. McCaslin should serve on Dauch's Board: his leadership experience as President & COO of Harley-Davidson Motor Company; the breadth of his manufacturing and engineering experience at global manufacturing companies; and his subject matter knowledge in the areas of engineering, innovation and technology, manufacturing, human capital management and risk management.

Age: 77
Director Since: 2011	Previous Public Company Directorship
Lead Independent Director	–Maytag Corporation (2003 - 2006)
Committees: Audit Compensation Nominating/Corp Gov Technology Executive

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Returning Directors
Class II — Directors to hold office until the 2028 Annual Meeting of Stockholders

Aleksandra A. Miziolek

Retired Chief Transformational Officer, Cooper-Standard Holdings, Inc.

Professional Experience
•Operator Advisor, Assembly Ventures, a venture capital firm (since 2021)

•Advisor, OurOffice, Inc., a B2B SaaS company (since 2021)

•SVP, Chief Transformation Officer, General Counsel, Corporate Secretary and Chief Compliance Officer Cooper-Standard Holdings, Inc. (2014 - 2019)

•Member, Director of the Automotive Industry Group Dykema Gossett PLLC (1982 - 2014)

Key Qualifications and Experience
Based on her professional background and public company board experience, the following qualifications led the Board to conclude that Ms. Miziolek should serve on Dauch’s Board: her leadership experience as SVP, Chief Transformation Officer, General Counsel, Corporate Secretary and Chief Compliance Officer for Cooper-Standard Holdings, Inc.; her experience leading transformational initiatives and advising global businesses on complex legal issues in the automotive industry; and her subject matter knowledge in the areas of international business, mergers and acquisitions, strategic planning, innovation, human capital management, and risk management.

Age: 69 Director Since: 2024 Committees: Nominating/Corp Gov Technology
	Other Public Company Directorships –Solid Power, Inc. since 2021	Directorship (not-for-profit) and Leadership Roles –Citizens Research Council of Michigan –International Women’s Forum Member –NACD Board Leadership Fellow –MiSide –Bearings Advisors LLC
Previous Directorships –Tenneco, Inc. 2020 - 2022 –Exro Technologies, Inc. 2023 - 2025

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David B. Walker

Retired Vice Chairman of Investment Banking, J.P. Morgan

Professional Experience
•Past positions at J.P. Morgan (retired 2025)
–Vice Chairman of Investment Banking (2018 - 2025)
–Global Co-Head of J.P. Morgan’s Diversified Industries Group (2012)
–Head of J.P. Morgan’s Automotive Group (2008)
–Ran J.P. Morgan’s Equity Syndicate Group in London (1996–1998)

Key Qualifications and Experience
Based on his professional background and his financial and leadership experience as Vice Chairman of Investment Banking with J.P. Morgan, the following qualifications led the Board to conclude that Mr. Walker should serve on the Dauch Board: his experience advising global businesses on complex financial and investment transactions in the automotive industry; his expertise in corporate finance, mergers and acquisitions, and investment evaluation; and his subject matter knowledge in the areas of the finance, international business, innovation and technology, legal and regulatory, risk management, business development, and human capital management.

Age: 63 Director Since: 2025 Committees: Audit Technology
Directorships (not-for-profit) and Leadership Roles –The Arc of Westchester Foundation

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Herbert K. Parker

Retired Executive Vice President, Harman International Industries

Professional Experience
•Harman International Industries, Inc. (2015 - 2017)
- Executive Vice President, Operational Excellence
- Executive Vice President and Chief Financial Officer (2008 - 2014)

•ABB, Inc. and related ABB companies:
-Chief Financial Officer, North America (2006 - 2008)
-Chief Financial Officer, Automation Technologies Division (2002 - 2005)
- Progressively senior finance positions across Asia, Europe and North America (1980 - 2002)

Key Qualifications and Experience
Based on his professional background and public company board and audit committee experience, the following qualifications led the Board to conclude that Mr. Parker should serve on Dauch’s Board: his leadership and financial experience as the Chief Financial Officer of Harman International Industries, Inc. and of ABB; his responsibilities for mergers and acquisitions, information technology, internal audit and tax; the breadth of his management experience over global operating activities, capital allocation structures and developing and implementing strategic plans; and his subject matter knowledge in the areas of finance, investments, audit and accounting, strategic planning, human capital management and risk management.

Age: 67 Director Since: 2018 Committee: Audit (Chair) Nominating/Corp Gov
	Other Public Company Directorships –TriMas Corporation (since March 2015) –Apogee Enterprises, Inc. (since May 2018) –Vent Enterprises Plc. (since May 2018)	Directorship (not-for-profit) –Stamford, Connecticut YMCA

Simon Mackenzie Smith

Retired Chairman, UK & Ireland Corporate and Investment, Merrill Lynch

Professional Experience
•Chairman, UK & Ireland, Corporate & Investment Banking Bank of America Merrill Lynch (2008-2021)

Key Qualifications and Experience
Based on his professional background, his service as Chairman of the Board of Dowlais Group plc, his extensive leadership experience, and over 35 years advising corporate boards on mergers, acquisitions, and finance, the following qualifications led the Board to conclude that Mr. Smith should serve on Dauch's Board: his experience with large-scale transactions and integration across the shipping, automotive, and financial sectors; and his subject matter knowledge in the areas of international business, strategic planning, finance, legal and regulatory, and risk management.

Age: 65 Director Since: 2026	Other Public Company Directorships –Torm plc (January 2026 - present) Private Company Directorships –Interpath Advisory (2021-present) Previous Directorships –Dowlais Group plc (2023-February 2026)	Directorships (not-for-profit) and Leadership Roles –Chair, Place2Be –Pigeon Land Limited –Pigeon Waterbeach Limited

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Class I — Directors to hold office until the 2027 Annual Meeting of Stockholders

David C. Dauch

Chairman of the Board, Dauch Corporation

Professional Experience
•Dauch Corporation
–Chairman of the Board (since August 2013)
–Chief Executive Officer (since September 2012)
–President & Chief Executive Officer (2012 - 2015)
–President & Chief Operating Officer (2008 - 2012)
–Progressive roles of increasing responsibility (1995 - 2008)

Key Qualifications and Experience
Based on his professional background and prior Dauch Board experience, the following qualifications led the Board to conclude that Mr. Dauch should serve on Dauch's Board: his leadership experience as an officer of Dauch since 1998; the breadth of his management experience within, and knowledge of, Dauch's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning, human capital management and risk management.

Age: 61 Director Since: 2009 Chairman Since 2013 Committees: Executive (Chairman)	Other Company Directorships –Terex Corporation (REV Group, Inc.) (since October 2024) –Amerisure Companies (since 2014)
Directorships (not-for-profit)
and Leadership Roles
–Business Leaders for Michigan
–Detroit Economic Club
–Detroit Regional CEO Council, Regional Chamber and Regional Partnership
–Great Lakes Council Boy Scouts of America
–Boys & Girls Club of Southeastern Michigan
–National Association of Manufacturers (NAM)
–Miami University Business Advisory Council
–Stellantis Supplier Advisory Council

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William L. Kozyra

Chairman & Chief Executive Officer, Wilko Plastics, Inc.

Professional Experience
•Chairman & Chief Executive Officer, Wilko Plastics, Inc.(since July 2022)

•President & Chief Executive Officer, TI Fluid Systems plc (2008-2021)

•President & Chief Executive Officer, Continental AG North America (1998 - 2008)

•Member of Executive Board, Continental AG (DAX) (2006 - 2008)

•Vice President & General Manager, Bosch Braking Systems (1995 - 1997)

Key Qualifications and Experience
Based on his professional background and prior Dauch Board experience, the following qualifications led the Board to conclude that Mr. Kozyra should serve on Dauch's Board: his leadership experience as Chief Executive Officer of TI Fluid Systems plc; the breadth of his international experience with global companies in the automotive industry; and his subject matter knowledge in the areas of engineering, OEMs, manufacturing, innovation and technology, strategic planning, human capital management and risk management.

Age: 68 Director Since: 2015 Committees: Compensation Nominating/Corp Gov Technology (Chair)
Previous Directorships –TI Fluid Systems plc (2008 - 2021)
Directorships (not-for-profit)
and Leadership Roles
–General Motors Supplier Council
–Ford Motor Company Top 100 Supplier Forum
–Notre Dame Preparatory School
–Automotive Hall of Fame
–Boy Scouts of America, Detroit
–University of Detroit Mercy Board of Trustees
–Society of Automotive Engineers

Peter D. Lyons

Counsel, Freshfields Bruckhaus Deringer US LLP

Professional Experience
•Freshfields Bruckhaus Deringer US LLP
–Counsel (since 2021)
–Partner (2014 - 2021)

•Adjunct Professor, University of Virginia, School of Law (since 2020)

Key Qualifications
Based on his professional background and prior Dauch Board experience, the following qualifications led the Board to conclude that Mr. Lyons should serve on Dauch's Board: his experience as an attorney of major law firms since 1980; the breadth of his experience in advising global businesses on complex legal matters and transactions; and his subject matter knowledge in the areas of corporate governance, mergers and acquisitions, international business, human capital management and risk management.

Age: 70 Director Since: 2015 Committees: Compensation Nominating/Corp Gov (Chair)

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Fiona MacAulay

Retired CEO, Echo Energy PLC

Professional Experience
•Chief Executive Officer, Echo Energy PLC (2017-2019)

•Rockhopper Exploration PLC 2010-2017
–Chief Operating Officer (2013-2017)
–Manager Subsurface (2010 - 2013)

•Progressive other management positions throughout Asia and London

Key Qualifications and Experience
Based on her professional background, service as a Board member of Dowlais Group plc, and her extensive technical and leadership experience in the global energy and resources sector, the following qualifications led the Board to conclude that Ms. MacAulay should serve on Dauch's Board: her proven track record in leading transformational change and governance in the energy, infrastructure, and industrial sectors; and her subject matter knowledge in the areas of the automotive industry, strategic planning, sustainability, capital markets, international business, innovation and technology, risk management, business development, and human capital management.

Age: 62 Director Since: 2026
 Other Public Company Directorship
–Ferrexpo PLC - Senior Independent Director and Chair of Remuneration Committee (since 2019)
–Costain Group PLC - Non-Executive Director and Chair of Remuneration Committee
–Rosebank Industries PLC - Non-Executive Director and Chair of Remuneration Committee (since 2025)

Directorships (not-for-profit) and Leadership Roles –EPI Group Ltd –AAHR SRL

Previous Directorships –Dowlais Group plc –Chemring PLC –IOF PLC –Coro Energy PLC

Samuel Valenti III

Chairman & Chief Executive Officer, Valenti Capital LLC

Professional Experience
•Chairman & Chief Executive Officer, Valenti Capital LLC (since 2000)

•Masco Corporation 1968 - 2008
–President, Masco Capital Corporation (1988 - 2008)
–Vice President - Investments (1974 - 1998)

Key Qualifications and Experience
Based on his professional background and prior Dauch Board experience, the following qualifications led the Board to conclude that Mr. Valenti should serve on Dauch's Board: his leadership experience as an executive of Masco for 40 years; the breadth of his management experience in diversified manufacturing businesses; and his subject matter expertise in the areas of strategic planning, finance, economics and asset management, human capital management and risk management.

Age: 80 Director Since: 2013 Committees: Audit Compensation Nominating/Corp Gov Executive Technology	Other Public Company Directorship –TriMas Corporation since 2002	Directorships (not-for-profit) and Leadership Roles –Business Leaders for Michigan –Renaissance Venture Capital Fund (Michigan) Advisory Board Chairman

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Corporate Governance
Corporate Governance Highlights
We are committed to sound corporate governance principles, which we view as essential to protecting shareholders' interests and supporting long-term value creation. We maintain robust governance practices, including those described below.

Independence	Accountability
–11 of 12 directors are independent*
–Lead Independent Director
–Committees consist solely of independent directors (except Executive Committee)
–Independent directors engage in regular executive sessions

–Proactive shareholder engagement program
–Proxy access by-laws
–Majority voting standard for directors in uncontested elections
–Candid Board and committee evaluation process
–Commitment to Board refreshment - 5 new members in past 5 years

Sound Practices	Risk Management
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of Dauch stock is prohibited
–Limitations on other board service
–Insider Trading Policy
–Nominating/ Corporate Governance Committee oversight of sustainability program, human capital management and succession planning

–Active Board oversight of the Company's overall risk management structure
–Robust risk management processes throughout the Company
–Board committees oversee risks related to their areas of responsibility
–The Board and its committees receive regular updates from management on top enterprise risks and related risk mitigation activities, including artificial intelligence and cybersecurity

*William Miller II will retire from the Board effective as of the annual meeting date. The Board independence information stated above reflects this retirement.
Director Candidate Evaluation and Recruitment
Our Board believes that effective oversight is best achieved through a broad range of experience, perspectives and backgrounds that collectively provide the skills, qualifications and attributes necessary for strong corporate governance. To fulfill its responsibilities and set the appropriate tone at the top, the Board remains focused on the character, integrity, experience and qualifications of its members, and on maintaining a leadership structure and composition that supports sound decision making and long-term shareholder value.
The Nominating/Corporate Governance Committee reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board composition in light of these criteria, which are approved by the Board. Although specific qualifications may vary from time to time, desired qualities and characteristics include, but are not limited to:
–high ethical character and shared values with the Company;
–loyalty to Dauch and concern for its success and welfare;
–high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;
–breadth of knowledge of issues affecting the Company;
–special competencies, such as financial, technical, international business or other expertise, or industry knowledge;
–willingness to apply sound, independent business judgment;
–awareness of a director's vital role in the Company's good corporate citizenship and corporate image; and
–sufficient time and availability to effectively carry out a director's duties.

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The Board as a whole should reflect the appropriate balance of knowledge, experience, skills, expertise and perspectives that, when taken together, will enhance the quality of the Board’s deliberations and decisions. The Board believes that a diversity of viewpoints is an essential element of Board effectiveness. Consistent with this philosophy, the Board is committed to including in each search qualified candidates who reflect a broad range of backgrounds, skills, qualities and perspectives.
Board composition reflects the Board's commitment to identify, evaluate and nominate candidates who possess personal qualities, qualifications, skills, and diversity of viewpoints, and provide a mix of tenures that, when taken together, best serve our Company and our shareholders. Diversity in tenure creates a good mix of perspectives. Longer-tenured directors bring a deep understanding of the Company and continuity as new directors join the Board. Newer members bring new perspectives and expertise as the Board is refreshed to address changes in the business over time.
In addition, for incumbent directors, the Nominating/Corporate Governance Committee and the full Board considers attendance, past performance on the Board and contributions to the Board and applicable committees.
In identifying new director candidates for the Board, the Nominating/Corporate Governance Committee, in consultation with the Chairman of the Board, makes recommendations to the Board based on referrals from Board members and other appropriate sources. Once a proposed candidate is identified, their skills, qualifications and independence are evaluated and individuals meeting the Board’s criteria are interviewed by the Chair of the Nominating/Corporate Governance Committee and other Board members, as appropriate. The Nominating/Corporate Governance Committee then conducts all necessary and appropriate inquiries into the candidate's background and qualifications, reviews the candidate’s skills, qualifications and independence, and considers feedback from the interviews in deciding whether to recommend that the Board consider appointing the candidate to the Board.

The Nominating/Corporate Governance Committee is also open to accepting stockholders' suggestions of candidates to consider as potential Board members as part of the Nominating/Corporate Governance Committee's periodic review of the size and composition of the Board and its committees. The Nominating/Corporate Governance Committee uses the same robust process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. Please note the requirements summarized in the 2027 Stockholder Proposals and Nominations section of this proxy statement may apply.

Board Refreshment and Succession Planning
The Board is committed to Board refreshment and believes fresh perspectives from new directors are important to sustaining an energized, strategic Board, when properly balanced with the insight and deeper understanding of our business provided by longer-serving directors. We continued to advance our purposeful Board refreshment efforts, adding five independent directors to the Board since 2024. Two directors rotated off the Board last year, and one additional director will rotate off as of the annual meeting date. William P. Miller II will not stand for re-election and will retire from the Board effective as of the annual meeting date.

As part of its annual self-assessment and evaluation process, the Board reviews the effectiveness of its composition to ensure it maintains an appropriate balance of knowledge, skills, expertise and perspectives. The Board continually identifies opportunities for thoughtful and timely refreshment to support strong oversight and long-term shareholder value. In 2025, the Board actively identified and evaluated potential new directors. Interviews were conducted by the Chairman of the Board, Lead Independent Director, Chair of the Nominating/Corporate Governance Committee, and other Board members. The Nominating/Corporate Governance Committee considered feedback from this process and recommended to the full Board that Terry Grayson-Caprio and David B. Walker be appointed to the Board. The Board unanimously appointed Ms. Grayson-Caprio as an independent director of the Board effective March 12, 2025, serving as a Class III director. The Board unanimously appointed Mr. Walker as an independent director of the Board effective August 6, 2025, serving as a Class II director. Ms. Grayson-Caprio brings to the Board extensive automotive industry, international business, strategic planning, finance, business development, regulatory, human capital management, and risk management experience. Mr. Walker brings extensive finance, strategy, acquisitions and investment experience to the Board.

In addition, after completion of our acquisition of Dowlais in February 2026, the Nominating/Corporate Governance Committee unanimously recommended to the full Board that Fiona MacAulay, a director of Dowlais at the time of the Combination, be appointed to the Board as a Class I director and Simon Mackenzie Smith, a director of Dowlais at the time of the Combination, be appointed to the Board as a Class II director. The Board unanimously appointed Ms. MacAulay as an independent director of the Board effective February 5, 2026, serving as a Class I director, and

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to serve on the Compensation Committee and the Nominating/Corporate Governance Committee, effective April 29, 2026. The Board also unanimously appointed Mr. Mackenzie Smith as an independent director of the Board effective February 5, 2026, serving as a Class II director, and to serve on the Audit Committee and the Technology Committee, effective April 29, 2026. Ms. MacAulay brings extensive automotive industry, international business, innovation and technology, human capital management and CEO experience to the Board. Mr. Mackenzie Smith brings extensive automotive industry, international business, strategic planning, financial expertise, legal and regulatory and risk management experience to the Board.

Director Independence
The Board has adopted Director Independence Guidelines to assist in determining the independence of our directors under the independence standards of the New York Stock Exchange (NYSE). The Director Independence Guidelines are included as Appendix A to Dauch’s Corporate Governance Guidelines, which are available on our website at dauch.com/investors/governance. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. The Corporate Governance Guidelines require that each director notify the Chairman of the Board and the Chairman of the Nominating/Corporate Governance Committee of any change in circumstance that may affect the Board’s evaluation of such director’s independence.
The Board has reviewed the independence of each director in accordance with the independence standards set forth in our Corporate Governance Guidelines. Based on these standards and the relevant facts and circumstances, the Board determined that all directors other than Mr. Dauch, our CEO, are independent and have no material relationship with the Company. Mr. Dauch is not considered independent because of his employment with the Company.

Board Leadership Structure
Our Board leadership structure consists of a combined Chairman and CEO role, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with sound governance practices, provides effective and independent oversight of the Company.
The Board believes that combining the Chairman and CEO roles provides strong and effective leadership for the Company. Serving in both positions, Mr. Dauch brings deep knowledge of the Company's operations as well as extensive experience in the automotive industry. His skills and insights are well-suited to the Chairman role, enabling the Board to effectively identify and evaluate key industry drivers, anticipate changes in the competitive landscape, and oversee the development of business strategies. Given the recent Combination with Dowlais and the expanded scale and complexity of Dauch following the Dowlais acquisition, the Board believes that shareholders are best served by Mr. Dauch's continued leadership in the combined role of Chairman and CEO.
While our independent directors contribute a broad range of experiences and perspectives from outside the Company, Mr. Dauch's in-depth understanding of our business enables him to highlight critical areas of focus for the Board and to effectively recommend appropriate agendas. The combined Chairman and CEO role also enhances information flow between management and the Board, provides clear accountability, and promotes efficient and well-coordinated decision-making, all of which are essential to effective governance.
Lead Independent Director
The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and the Chairman and CEO to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. The Lead Independent Director's key responsibilities are to:
–preside at executive sessions of independent directors;
–call special executive sessions of independent directors, as appropriate;
–serve as liaison between the independent directors and the Chairman and CEO;
–inform the Chairman and CEO of issues arising from executive sessions of the independent directors; and
–with Board approval, retain outside advisors who report to the full Board on matters of interest to the Board.
Mr. McCaslin currently serves as Lead Independent Director.

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Board Meetings
Under the Company's Corporate Governance Guidelines, regular meetings of the Board are held at least quarterly. Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2025, the Board met 10 times. Overall attendance at Board and committee meetings during 2025 was 94%. All directors then in office attended the 2025 annual meeting of stockholders.
Board Committees
The Board has delegated some of its authority to five committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, the Technology Committee, and the Executive Committee. Each of the Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter that complies with current NYSE rules relating to corporate governance. Copies of these committee charters are available at dauch.com/investors/governance.

Committee membership as of March 19, 2026, the number of meetings held during 2025, and each committee's primary responsibilities are summarized below. Every committee reports on its activities to the full Board.
Effective as of April 29, 2026, Fiona MacAulay will serve on the Compensation Committee and the Nominating/Corporate Governance Committee, and Simon Mackenzie Smith will serve on the Audit Committee and the Technology Committee.
In connection with the retirement of William P. Miller, Herbert K. Parker was appointed as Chair of the Audit Committee effective March 16, 2026, upon Mr. Miller's departure from that role. In addition, Sandra E. Pierce was appointed as Chair of the Compensation Committee effective March 16, 2026, succeeding James A. McCaslin, who stepped down as Chair of the Compensation Committee.

Audit Committee

2025 Meetings: 4 Members: Herbert K. Parker (Chair)* Terry Grayson-Caprio* James A. McCaslin William P. Miller II* Sandra E. Pierce Samuel Valenti III David B. Walker*	–Oversees the independent auditors' qualifications, independence and performance
–Oversees the quality and integrity of our financial statements
–Oversees the performance of our internal audit function
–Discusses with management the Company's risk assessment and risk management framework
–Approves audit and non-audit services provided by the independent auditors
–Oversees the Company's hedging and derivatives practices
*Financial Expert	–Oversees the Company's ethics and compliance program

–Oversees the Company's cybersecurity and information risk management, control measures, and mitigation programs. Receives quarterly reports from the Chief Information Officer regarding cybersecurity, data protection, and business continuity, including our security posture, relevant metrics, and processes and procedures for monitoring, auditing, incident management, and stakeholder reporting

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Compensation Committee

2025 Meetings: 4 Members: Sandra E. Pierce (Chair) William L. Kozyra Peter D. Lyons James A. McCaslin Samuel Valenti III	–Recommends the CEO's compensation to the Board and determines the compensation of other executive officers
–Recommends incentive compensation and equity-based plans to the Board
–Approves executive officer compensation to ensure that it is designed to drive achievement of our business strategy and objectives
–Recommends non-employee director compensation to the Board
–Oversees management's risk assessment of the Company's policies and practices regarding compensation of executive officers and other associates
–Evaluates and approves corporate goals and objectives for executive officer compensation and evaluates performance in light of these criteria
–Oversees the preparation of the Compensation Discussion and Analysis (CD&A) and produces a Committee report for inclusion in our annual proxy statement

Nominating/Corporate Governance Committee

2025 Meetings: 5 Members: Peter D. Lyons (Chair) William L. Kozyra James A. McCaslin Aleksandra A. Miziolek Herbert K. Parker Samuel Valenti III	–Identifies qualified individuals to serve on the Board and committees
–Reviews our Corporate Governance Guidelines and Code of Business Conduct and recommends changes as appropriate
–Oversees succession planning for executive officers and other key executive positions and supports the Board's succession/contingency planning process for the CEO
–Oversees evaluation of the Board and its committees
–Oversees sustainability program policies, strategies and performance and reviews these matters with management
–Oversees human capital management

Technology Committee

2025 Meetings: 4 Members: William L. Kozyra (Chair) Terry Grayson-Caprio James A. McCaslin William P. Miller II Aleksandra A. Miziolek David B. Walker	–Advises the Board and management on the Company's strategy for innovation and technology
–Maintains awareness of market demands for technology advancements relative to powertrain, drivetrain and driveline components and systems and related products
–Oversees and advises management regarding product, process and systems technologies
–Reviews technology opportunities as potential ways to increase productivity, efficiency, quality and warranty performance and to support the Company's goals and objectives
–Conducts strategy discussions with the full Board
–All Board members regularly attend Technology Committee meetings

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Executive Committee

2025 Meetings: 0 Members: David C. Dauch (Chair) James A. McCaslin Samuel Valenti III	–Acts on matters requiring Board action between meetings of the full Board
–Has authority to act on certain significant matters, limited by our by-laws
–All members other than Mr. Dauch are independent

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving shareholder value. The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and compliance risks. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, a global ethics and compliance program and comprehensive internal audit processes.
The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which regularly report to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities, as summarized in the table below.

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Responsible Party	Primary Areas of Risk Oversight

Full Board
Oversees overall risk management function and strategic risks. Receives regular reports from the chairs of individual Board committees on risk-related matters falling within each committee's oversight responsibilities. Also receives reports from management on particular risks facing the Company, including through the review of our strategic plan.

Audit Committee
Monitors financial, operational, and compliance risks by regularly reviewing reports by management, internal audit, Company advisors and the independent auditors.

Regularly reviews risk management and risk assessment practices and related policies and evaluates potential risks related to internal controls over financial reporting.

Oversees the Company's cybersecurity and information technology risk management, control measures, and mitigation programs. Receives quarterly reports from the Chief Information Officer regarding cybersecurity, data protection, and business continuity, including our security posture, relevant metrics, and processes & procedures for monitoring, auditing, incident management, and stakeholder reporting.

Monitors financial risks, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Compensation Committee	Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers to take unnecessary and/or excessive risks.

Nominating / Corporate Governance Committee	Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO and monitoring legal developments and trends regarding corporate governance practices.

Oversees potential risks associated with our sustainability program, human capital management and climate-related risks.

Technology Committee	Monitors risks associated with the Company's product portfolio and our innovation and technology plans.
Board Oversight Role in Sustainability
The Board provides oversight of the Company's sustainability program to ensure that our sustainability priorities remain aligned with our business strategy and are embedded across our operations. The Board has delegated oversight of the Company's sustainability program to the Nominating/Corporate Governance Committee, as set forth in the Nominating/Corporate Governance Committee charter. Other Board committees oversee sustainability matters within their areas of responsibility, as detailed below, and all committees provide regular updates to the full Board. The Board reviews the Company's sustainability goals, monitors progress, and holds senior leadership accountable for sustainability performance and reporting.

Audit Committee	Nominating / Corporate Governance Committee	Compensation Committee	Technology Committee

Oversees policies and activities related to financial reporting, internal controls, risk management, cybersecurity, ethics and corporate compliance	Oversees policies, strategies and performance related to corporate governance, ethics, sustainability and human capital management	Structures executive compensation programs to drive performance aligned with our business strategy and objectives	Oversees product technology, with a focus on advancements relative to powertrain, drivetrain and driveline components and systems and other key product technologies

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Management Succession Planning
A principal function of our Board is to oversee and engage in executive succession planning. The Board has delegated to the Nominating/Corporate Governance Committee, as set forth in the Corporate Governance Guidelines and the Nominating/Corporate Governance Committee charter, the responsibility to oversee and approve the management continuity process. The Nominating/Corporate Governance Committee annually evaluates the succession plans of the CEO and other executive officers and, in consultation with the CEO, makes recommendations to the Board on the selection of individuals to occupy these positions. The Board, with the CEO Senior Vice President, Chief of Staff, Human Resources & Sustainability, and the Vice President, Talent Management, HRIS and Labor then evaluate the qualifications and experience of potential succession candidates and their development priorities to be ready to succeed in their proposed new roles.

Shareholder Engagement
We place great importance on consistent dialogue with our shareholders. As discussed on page 10 of this proxy statement, we regularly engage in discussions with shareholders through our proactive shareholder engagement programs. The engagement and discussions are led by our Executive Vice President & Chief Financial Officer and Head of Investor Relations. Directors remain available for and participate in these discussions as requested and are updated on feedback. The Board considers the feedback shareholders provide during these discussions when overseeing Company strategy, formulating governance practices and designing compensation programs.
As part of our annual shareholder outreach program, we invited 30 of our top shareholders to engage in discussions about our business strategy, the Combination, financial performance, executive compensation, sustainability, governance, and other topics important to them. Our lead independent director, Mr. McCaslin, participated in these meetings as requested. We also had numerous conversations with shareholders and investment analysts as part of our normal investor relations activities. We conducted extensive outreach to understand shareholder concerns in 2025 due to the lower than usual Say on Pay vote. These discussions remain ongoing, and the Board will consider whether further shareholder outreach strategies would be beneficial.
The key topics of interest to our shareholders during the engagement season included the Combination and integration-planning related to the Combination, executive compensation programs, business strategy, board refreshment and succession, board oversight of risk, classified board structure, financial performance, sustainability, and human capital management.
The shareholders we engaged with expressed support for the Combination and were interested in learning about our ongoing integration efforts in connection with the Combination. The shareholders we engaged with also encouraged continued dialogue regarding Board refreshment and tenure balance. Certain shareholders raised concerns regarding pay for performance alignment but also appreciated the straightforward, performance focused design of our executive compensation program and the alignment of our metrics with long-term value creation. Our response to shareholder feedback on executive compensation we received during recent engagement sessions is detailed in the Compensation Discussion & Analysis section of this proxy statement. Shareholders continued to express support for our sustainability disclosures and indicated interest in ongoing transparency regarding the combined company after the Dowlais acquisition.

Communicating with the Board
Our Board and management team value the opinions and feedback of our shareholders, and we engage with shareholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Shareholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@dauch.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Shareholders or other interested parties may communicate with the Board through the Secretary of Dauch by e-mail at DauchBoard@dauch.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may instruct the Secretary to forward any communication received by the Secretary on behalf of the Board.

Table of Contents	Corporate Governance

Governance and Sustainability Policies
We believe corporate governance is integral to creating long-term shareholder value. Our Board has adopted company-wide corporate governance policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board's corporate governance objectives.
Please visit the Governance section of our website at dauch.com/investors/governance to learn more about our corporate governance practices and to access the following materials:
–Corporate Governance Guidelines
–Code of Ethics for the CEO, CFO and other Senior Financial Executives (Code of Ethics)
–Charters of our Board Committees
–Code of Business Conduct
A shareholder may obtain a written copy of our Code of Business Conduct and Code of Ethics without charge upon request to the Dauch Investor Relations Department by email at investorrelations@dauch.com or by mail at our corporate address.
Our 2025 Sustainability Report will be available on our website in April 2026. Please visit aam.com/sustainability to access our Sustainability Report and related policies, including those listed below.
–     Environmental Policy
–Human Rights Policy
–Safety Policy
–Conflict Minerals Policy Statement
–Anti-Corruption Policy
–Conflict of Interest Policy
–Corporate Governance Statement

Please visit aam.com/suppliers/doing-business-with-aam to access our Supplier Requirements Manual and Supplier Code of Conduct.

Table of Contents	Compensation of Directors

Compensation of Directors
The Compensation Committee has authority to develop and recommend to the full Board non-employee director compensation policies and programs. The Committee retains Meridian Compensation Partners LLC (Meridian) as its independent advisor, to advise when setting non-employee director compensation to ensure it is market-based and aligned with shareholder interests. Directors who are also Company employees receive no compensation for serving on the Board or Board committees.
Dauch's compensation program for our non-employee directors is designed to meet the following objectives:
–recognize the significant investment of time and expertise required of directors;
–align the directors' interests with the long-term interests of our shareholders; and
–ensure that the compensation of directors is well received by our shareholders.

2025 Annual Retainer and Committee Chair Retainers

Annual cash retainer	$110,000
Lead Independent Director annual retainer	50,000
Committee chair annual retainer:
Audit Committee chair	25,000
Compensation Committee chair	20,000
Other Committee chair	15,000
2025 Annual Equity Grant
The 2025 annual equity grant value of $150,000 remained consistent with the 2024 equity grant. Non-employee directors serving on the Board on the date of the 2025 annual meeting received a grant of 39,474 restricted stock units (RSUs) with a grant date value of $150,001. The RSUs are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control. Non-employee directors may elect to defer settlement of RSUs until after termination of service from the Board.
Based on a 2025 Meridian benchmarking analysis, the Board approved adjustments (effective January 1, 2026) to better align our non‑employee director compensation program with the median of our updated comparative peer group. In approving these changes, the Board also considered the expanded scale and complexity of Dauch following the Dowlais acquisition, which increases the scope of oversight required of our directors. Accordingly, the annual cash retainer will increase from $110,000 to $130,000, the Audit Committee Chair retainer from $25,000 to $30,000, the Compensation Committee Chair retainer from $20,000 to $25,000, and Other Committee chair retainers from $15,000 to $20,000. In addition, the annual equity award granted to non‑employee directors will increase from $150,000 to $170,000. These updates are intended to maintain the competitiveness of our director compensation program and reflect the increased responsibilities associated with overseeing a larger, more complex global enterprise.

Director Stock Ownership Guidelines
Our non-employee director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the director annual cash retainer. Non-employee directors are expected to meet the guidelines within five years from the date of election to the Board. For purposes of meeting these guidelines, shares owned directly, deferred RSUs and unvested RSUs are counted. Current stock ownership of non-employee directors is shown in the Beneficial Stock Ownership table.

Anti-hedging and Anti-pledging policy
Non-employee directors are prohibited from entering transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of Dauch stock is also prohibited.

Table of Contents	Compensation of Directors
Insider Trading Policy
We have adopted an insider trading policy (the Insider Trading Policy) governing the purchase, sale and other dispositions of our securities, including by our directors, officers, employees and related persons and by the Company. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, including the UK Market Abuse Regulation, and exchange listing standards applicable to the Company. The Insider Trading Policy, among other things, prohibits persons covered by the policy from trading in the Company's securities while in possession of material nonpublic information relating to the Company, prohibits certain speculative transactions in the Company's securities (including short sales, hedging, derivative transactions and margin purchases) and provides for blackout periods and pre-clearance procedures for directors, officers and other persons subject to such procedures. In 2026, we revised our Insider Trading Policy to ensure compliance with rules applicable to the Company by virtue of our secondary listing on the London Stock Exchange. This description of our Insider Trading Policy is qualified in its entirety by reference to the full text of the Insider Trading Policy, filed as Exhibit 19 to our annual report on Form 10-K for the year ended December 31, 2025.
Director Compensation Table
Total 2025 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash ⁽¹⁾ ($)	Stock Awards ⁽²⁾ ($)	All Other Compensation ⁽³⁾ ($)	Total ($)
Elizabeth A. Chappell ⁽⁴⁾	41,667	—	400	42,067
Terry Grayson-Caprio	87,083	150,001	—	237,084
William L. Kozyra	120,000	150,001	1,800	271,801
Peter D. Lyons	120,000	150,001	900	270,901
James A. McCaslin	180,000	150,001	900	330,901
William P. Miller II	135,000	150,001	400	285,401
Aleksandra A. Miziolek	110,000	150,001	400	260,401
Herbert K. Parker	110,000	150,001	400	260,401
Sandra E. Pierce	110,000	150,001	400	260,401
John F. Smith ⁽⁴⁾	41,667	—	900	42,567
Samuel Valenti III	110,000	150,001	1,400	261,401
David B. Walker	45,833	—	—	45,833
(1)Fees earned in 2025 for annual, committee chair and lead director retainers.
(2)Reflects the full grant date fair value of RSUs granted on May 1, 2025 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined by applying the assumptions used in our financial statements. The grant date fair value of equity awards was calculated using the closing market price of Dauch common stock on the grant date ($3.80). See Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2025 for assumptions underlying the valuation of equity awards.
(3)The Company reimburses non-employee directors for travel and related out-of-pocket expenses in connection with attending Board, committee and stockholder meetings. From time to time, the Company invites spouses of non-employee directors to attend Company events associated with these meetings. The Company pays for spousal travel and certain other expenses and reimburses non-employee directors for taxes attributable to the income associated with this benefit. Amounts reflect reimbursement of taxes on this income.
(4)Elizabeth A.Chappell and John F. Smith retired from the Board in May 2025.

Table of Contents	Compensation of Directors
As of December 31, 2025, each non-employee director had the number of outstanding RSUs (including those deferred) shown below.

Name	Restricted Stock Units Outstanding (#)
Terry Grayson-Caprio	39,474
William L. Kozyra	177,538
Peter D. Lyons	182,538
James A. McCaslin	217,510
William P. Miller II ⁽¹⁾	224,560
Aleksandra A. Miziolek	59,966
Herbert K. Parker	179,953
Sandra E. Pierce	149,953
Samuel Valenti III	111,899
David B. Walker	—
(1) Served as a director during 2025 and is not standing for re-election.

Table of Contents	Beneficial Stock Ownership

Beneficial Stock Ownership
The following tables show the number of shares of Dauch common stock beneficially owned by:
–each person known to us who beneficially owns more than 5% of Dauch common stock;
–each of our non-employee directors as of March 5, 2026;
–each of the named executive officers shown in the Summary Compensation Table; and
–all directors and executive officers as a group as of March 5, 2026.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed below have sole voting and investment power over the shares (unless otherwise noted). The beneficial ownership calculation includes 236,746,881 shares of Dauch common stock outstanding on March 5, 2026 (record date).

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners
BlackRock, Inc.⁽¹⁾	16,756,631	7.1
50 Hudson Yards, New York, NY 10001

Non-Employee Directors ⁽²⁾
Terry Grayson-Caprio	39,474	*
William L. Kozyra	177,538	*
Peter D. Lyons	182,538	*
James A. McCaslin	217,510	*
William P. Miller II ⁽³⁾	224,560	*
Aleksandra A. Miziolek	59,966	*
Herbert K. Parker	179,953	*
Sandra E. Pierce	149,953	*
Samuel Valenti III	111,899	*
David B. Walker	—	*

Named Executive Officers
David C. Dauch ⁽⁴⁾	2,518,764	1.1
Christopher J. May	471,817	*
Michael J. Lynch ⁽⁴⁾	276,778	*
Terri M. Kemp	201,528	*
Tolga I. Oal	50,475	*
All Directors and Executive Officers as a Group (15 persons)	4,862,753	2.1
(*) Less than 1% of the outstanding shares of Dauch common stock.
(1)Based on the Schedule 13G/A filed on October 17, 2025 by BlackRock, Inc., reporting sole voting power over 16,547,163 shares and sole dispositive power over 16,756,631 shares.
(2)Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table included in Compensation of Directors.
(3)Served as a director during 2025 and is not standing for re-election.
(4)For Mr. Dauch, amount includes 125 shares held in trust for the benefit of one of his children and, for Mr. Lynch, amount includes 1,000 shares held in his spouse's trust.

Table of Contents	Beneficial Stock Ownership

Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving the Company and any “related person” as defined in the policy. This policy supplements the Company’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions. In 2026, the Board, upon recommendation from the Audit Committee, revised our related person transactions policy to ensure compliance with rules applicable to the Company by virtue of our secondary listing on the London Stock Exchange.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which the Company is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a direct or indirect material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons. The policy also takes into account the Company’s obligations under the UK Listing Rules and Disclosure Guidance and Transparency Rules of the FCA with respect to related party transactions.
The Audit Committee determines whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will consider, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.
The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee and do not require separate approval or ratification.
In 2025, the Audit Committee reviewed two related party transactions regarding David C. Dauch. Mr. Dauch has an ongoing business relationship with Century, LLC, a supplier of specialty metal products and heat treating that is affiliated with Mr. Dauch. In September 2021, Mr. Dauch and certain members of his family made investments in Century, LLC. Mr. Dauch and his brother each serve on Century, LLC's board. During 2025, Century, LLC received $164,645 in payments from Dauch for ordinary course supply of products and services on terms no less favorable to Dauch than terms generally available to an unaffiliated third party under the same or similar circumstances.
Mr. Dauch's son, Zachary Dauch, is employed as Director, Product Management at Dauch. Zachary Dauch earned $379,507 in base salary and annual bonus for 2025. In addition, Zachary Dauch received a vehicle allowance of $12,000 and $1,200 for the cost of personal expenses provided under a lifestyle account. Zachary Dauch also participates in the Company's long-term, cash-based incentive program. Under the 2018 Omnibus Incentive Plan, Zachary earned $22,248 for long-term performance unit cash awards granted in 2023 with a 3-year performance period ending December 31, 2025 and $27,810 for long term cash awards granted in 2022 with a 3-year cliff vesting period ending in 2025. There is no direct reporting relationship between Mr. Dauch and his son.
With respect to the above transactions, the Committee concluded that they are not inconsistent with the Company's Code of Business Conduct or the Code of Ethics for the CEO, CFO and other Senior Financial Officers.

Table of Contents	Advisory Vote on Executive Compensation

Advisory Vote on Executive Compensation

Proposal 2: Advisory vote on Executive Compensation
We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation (say-on-pay).
Pay for Performance Philosophy
We are committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively. Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with the Company's performance, a significant portion of CEO and other NEO compensation is performance-based and at risk.
Our incentive programs utilize both short and long-term financial metrics that are aligned with our strategic business objectives. The Compensation Committee annually reviews performance metrics, targets and payouts to ensure they are challenging, stretch goals that drive performance of our long-range plan and also mitigate risk.
Shareholder Engagement
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we proactively engage with our shareholders on key topics such as corporate governance, executive compensation and sustainability. A summary of what we heard from our shareholders and our response to their feedback is detailed in the CD&A and throughout this proxy statement.
Although your vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

☑	The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

Table of Contents	Compensation Discussion and Analysis

Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate and retain high quality leaders that are necessary to manage a company of Dauch's size and complexity. In designing our executive compensation program, the Compensation Committee strives to align the incentives of our named executive officers (NEOs) with the interests of our shareholders and other stakeholders by using performance metrics and challenging goals that support our business strategy and drive long-term value creation.
Named Executive Officers
The Compensation Discussion and Analysis (CD&A) provides a description of our executive compensation programs, including the Committee's underlying philosophy and decision-making process, components of compensation, and the relationship between Dauch's performance and the compensation earned by our NEOs in 2025. Our NEOs for the fiscal year ending December 31, 2025, and the positions they held as of December 31, 2025, are shown below.

Named Executive Officers

David C. Dauch Chairman & Chief Executive Officer

Christopher J. May Executive Vice President & Chief Financial Officer

Michael J. Lynch President & Chief Operating Officer

Terri M. Kemp Senior Vice President, Chief of Staff & Sustainability*

Tolga I. Oal President Driveline

*Ms. Kemp's title changed after the end of the fiscal year to Senior Vice President, Chief of Staff, Human Resources & Sustainability, effective March 2, 2026. Her prior title is used in the proxy statement when we are referring to fiscal year 2025.

Table of Contents	Compensation Discussion and Analysis
Executive Summary
2025 Financial and Performance Highlights

Dauch concluded 2025 with positive results highlighted by margin growth and strong free cash flow generation while navigating the shifts in global trade policy and operating in a lower year-over-year North American production environment. We continued to manage factors under our control by harnessing our strong performance-focused culture. Furthermore, we maintained cost discipline and continued to develop a comprehensive product portfolio to support multiple propulsion trends globally, even as the Company doubled in size through the Combination.

Sales	Adjusted EBITDA*	Cash Provided by Operating Activities
$5.8B	$743M	$412M
12.7% of Sales

*Adjusted EBITDA is a non-GAAP measure. Actual amounts shown above do not reflect all adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A and discussion of incentive payouts below.

2025 Highlights

☑	Announced our transformational acquisition of Dowlais, which was later completed in 2026, creating a leading automotive supplier with size and scale.	☑	Announced a new business award to supply front electric drives and rear electric beam axles for Scout Motors' much anticipated launch of the all-new Scout® Traveler™ SUV and Scout® Terra™ truck.

☑	Exited our 50% ownership of both Hefei AAM and Liuzhou AAM in China.	☑	Completed the divestiture of our commercial vehicle business and related assets in India to Bharat Forge Limited.

☑	Started delivering front drive units to Dongfeng Mengshi for a plug-in hybrid SUV platform.	☑	Launched an electric beam axle program for Skywell.

☑	Multiple wins awarded for new, replacement, and extension programs for automotive and agricultural applications.	☑	Received GM’s Supplier Quality Excellence award at several global locations.

☑	Received Chery Auto's "Best Supplier Award of the Year" for 2025	☑	Grew year-over-year margins and generated strong Adjusted Free Cash Flow.

Table of Contents	Compensation Discussion and Analysis

Compensation Program Metrics Link to Strategic Business Objectives
The following chart demonstrates how our incentive compensation metrics correlate to our strategic business and financial objectives.

Strategic Business Objective	Alignment	Incentive Metric

Drive productivity and financial performance, with emphasis on profitability and cash flow generation		Adjusted EBITDA Margin –2025 Annual Incentive Program (40% metric)

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage		Operational Cash Flow –2025 Annual Incentive Program (50% metric)

Develop innovative technology, including electrification, and reinvest in research and development		Adjusted Free Cash Flow –2025 LTI Performance Awards (100% metric of performance-based LTI)

Achieve progress on sustainability priorities, which are key to our long-term success.		Sustainability Goals –2025 Annual Incentive Program (10% metric)

Create sustainable value for shareholders and align with our shareholders' experience		Relative TSR –2025 LTI Performance Awards (modifier -15% or +15%)

Table of Contents	Compensation Discussion and Analysis
Shareholders and Our Executive Compensation Program
Our goal is to provide an executive compensation program that supports the long-term interests of our shareholders and allows us to attract and retain high caliber executives that drive the execution of our short and long-term strategic objectives. The foundation of our executive compensation program is aligned with our shareholders' interests.

Foundational Compensation Practices Align with Shareholders' Interests

Incentive metrics linked to our financial and strategic business objectives	Robust shareholder engagement program
Relative TSR modifier included in our long-term incentive program	Rigorous stock ownership requirements
No discretionary incentive payments	Compensation clawback policies
We routinely engage with shareholders to seek feedback on several topics, including our executive compensation program. Over the last several years, the Compensation Committee has implemented a number of changes to our compensation programs based on shareholder feedback received during our engagement efforts.

2020	2022	2023	2024	2025
–Allocated 20% of annual incentive program to the achievement of strategic priorities, including sustainability initiatives
–Salary reductions of 30% for executive officers and a 40% reduction in fees for non-employee directors in response to COVID-19
	–Increased the emphasis on sustainability objectives by specifically allocating 10% of our annual incentive program to the achievement of sustainability objectives	–Increased performance-based portion of LTI awards to 60% from 50% in 2022 –Eliminated unvested performance shares from counting toward stock ownership requirements
–Increased weighting of the performance-based cash flow metric of the annual incentive program to 50% from 40% to further emphasize the importance of strong cash flow performance
–Shifted the long-term performance award weighting of adjusted free cash flow—reducing the annual performance measurement weighting from 20% to 15% and increasing the cumulative three‑year performance measurement weighting from 40% to 55%—to emphasize sustained cash‑flow generation and enhance long‑term pay‑for‑performance alignment

–Given the strong shareholder support in the 2024 Say on Pay vote and continued alignment with our strategic objectives, we maintained the same overall incentive compensation design
–Target compensation changes for FY2025 increased the allocation of performance-based, at-risk compensation

Table of Contents	Compensation Discussion and Analysis
We continue to believe that our executive compensation programs are aligned with our strategic objectives and long‑term shareholder interests. While the 2025 Say‑on‑Pay vote passed, support was below historical levels. Accordingly, we conducted extensive outreach to understand shareholder concerns, with the aim of further aligning shareholder experience with the elements of executive compensation.

We leveraged our shareholder outreach efforts and invited our top shareholders to engage in discussions and provide feedback on executive compensation and other topics of importance to them. The table below summarizes the shareholder feedback we received on our compensation program and our response to the feedback.

Compensation Program Shareholder Feedback	Response
Our incentive compensation program financial metrics are aligned with our business strategy in particular the use of cash flow and Adjusted EBITDA as incentive plan metrics.	Operating cash flow (annual incentive metric) and adjusted free cash flow (long-term incentive metric) are critical drivers to reduce leverage and convert value to shareholders. Cash generation is also crucial to our M&A strategy, which assisted in our ability to execute the transformative Dowlais acquisition. Similarly, focus on earnings through Adjusted EBITDA remains appropriate with our continued aim for sustained profitability.
For 2025, we continued the use of these metrics and weightings as they are aligned with our business strategy and viewed favorably by shareholders.

Shareholders expressed support for our continued emphasis on performance-based compensation and the use of clearly defined and transparent financial metrics.	We maintained the performance-based portion of long-term incentive awards at 60% weighting to continue aligning pay with performance.
We remain dedicated to providing robust disclosures of the rationale surrounding our metric calibration and performance outcomes.

Some shareholders expressed interest in the inclusion of an additional weighted long-term incentive plan metric.	We believe the use of adjusted free cash flow as a long-term incentive metric has effectively aligned management with our strategic priorities and the long-term interests of our shareholders. Recognizing the strategic importance of the Dowlais acquisition, we intend to add a synergy achievement factor to our 2026 long term incentive (LTI) awards to drive accelerated realization of integration synergies--both in magnitude and timing. This approach reinforces management’s commitment to performance execution and long-term shareholder value.

Shareholders expressed support for continued strong alignment between executive compensation and performance outcomes, including share price performance.	With 60% of our long-term incentive awards performance-based and 90% of total CEO compensation classified as “at risk” (78% for our other NEOs), our compensation program continues to emphasize strong alignment between pay and performance. The planned addition of a synergy achievement component to our 2026 LTI awards will further underscore the pay for performance model.
In connection with the Dowlais acquisition, select key executives will participate in a Breakout Performance Award that provides compensation only when significant shareholder value is created. In response to shareholder feedback seeking stronger TSR alignment, the award is tied exclusively to ambitious, sustained stock‑price hurdles. If these levels are not achieved, no compensation will be earned.

Shareholders expressed support for ongoing Board refreshment, emphasizing the importance of maintaining a balanced mix of tenure, skills, and experience.	Management reaffirmed that Board refreshment is an ongoing priority and noted that recent director rotations and planned additions following the Dowlais acquisition reflect a deliberate and continuous refreshment process, which is expected to continue to maintain a balanced, energized and strategic Board.

Table of Contents	Compensation Discussion and Analysis
Pay for Performance Alignment
Total direct compensation consists of base salary plus target annual and long-term incentive opportunities.
The Committee generally establishes performance objectives for both annual and long-term incentive compensation so that targeted total direct compensation is earned only when corresponding target performance objectives are achieved. As a result, actual pay may differ from targeted levels depending on performance relative to these pre-established objectives.
Our compensation programs are designed to balance short-term performance with long-term growth and value creation. To align executive pay with Dauch's performance and shareholder interests, a significant amount of our CEO's and other NEOs' compensation is performance-based and at risk while base salary represents a smaller portion of overall pay.
The following chart illustrates the allocation of 2025 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2025. This analysis highlights the Company's emphasis on long-term and at-risk compensation.

Table of Contents	Compensation Discussion and Analysis
Compensation of Executive Officers
Executive Compensation Philosophy
The CD&A provides a detailed description of our executive compensation program and philosophy. The Board, through the Compensation Committee, determines the Company's overall compensation philosophy.
The Committee believes that compensation should be:
–Aligned with shareholder interests, cultural values and our strategic principles;
–Market competitive and comprised of a mix of base salary, annual and long-term incentive compensation, with limited perquisites; and
–Designed such that a significant portion of total direct compensation is performance-based and contingent upon achievement of Company performance goals.

Our compensation philosophy's foundation is a best practice approach to compensation governance that includes clawback policies, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
The following objectives are considered in determining compensation programs and pay levels for our NEOs:
–Attract and motivate executives who are vital to the Company's success;
–Reward Company and individual performance;
–Foster the long-term focus required to deliver value to our shareholders;
–Reflect each executive's level of responsibility and contribution to the Company; and
–Align executives' interest with those of our shareholders.

Components of Compensation Program
The primary components of Dauch’s 2025 executive compensation program are summarized below.

Component	Purpose	Characteristics

Base Salary	Based on level of responsibility, experience, individual performance and internal pay equity	Fixed cash compensation generally targeted within a reasonable range of the peer group median
Annual Incentive Compensation	Incentive designed to drive short-term performance aligned with strategic goals	Cash award that is at risk, contingent on achieving service and performance goals
Long-Term Incentive Compensation	Incentive to promote long-term strategic growth and value creation, and to support retention of key executives	A mix of performance shares, performance units and RSUs tied to financial and share performance that align results with shareholder interests
Retirement and Deferred Compensation	Provide income upon retirement	401(k), qualified and nonqualified defined benefit, and deferred compensation plans
Perquisites	Limited supplement to total direct compensation	Perquisite allowance provided to CEO. For other NEOs, primary benefit is a Company-provided vehicle with Dauch product content

Table of Contents	Compensation Discussion and Analysis
Decision-Making Process
Comprised solely of independent, non-employee directors, the Compensation Committee (Committee) oversees compensation and benefit programs for our executive officers, including the NEOs. In its oversight of our 2025 executive compensation program, the Committee worked with its independent compensation consultant, the CEO, Executive Vice President & CFO and Senior Vice President, Chief of Staff & Sustainability.
The CEO and these officers provided information and recommendations regarding:
–Company performance objectives and goals, which serve as a basis for incentive compensation;
–Attracting, motivating and retaining executive officers;
–Information regarding financial performance, budgets and forecasts; and
–Industry and market conditions affecting Dauch's business strategy.
Based on the Committee's recommendation, the Board exercises its judgment to approve the CEO's compensation. In setting compensation levels for other executive officers, the Committee considers the CEO's recommendations.
Compensation of the CEO and executive officers is aligned with the Company's compensation philosophy. The Committee makes pay decisions based on market practice, financial performance and other factors, such as individual performance and experience, scope and responsibility of position, retention and internal pay equity.

Role of the Compensation Consultant
The Committee has retained Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant. Meridian provides the Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian provides the Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments. Meridian also works with the Company in evaluating its incentive programs and the selection of performance measures.
Meridian communicates with the Chair of the Committee before and after Committee meetings. Meridian also meets with management to gather information, prepare materials and review proposals to be made to the Committee. Meridian provides no other services to the Company and has no other direct or indirect business relationships with Dauch or any of its subsidiaries or affiliates. Based on information provided by Meridian, the Committee assessed Meridian's independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Committee.

Table of Contents	Compensation Discussion and Analysis
Peer Group and Market Analysis
The Committee annually reviews the composition of our comparative peer group and makes adjustments to reflect changes in our business, as well as industry and market conditions. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements, understanding compensation trends among comparable companies and reviewing other compensation and governance-related topics.
Peer companies are selected primarily based on the following criteria:
–total revenue and market capitalization;
–competitors in industry segment;
–complexity of global business and operations; and
–competition for talent and investor capital.

In 2025, the Committee engaged Meridian to complete a formal peer group analysis, with the primary focus being on size and industry relevance.
After reviewing Meridian's analysis and discussing the matter independently, the Committee approved updates to the peer group that resulted in better alignment with Dauch's evolving business profile and size. The revised group also preserves overlap with proxy‑advisor peers and balances automotive and diversified industrial companies to support competitive, shareholder‑aligned pay.

2024 Peers		2024 to 2025 Changes		2025 Peers
Adient plc				Adient plc
Aptiv PLC				Aptiv PLC
BorgWarner Inc.		ADDITIONS		BorgWarner Inc.
Cooper-Standard Holdings Inc.	+	Illinois Tool Works	►	Dana Incorporated
Dana Incorporated		Otis Worldwide Corporation		Garrett Motion, Inc.
Flowserve Corporation		PHINIA, Inc.		Goodyear Tire & Rubber Company
Garrett Motion, Inc.				Illinois Tool Works
Goodyear Tire & Rubber Company				LCI Industries
Hyster-Yale, Inc.				Lear Corporation
LCI Industries		REMOVALS		Oshkosh Corporation
Lear Corporation		Cooper-Standard Holdings Inc.		Otis Worldwide Corporation
Oshkosh Corporation	-	Flowserve Corporation		Parker-Hannafin Corporation
Parker-Hannafin Corporation		Hyster-Yale, Inc.	►	PHINIA, Inc.
Patrick Industries, Inc.		Patrick Industries, Inc.		Rockwell Automation, Inc.
Rockwell Automation, Inc.		The Timken Company		Terex Corporation
Terex Corporation		Trinity Industries Inc.		Visteon Corporation
The Timken Company
Trinity Industries Inc.
Visteon Corporation

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2025 Changes to Executive Officer Compensation
CEO Compensation
In August 2025, the Compensation Committee approved adjustments to Mr. Dauch’s compensation in recognition of his integration readiness leadership in connection with the Combination and in anticipation of his expanded responsibilities resulting from the Combination. This transformative transaction increases the Company’s size and global footprint, creating a more complex and diversified enterprise that will require a multi‑year integration period. Delivering the full strategic value of the Combination, including operational, cultural and financial synergies, will demand strong, consistent leadership. The Committee determined that aligning the CEO's compensation with the scope and criticality of these responsibilities is essential to ensuring stability and executive focus throughout this integration.
Effective August 15, 2025. Mr. Dauch received an increase in base salary from $1,250,000 to $1,300,000. Mr. Dauch also received an increase in his target annual incentive opportunity from 150% to 160% of base salary and an increase in his target long-term incentive opportunity from 575% to 700% of his base salary.
The table below reflects these adjustments:

	2025	2024
Base Salary	$1,300,000	$1,250,000
Target Annual Incentive	$2,080,000	$1,875,000
Target Long-Term Incentive	$9,100,000	$7,187,500

Other NEO Compensation
In addition to the CEO adjustments, the Compensation Committee approved August 2025 increases to the compensation of other NEOs to ensure retention of the experienced leadership team necessary to manage the integration and expanded organization. The Committee determined that increases across base salary and annual and long‑term incentive opportunities were appropriate to reflect the heightened responsibilities of these roles, support leadership continuity through the multi‑year integration period, and reinforce alignment with the Company’s performance, synergy‑capture, and long‑term value‑creation objectives.
The approved compensation adjustments for other NEOs are as follows: Mr. May received an increase in base salary from $675,000 to $700,000 and an increase in his long‑term incentive target from 250% to 275% of base salary. Mr. Lynch received an increase in base salary from $675,000 to $725,000 and an increase in his long‑term incentive target from 250% to 300% of base salary. Ms. Kemp received an increase in base salary from $525,000 to $600,000.
Because the LTI percentage increases were approved in August 2025, following the annual February grant, the revised LTI opportunities will be reflected starting with the 2026 grant.
The direct compensation elements of our NEOs are discussed in further detail below.

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Direct Compensation Elements

Base Salary
In determining salary levels for each NEO, the Committee considers factors such as financial and operational performance, leadership, development, time in position, succession planning, internal pay equity and market demand for talent in key positions. The Committee also considers each NEO's current base salary as compared to the salary range and median salary practices of our comparative peer group.
The 2025 and 2024 base salaries of the CEO and NEOs are shown below:

Base Salaries as of December 31,	2025	2024	% Change
David C. Dauch	$1,300,000	$1,250,000	4%
Christopher J. May	$700,000	$675,000	4%
Michael J. Lynch	$725,000	$675,000	7%
Terri M. Kemp	$600,000	$525,000	14%
Tolga I. Oal	$600,000	$600,000	—%
Incentive Compensation
Annual Incentive Compensation
Each NEO's annual incentive compensation is based on achieved results against financial and strategic targets approved by the Committee under the Company's Incentive Compensation Program for Executive Officers. Payment of annual cash incentive awards is permitted to the extent the Company meets or exceeds threshold performance levels.
In setting the 2025 annual incentive program performance measures, the Committee continued its approach of balancing financial and operational objectives that support both short-term performance and long-term value creation. The Committee determined that the existing performance measures remained appropriate as they continue to drive operational performance, support strong cash flow generation and reinforce the strategic priorities of the organization. Targets for the 2025 annual incentive awards were set at challenging performance levels that challenged management to optimize operations and deliver strong financial results while navigating industry volatility, supply‑chain constraints, rising inflationary pressure, and global economic challenges. These objectives were intentionally designed to drive above-median performance.
Financial Measures (90% of annual award)
For the 2025 annual incentive program, the Committee maintained the same performance metrics - Adjusted EBITDA margin and operational cash flow — weighted 40% and 50%, respectively. The Committee determined that these measures continue to be the most effective indicators of annual operating performance, particularly given the need to maintain a flexible cost structure, protect margins in a volatile sales environment, and support strong cash-flow generation. Adjusted EBITDA margin remains a key metric closely monitored by shareholders.
Operational cash flow continues to focus management on achieving annual cash-flow targets, reducing debt and effectively managing the capital intensity of the business. These measures also reinforce disciplined capital management and support the company's ability to invest in its product portfolio and other strategic opportunities during a period of significant transformation and integration.
Sustainability Objectives (10% of annual award)
In response to shareholder feedback, the Committee decided to continue to allocate 10% of the 2025 annual incentive program to the achievement of sustainability objectives. This design directly aligns an incentive pay outcome with meaningful advancements in our sustainability program. The sustainability component emphasizes the importance of the attainment of sustainability goals as described below:
–Supporting environmental sustainability performance initiatives, including climate-related actions and reporting;
–Achieving environmental sustainability goals;
–Meeting expectations of customers on sustainability initiatives to maintain a competitive advantage in future business growth opportunities;
–Demonstrating continuous improvement in our Sustainability Report disclosures and positive recognition by shareholders and other stakeholders;

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–Demonstrating progress on our inclusion strategy roadmap; and
–Advancing supplier sustainability initiatives with measurable goals.
Adjusted EBITDA margin and Operational Cash Flow Financial Performance Levels
In establishing 2025 financial performance levels, the Committee challenged leadership to deliver results that are rigorous yet achievable and drive above-median performance.
In determining the 2025 goals, the Committee considered the following:
–Anticipated increase in capital expenditures required to support new programs, including to support the next-generation launches of our largest customer program;
–Ongoing need for research and development investment; and
–Continued focus on strengthening the balance sheet through long-term debt reduction.
The Committee concluded that aligning Adjusted EBITDA margin and operational cash flow targets with budgeted expectations represented an ambitious but attainable goal for 2025. Furthermore, the maximum levels for both metrics were calibrated to exceed the high end of expected public guidance for the year.
2025 Actual Performance and Award Payouts

Year over year margin growth	Continuing to secure new business

Dauch's 2025 Operational Performance - Managing What We Can Control

Increased cash balance to fund the Combination	Moving forward our sustainability objectives
The targets and results of the financial performance incentive measures are shown below.

	Weighting	Threshold (Payout 0%)	Target (Payout 100%)	Maximum (Payout 200%)	2025 Actual Performance(1)	% of Target Earned	2025 Actual Payout(2)
Adjusted EBITDA Margin	40%	10.0%	12.0%	13.75%	12.7%	142%	57%
Operational Cash Flow	50%	$350 million	$440 million	$550 million	$492 million	148%	74%
(1)     Excludes restructuring and acquisition-related costs of $113.4 million, impairment charges of $8 million, debt refinancing and redemption costs of $6.2 million, Impact of the Electric Vehicle Cancellation Settlement of $20 million, gain on business combination derivative of $52.9 million and interest income earned on acquisition financing in escrow. The metrics are non-GAAP financial measures. See Non-GAAP Reconciliation in Appendix A.
(2)     Reflects % of Target Earned multiplied by each respective metric weighting.

With a focus on managing the factors within our control in a dynamic industry environment, we improved operational efficiencies while continuing to invest in research and development to advance our product portfolio, drive future growth and position Dauch as a propulsion supplier of choice. For 2025, the Committee set operational cash flow targets consistent with budgeted expectations, including capital expenditures of $300 million. Through disciplined and selective capital spending, net capital expenditures totaled $251 million—$49 million below budget—which represents the majority of the $52 million outperformance relative to our operational cash flow target. These results underscore our strong cash discipline and support our ability to consistently deliver above-median Adjusted EBITDA margins* and operational cash flow* as a percentage of sales. Reflecting this execution, both measures improved year over year: Adjusted EBITDA margin increased from 12.2% to 12.7%, and operational cash flow (as a percentage of sales) rose from 8.2% to 8.4%.
*See Non-GAAP Reconciliation in Appendix A

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Competitor peer group average comprises ADNT, ALV, AXL, BWA, CPS, DAN, GTX, LEA and MGA.

*See Non-GAAP Reconciliation in Appendix A

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Sustainability Measures (10% of annual award)
The Committee evaluated the management team's 2025 performance against sustainability objectives to determine the award payout for 10% of the total 2025 annual incentive. In assessing sustainability performance, the Committee concluded that significant measurable actions were taken to continue to advance Dauch's sustainability program to a high level. These accomplishments are described below.
–Increased both CDP and Climate and Water ratings by a full level/score compared to 2024, launched quarterly cross-organizational reviews to strengthen awareness of evolving global legislation and recognized by Time as one of the "World's Most Sustainable Companies 2025."
–Maintained 100% renewable, carbon-free energy in the U.S., staying on track to meet global renewable energy target of 100% in 2035 (excluding the Dowlais acquisition), and 98% of our facilities achieved Level 4 Environmental Sustainability status.
–Aligned with customer requirements to support future business by advancing our life cycle assessment strategy, including global training and new BI tools to better address CBAM and customer requirements; initiating a Supply Chain Mapping strategy to extend visibility beyond Tier 1 and identify regional risks; and maintaining "green" status on all customer supplier diversity scorecards.
–Advanced our inclusion strategy roadmap; launched two new Associate Resource Groups (Asian Professional Network in Corporate and Young Professionals in Mexico); established first Regional Inclusion Steering Committee in Europe, bringing all global regions under a regional committee structure.
–Advanced supplier sustainability initiatives by completing our second year EcoVadis tracking, scoring 80% of emissions-based direct suppliers, 72% of whom have improved since program launch; improving our EcoVadis Sustainable Procurement score by 12 points over 2024; recognized for excellence by the Mexico Ministry of Environment and Natural Resources Clean Transportation Program.
–Enhanced Sustainability Report content and presentation by adding new sections on Climate Approach, Life Cycle Analysis, Stakeholder Engagement and Product Innovation; developed Sustainability Key Messages to support consistent internal and external communications.
In consideration of these achievements and their expected long-term impact, the Committee approved a maximum payout for the attainment of the sustainability priorities described above.
Financial and Sustainability Performance
Based on the actual achievement of the annual incentive financial performance measures and sustainability performance described above, the NEOs received 2025 annual incentive payouts of 151% of target. The amounts paid to each NEO are shown in the Summary Compensation Table.

	Adjusted EBITDA Margin	Operational Cash Flow	Sustainability Measures	Total Payout
2025 Actual Payout %	57%	74%	20%	151%

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Annual Incentive Award Target Opportunities
The NEO annual incentive target opportunities are shown in the table below. The 2025 target opportunities remain unchanged from 2024 for all NEOs except the CEO, whose target increased from 150% to 160% to reflect the expanded responsibilities and heightened leadership demands associated with the Dowlais acquisition, creating a more complex and diversified enterprise that will require a multi‑year integration period.

	2025	2024
	Target Opportunity (as a % of base salary)	Target Opportunity (as a % of base salary)
David C. Dauch	160%	150%
Christopher J. May	100%	100%
Michael J. Lynch	100%	100%
Terri M. Kemp	80%	80%
Tolga I. Oal	80%	80%

Long-Term Incentive Compensation
Our LTI program is designed to reward NEOs for creating sustained shareholder value, to support ownership of Company stock and to motivate and retain executives while aligning their interests with those of our shareholders. Dauch makes LTI grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee under the Amended and Restated 2018 Omnibus Incentive Plan (2018 Omnibus Incentive Plan). Grants are made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance.
2025 LTI Award Overview

Form of Award
	Performance Awards	RSUs
LTI Mix	60%	40%
Performance Measure	Adjusted Free Cash Flow	Continued service with Dauch
Competitor Peer Group for Relative TSR	Adient plc Autoliv Inc. BorgWarner Inc. Cooper-Standard Holdings, Inc. Dana Incorporated Garrett Motion, Inc. Lear Corporation Magna International Inc.	Not applicable
Award Payout Modifier of -15% or +15%	Relative TSR	Not applicable
Performance / Vesting Period	Subject to achievement of performance measures over a 3-year period	Cliff vest on the 3rd anniversary of grant
Settlement	Performance Shares (30%) - Common stock Performance Units (30%) - Cash	Common stock
Our competitor peer group is used to assess relative performance for establishing long-term incentive award performance levels. The competitor peer group consists of companies that compete with Dauch for capital and operate in similar markets. These companies serve as an appropriate benchmark because of the likelihood that they will experience similar industry conditions over a three-year business cycle.

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Performance-based LTI
The Committee evaluated the performance measures for 2025 LTI awards to ensure alignment with our business strategy and focus on capital allocation priorities. A core strategic objective is to increase free cash flow to strengthen our balance sheet, reduce leverage, and fund high-priority growth and capital initiatives. This disciplined approach to free cash flow generation positioned the Company to execute the transformative Dowlais acquisition. Given its central role in driving long‑term shareholder value creation and the feedback received from shareholders, the Committee selected adjusted free cash flow as the sole metric for the 2025 LTI performance-based awards.
To emphasize the importance of consistent annual free cash flow generation, the Committee included annual adjusted free cash flow targets for calendar years 2025, 2026 and 2027, each weighted at 15% of target. The remaining 55% of target is based on three-year cumulative adjusted free cash flow performance. The annual adjusted free cash flow milestones are to encourage behaviors to achieve sustained strong cash flow performance early in the three-year cycle while supporting the cumulative target. For the 2025 awards, the Committee decided to maintain the weighting of the three‑year cumulative adjusted free cash flow performance at 55%, consistent with the 2024 design and in recognition of the anticipated annual volatility over the performance period. No award payouts will be made until the completion of the three-year performance period.
In setting the goal rigor for the 2025–2027 performance period, the Committee challenged management to continue to deliver meaningful free cash flow over the rolling three-year period. Achieving the established performance levels requires the management team to continue to drive operational efficiencies and manage capital allocation priorities.
In establishing the 2025 LTI opportunity, the Committee set progressively higher annual targets over the three-year performance period and increased the cumulative three‑year performance target by $100 million relative to the prior year. The rigor of the design is further demonstrated by the requirement that maximum payouts are earned only if performance exceeds the Company’s long‑range plan. Market analyses confirmed that our target and maximum opportunities are expected to be positioned above the median of our peer group, reflecting a competitive yet disciplined design.
The table below shows the threshold, target and maximum adjusted free cash flow for calendar years 2025, 2026, 2027, the three-year cumulative performance period and relative TSR performance levels to be used in determining the payouts of these awards for the performance period January 1, 2025 through December 31, 2027.

Adjusted Free Cash Flow	Weighting	Threshold	Target	Maximum
2025	15%	$150 million	$200 million	$250 million
2026	15%	$200 million	$250 million	$275 million
2027	15%	$250 million	$300 million	$350 million
3-yr Cumulative	55%	$600 million	$750 million	$875 million
Payout %		50%	100%	200%
Because relative TSR remains an important indicator of shareholder value creation, the Committee continued the use of a TSR modifier for the performance‑based awards. Payouts may be adjusted by ±15% based on relative TSR over the performance period.

TSR Percentile Rank	Threshold	Target	Maximum
3-yr Cumulative	Below 25th	Between 25th - 74th	75th and above
Modifier	(15)%	—%	15%

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LTI Award Target Opportunities
The NEO LTI target opportunities are shown in the table below. The target opportunities for the 2025 LTI award grants remained consistent with 2024 award levels.

	2025 Target Long-Term Incentive Opportunity		2024 Target Long-Term Incentive Opportunity
	($)⁽¹⁾	%⁽²⁾	($)⁽¹⁾	%⁽²⁾
David C. Dauch (3)	7,187,500	575%	7,187,500	575%
Christopher J. May (3)	1,687,500	250%	1,687,500	250%
Michael J. Lynch (3)	1,687,500	250%	1,687,500	250%
Terri M. Kemp	1,181,250	225%	1,181,250	225%
Tolga I. Oal	1,350,000	225%	1,350,000	225%
(1)     Amounts reflect the value the Committee considered when granting awards for 2025 and 2024. These amounts differ from the value of awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the grant date fair value of performance shares, which is based on the probable outcome of the performance metrics. The amount further differs because performance unit awards are not reported in the Summary Compensation Table until earned at the end of the performance period.
(2)    Stated as a percentage of base salary at the time the award was made.
(3)     LTI Target increases approved by the Committee in August 2025 occurred subsequent to the 2025 annual grant. Therefore, the following LTI Target Opportunity increases will first be applied to the 2026 LTI grant: Mr. Dauch from 575% to 700%, Mr. May from 250% to 275%, and Mr. Lynch from 250% to 300%.

LTI 2026 Performance Equity Awards
In 2026, the Compensation Committee approved a one-time breakout performance equity incentive award for select key executives whose leadership is critical to the integration and realizing the full value of the Dowlais acquisition. In response to shareholder feedback seeking stronger TSR alignment, the award incorporates rigorous, sustained stock‑price hurdles, with no compensation earned unless those levels are achieved.

The performance period for these awards runs from March 3, 2026, through March 31, 2029. Following the completion of the performance period, results will be certified, with 50% of the award payable at the end of the three‑year period and the remaining 50% payable one year later. This payout structure is designed to reinforce long-term performance focus and shareholder value creation, while supporting retention during the critical integration period. Please see the Company's current report on Form 8-K filed with the SEC on February 10, 2026.

LTI 2026 Annual Grant
The Committee approved a split‑grant approach for the 2026 LTI awards to better align the timing of such awards with the closing of the Dowlais transaction. RSUs (40% of the award) will be granted in the first quarter of 2026, while performance units and performance shares (60% of the award) will be granted in the second quarter of 2026, after the combined company’s pro forma financials are reviewed and meaningful performance metrics can be set.

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Payout of 2023 Performance Awards
Sixty percent of the 2023 LTI awards granted to NEOs in 2023 were determined by Company performance. Half of the performance-based awards, or 30%, was denominated in performance shares and the remaining 30% in the form of performance units denominated in cash (to appropriately manage our shareholder approved equity pool and minimize dilution). Payout of the awards was based on adjusted free cash flow over the three-year performance period January 1, 2023 through December 31, 2025. Adjusted free cash flow was selected as the sole metric for the 2023 LTI performance-based awards as it is a critical driver to reduce leverage and ultimately convert value to shareholders.
For the 2023-2025 performance cycle, the Committee continued its emphasis on rigorous goal‑setting and a strong alignment with long‑term shareholder value. The performance‑based awards were tied to cumulative adjusted free cash flow, with results further modified by a relative TSR adjustment to ensure alignment with external performance.
Throughout the three‑year period, the Company managed persistent industry headwinds—including production volatility, supply‑chain constraints, and global economic challenges—while continuing to execute its strategic priorities. Cash generated over the performance period supported debt reduction and strong liquidity to fund operations, invest in our product portfolio and enable our transformative 2026 acquisition of Dowlais. The resulting payout appropriately reflects the rigor of the multi‑year goals and maintains strong alignment between outcomes and performance.

*Amount reflects adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A.

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The targets and payout % of the 2023 performance shares and units are shown below.

Adjusted Free Cash Flow	Weighting	Threshold (Payout 50%)	Target (Payout 100%)	Maximum (Payout 200%)	2023 -2025 Actual Performance⁽¹⁾	% of Target Earned	Actual Payout⁽²⁾
2023	20%	$200 million	$250 million	$300 million	$246.4 million	96%	19%
2024	20%	$200 million	$250 million	$300 million	$230.3 million	80%	16%
2025	20%	$200 million	$250 million	$300 million	$213.0 million	63%	13%
3-yr Cumulative	40%	$600 million	$750 million	$900 million	$689.7 million	80%	32%
Performance Payout %							80%
x TSR Modifier							(15)%
Final Payout %							68%
(1)     Excludes restructuring and acquisition-related costs. For purposes of calculating performance under the 2018 Omnibus Incentive Plan, an adjustment, as permitted by the Plan, was made to Adjusted Free Cash Flow for the year ended December 31, 2023. This adjustment offsets the unfavorable impact of the work stoppage of the International Union, United Automobile, Aerospace and Agricultural Implement of Workers of America (UAW Work Stoppage) that occurred in 2023. The Committee approved this adjustment as the impact of the work stoppage was outside of management's control. Adjusted Free Cash Flow is a non-GAAP financial measure. See Non-GAAP Reconciliation in Appendix A.
(2)     Reflects % of Target Earned multiplied by each respective annual and cumulative metric weighting.
The portion of the cash-denominated performance unit awards are reported in the Summary Compensation Table for 2025 as these awards are not reported until earned at the end of the performance period.

Performance Alignment with TSR
As TSR is an important measure because of its alignment with shareholder value creation, the Committee continued to include a relative TSR modifier in the 2023 performance-based awards. Award payouts may be decreased by 15% or increased by 15% based on relative TSR performance over the three-year performance period.
For the 2023-2025 performance period, the Company's relative TSR ranked below the 25th percentile of the competitive peer group, resulting in application of the -15% TSR modifier. After determining an 80% payout based on financial performance results, the Committee applied the -15% modifier, resulting in a final payout at 68% of target.The Committee strives to align our LTI program with the interests of shareholders by granting a significant portion of LTI in the form of equity awards. The realized value of the 2023 LTI awards, for example, was less than the achieved performance when considering the fluctuation in our share price. As a result, the realized pay of the awards is inherently aligned with shareholders' interests.

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Summary of Direct Compensation
The Committee believes each pay element of direct compensation is consistent with our compensation philosophy. The Committee reviews direct compensation for each NEO and compares each compensation element to the market data of our comparative peer group. The Committee also considers individual performance, experience, internal equity, scope and responsibility of position, retention and competitive market factors.
Direct compensation for our CEO is higher than for the other NEOs due to the CEO's breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO pay as a certain multiple of the pay of the other NEOs.

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Indirect Compensation Elements

Retirement and Deferred Compensation Plans
Our NEOs participate in the Company's qualified retirement and nonqualified retirement and deferred compensation plans. Each executive officer is eligible to participate in the Company's 401(k) plan, which allows U.S. salaried participants to defer a portion of their base salary up to certain Internal Revenue Service limits.
The Executive Retirement Savings Plan (ERSP) was adopted effective January 1, 2019. The ERSP is a nonqualified deferred compensation plan that provides certain highly-compensated associates the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The Company provides contributions to the plan equal to a percentage of a participant's base salary and bonus paid during a calendar year less maximum eligible 401(k) Company contributions. The Company may also make discretionary contributions.
At the time the ERSP was approved, the Supplemental Executive Retirement Plan (SERP) was frozen to align our benefit programs with prevailing market practices and to reduce cost. The SERP, a nonqualified defined benefit plan, provides retirement benefits to executives that are offset by the qualified pension plan benefits.
The Company also froze the Executive Deferred Compensation Plan (EDC) to further contributions as of December 31, 2018. Existing contributions will vest and be paid in accordance with the EDC's terms.
The SERP, ERSP and EDC plans are further described in Pension Benefits and Nonqualified Deferred Compensation tables.
Other Benefits and Perquisites
Our NEOs participate in the same medical plans as our U.S. salaried associates. A group of approximately 30 senior executives, including the NEOs, also receive supplemental life, supplemental disability, executive physicals and umbrella liability insurance benefits. In connection with our associate engagement initiatives all U.S. salaried associates, including our NEOs, are provided a lifestyle account against which expenses related to personal wellness and financial activities can be applied up to a certain limit.
The Company provides a limited number of perquisites to senior executives, including our NEOs. In 2025, Mr. Dauch was eligible for an annual perquisite allowance of $100,000, which remained at the same level as 2024. Our NEOs and other senior executives are eligible for the use of a Company-provided vehicle with Dauch content as well as access to the use of a fleet demonstration vehicle. Occasionally, we invite spouses of Dauch executives to attend Company business events and pay for the spouse’s travel and related non-business expenses. The Company reimburses executives for taxes attributable to income associated with this benefit. We do not otherwise provide tax gross ups for executives except as available for salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.
Other Compensation Matters
Severance Programs
The Company provides severance benefits to eligible NEOs under the Executive Officer Severance Plan (Severance Plan) and the Change in Control Plan (CIC Plan). Severance payments and benefits for Mr. Dauch are set forth in his employment agreement.
The Committee believes that these severance programs provide competitive severance benefits that attract and retain key talent during potentially critical and uncertain periods. The programs are designed to foster stability within senior management by helping executives maintain focus on and dedication to their responsibilities to maximize shareholder value, including in the event of a transaction that may result in a change in control (CIC). These programs are also guided by our compensation philosophy and governance practices (e.g., double-trigger CIC provisions, no tax gross ups) and are aligned with those of our peers.
The Severance Plan provides severance benefits other than in connection with a CIC. Upon termination of employment by the Company without cause or resignation by a participant for good reason, each eligible executive officer will be entitled to certain severance payments and benefits, including a multiple of base salary and target bonus, prorated annual target bonus for the year of termination and continued participation in the Company's medical benefit plans for the applicable severance period.
The CIC Plan provides participants, including eligible executive officers, severance payments and benefits in the event of termination of employment on or within two years following a CIC. These benefits include a multiple of base

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salary and target bonus and continued participation in the Company's medical benefit plans for the applicable severance period.
Benefits under the Severance Plan and the CIC Plan are subject to execution and non-revocation of a general waiver and release of claims against the Company and compliance with certain restrictive covenants. The benefits are also subject to recoupment or clawback. Benefits provided to eligible NEOs under these programs are described in Potential Payments Upon Termination or Change in Control.

Executive Compensation Recoupment (Clawback) Policies
In 2023, the Company adopted the Dodd-Frank Clawback Policy (the Dodd-Frank Clawback Policy), that is designed to comply with, and will be interpreted in a manner consistent with, Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder and the applicable rules of the NYSE. Under the Dodd-Frank Clawback Policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Committee will determine whether it must recover previously awarded incentive-based compensation paid to individuals who were executive officers during the covered period in accordance with the terms of the Dodd-Frank Clawback Policy. The Dodd-Frank Clawback Policy is in addition to and does not prohibit recovery or recoupment under the Company’s other policies agreements so long as there is not a duplicative recoupment of the same compensation.
The Company also maintains a discretionary clawback policy, which authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met, as noted below. For purposes of this policy, performance-based compensation includes all annual and long-term incentive awards, whether paid in cash or equity, to the extent the awards are based on the Company's financial performance. The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the Committee will consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.
Executive Officer Stock Ownership Requirements
Our stock ownership policy is an important feature of our compensation philosophy that helps to ensure alignment of our executives' interests with those of our stockholders. The stock ownership requirement for each position is shown below.

Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer; President and Chief Operating Officer	3
Other Executive Officers	2
Only shares owned directly and unvested RSUs count toward the requirement. These ownership levels must be maintained as long as the person is an executive officer of Dauch. NEOs who have not met these requirements may not sell shares. The Committee annually reviews each executive officer’s stock ownership level according to this policy. As of December 31, 2025, all of our NEOs have met the applicable ownership requirements.

Table of Contents	Compensation Discussion and Analysis
Risk Assessment of Compensation Policies and Practices
The Compensation Committee engaged Meridian to conduct an independent assessment of the Company’s executive compensation policies and practices. Meridian reviewed our incentive plan structures, pay mix, performance metrics, payout opportunities, and related governance controls for both executives and the broader salaried population. Meridian concluded that the Company's executive pay programs do not encourage excessive risk taking.
We also conducted an internal risk assessment to determine whether the risks arising from our 2025 compensation practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered our annual and long-term incentive programs and pay mix, performance measures used to calculate payouts, and the Company's pay philosophy and governance. Our annual assessment focuses on executive officer compensation in light of their decision-making authority and influence, but also considers the broader salaried population.
We have designed our compensation programs with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Based on our risk assessment and consideration of various mitigating factors, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Table of Contents	Compensation Committee Report

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Sandra E. Pierce, Chair*
William L. Kozyra
Peter D. Lyons
James A. McCaslin*
Samuel Valenti III

*Sandra E. Pierce was appointed as Chair of the Compensation Committee effective March 16, 2026, succeeding James A. McCaslin, who stepped down as Chair of the Compensation Committee.

Table of Contents	Executive Compensation Tables

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards⁽³⁾ ($)	Non-Equity Incentive Plan Compen- sation⁽⁴⁾ ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings⁽⁵⁾ ($)	All Other Compen- sation⁽⁶⁾ ($)	Total ($)
David C.Dauch⁽¹⁾ Chairman & Chief Executive Officer	2025	1,268,750	5,103,889	4,607,050	62,499	478,313	11,520,501
	2024	1,250,000	5,136,512	4,188,282	76,135	472,089	11,123,018
	2023	1,250,000	5,161,125	4,841,438	53,238	892,871	12,198,672
Christopher J. May Executive Vice President & Chief Financial Officer	2025	684,375	1,198,307	1,401,250	21,262	184,525	3,489,719
	2024	675,000	1,205,976	1,216,407	48,215	164,223	3,309,821
	2023	675,000	1,211,750	1,474,875	106,281	316,213	3,784,119
Michael J. Lynch President & Chief Operating Officer	2025	693,750	1,198,307	1,439,000	22,671	213,514	3,567,242
	2024	675,000	1,205,976	1,095,000	37,996	190,024	3,203,996
	2023	675,000	1,211,750	1,109,899	20,645	320,861	3,338,155
Terri M. Kemp⁽²⁾ Senior Vice President Chief of Staff	2025	553,125	838,817	965,775	57,969	137,113	2,552,799
	2024	525,000	844,183	680,796	—	123,231	2,173,210
	2023	475,118	848,226	819,199	18,810	240,390	2,401,743
Tolga I. Oal President Driveline	2025	600,000	958,650	1,000,200	—	145,024	2,703,874
	2024	600,000	964,778	561,600	—	137,603	2,263,981
	2023	600,000	969,398	547,200	—	66,748	2,183,346
(1)Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.
(2)Ms. Kemp's 2023 base salary was reduced due to a leave of absence.
(3)Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2025 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2025 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted on March 3, 2025, the maximum value of performance share awards would be $4,959,382 for Mr. Dauch, $1,164,376 for Mr. May, and for Mr. Lynch, $815,071 for Ms. Kemp and $931,509 for Mr. Oal based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

Table of Contents	Executive Compensation Tables
(4)Reflects amounts earned under the Incentive Compensation Program for Executive Officers for 2025 and the amounts earned under the 2018 Omnibus Incentive Plan for long-term performance unit cash awards granted in 2023 with a 3-year performance period ending December 31, 2025. The 2025 amounts earned are as follows:

Name	Incentive Compensation Plan ($)	2018 Omnibus Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)
David C. Dauch	3,140,800	1,466,250	4,607,050
Christopher J. May	1,057,000	344,250	1,401,250
Michael J. Lynch	1,094,750	344,250	1,439,000
Terri M. Kemp	724,800	240,975	965,775
Tolga I. Oal	724,800	275,400	1,000,200

(5)Reflects the annualized increase in pension value under the Pension Plan and the SERP. See Pension Benefits Table. Mr. Oal is not a participant in the Pension Plan or the SERP. There are no above-market or preferential earnings on compensation deferred under our ERSP or our EDC Plan.
(6)The components of All Other Compensation for 2025 are as follows:

Name	Employer 401(k) Match Contributions⁽ᵃ⁾ ($)	Retirement Contributions⁽ᵇ⁾ ($)	Executive Life Insurance Premiums⁽ᶜ⁾ ($)	Company- Provided Vehicles⁽ᵈ⁾ ($)	Tax Gross Ups for Spousal Travel⁽ᵉ⁾ ($)	Other⁽ᶠ⁾ ($)	Total ($)
David C. Dauch	17,500	328,800	25,712	—	884	105,417	478,313
Christopher J. May	16,771	129,417	5,754	30,157	—	2,426	184,525
Michael J. Lynch	17,438	130,900	21,254	41,496	—	2,426	213,514
Terri M. Kemp	17,500	87,000	6,649	23,599	—	2,365	137,113
Tolga I. Oal	11,083	99,867	3,522	26,791	—	3,761	145,024
(a)Includes employer matching contributions under the Company’s 401(k) plan.
(b)Includes employer retirement contributions under Company’s 401(k) plan and the ERSP as noted below.
The ERSP contributions are further described in the Nonqualified Deferred Compensation table.

Name	Retirement Contributions under the 401(k) Plan ($)	Employer ERSP Contributions ($)	Total ($)
David C. Dauch	17,500	311,300	328,800
Christopher J. May	16,917	112,500	129,417
Michael J. Lynch	17,500	113,400	130,900
Terri M. Kemp	17,500	69,500	87,000
Tolga I. Oal	11,667	88,200	99,867
(c)Includes executive life insurance premiums paid by the Company.
(d)Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 50%. Although there is no incremental cost to the Company, the NEOs have access to the use of a fleet demonstration vehicle.
(e)Includes amounts reimbursed for taxes attributable to the income associated with the cost of travel for spouse accompanying the NEO to Company business meetings and events.
(f)For Mr. Dauch, includes an annual perquisite allowance of $100,000, the cost of personal umbrella liability insurance premiums, spousal travel and the cost of an executive physical. For Mr. May, Mr. Lynch and Ms. Kemp, includes the cost of personal umbrella liability insurance premiums and personal expenses provided under a lifestyle account. For Mr. Oal, includes the cost of personal umbrella liability insurance premiums, the cost of an executive physical and personal expenses provided under a lifestyle account.

Table of Contents	Executive Compensation Tables
Grants of Plan-Based Awards
Annual and long-term incentive awards granted in 2025 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in the Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.

			Estimated Future Payouts under Non Equity Incentive Plan Awards⁽¹⁾			Estimated Future Payouts under Equity Incentive Plan Awards⁽²⁾
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units⁽³⁾ (#)	Grant Date Fair Value of Stock and Option Awards⁽⁴⁾ ($)
David C. Dauch
Annual Incentive	—	—	—	2,080,000	4,160,000	—	—	—	—	—
Performance Units (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	2,156,250	4,959,375	—	—	—	—	—
Performance Shares (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	—	—	—	453,948	1,044,080	—	2,228,885
Restricted Stock Units	3/3/2025	2/5/2025	—	—	—	—	—	—	605,264	2,875,004
Christopher J. May
Annual Incentive	—	—	—	700,000	1,400,000	—	—	—	—	—
Performance Units (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	506,250	1,164,375	—	—	—	—	—
Performance Shares (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	—	—	—	106,579	245,132	—	523,303
Restricted Stock Units	3/3/2025	2/5/2025	—	—	—	—	—	—	142,106	675,004
Michael J. Lynch
Annual Incentive	—	—	—	725,000	1,450,000	—	—	—	—	—
Performance Units (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	506,250	1,164,375	—	—	—	—	—
Performance Shares (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	—	—	—	106,579	245,132	—	523,303
Restricted Stock Units	3/3/2025	2/5/2025	—	—	—	—	—	—	142,106	675,004
Terri M. Kemp
Annual Incentive	—	—	—	480,000	960,000	—	—	—	—	—
Performance Units (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	354,375	815,063	—	—	—	—	—
Performance Shares (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	—	—	—	74,606	171,594	—	366,315
Restricted Stock Units	3/3/2025	2/5/2025	—	—	—	—	—	—	99,474	472,502
Tolga I. Oal
Annual Incentive	`	—	—	480,000	960,000	—	—	—	—	—
Performance Units (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	405,000	931,500	—	—	—	—	—
Performance Shares (Adj Free Cash Flow)	3/3/2025	2/5/2025	—	—	—	—	85,264	196,107	—	418,646
Restricted Stock Units	3/3/2025	2/5/2025	—	—	—	—	—	—	113,685	540,004
(1)Reflects annual incentive awards granted under the Incentive Compensation Program for Executive Officers and performance unit awards granted under the 2018 Omnibus Incentive Plan. The performance unit awards are payable in cash based on annual adjusted free cash flow for calendar years 2025, 2026 and 2027 and the 3-year cumulative adjusted free cash flow over the performance period January 1, 2025 through December 31, 2027. The performance unit award payouts may be modified based on relative TSR over the three-year performance period. The maximum amounts include the impact of the relative TSR modifier.
(2)Reflects performance share awards granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock based on annual adjusted free cash flow for calendar years 2025, 2026 and 2027 and the 3-year cumulative adjusted free cash flow over the performance period January 1, 2025 through December 31, 2027. The award payouts may be modified based on relative TSR over the three-year performance period. The maximum amounts include the impact of the relative TSR modifier.
(3)Reflects RSUs granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the 3-year vesting period. No options were granted in 2025.
(4)Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2025 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2025 regarding assumptions underlying the valuation of equity awards.

Table of Contents	Executive Compensation Tables
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
CEO Employment Agreement
Mr. Dauch's employment agreement provides for the following compensation and benefits as of December 31, 2025.

CEO Employment Agreement
Base Salary	$1,300,000 for 2025
Annual Incentive	Participation in the annual incentive plan for executive officers; Target opportunity of 160% of base salary for 2025
Long-Term Incentive	Participation in LTI plans for executive officers; Target opportunity of 700% of base salary for 2025
Other Benefits
Participation in plans applicable to executive officers; Retiree medical, dental and vision coverage equivalent to the benefit levels offered in the Company's group health care plans for salaried associates as of September 1, 2012

Term	Initial term expired August 31, 2015; Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew
Mr. Dauch is also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Annual Incentive Awards
In 2025, annual incentive awards were granted under the Incentive Compensation Program for Executive Officers. Adjusted EBITDA Margin (weighted 40%) and operational cash flow (weighted 50%) were selected as financial measures. The remaining 10% of the award was based on sustainability objectives. The maximum payout for each performance metric is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2025, the Company granted long-term incentive awards to NEOs in the form of RSUs, performance share and performance unit awards. Terms of these awards are described in Long-Term Incentive Compensation in the CD&A.

2025 Awards Granted Under the 2018 Omnibus Incentive Plan
Restricted Stock Units
The RSUs granted in 2025 to NEOs vest in three years from the date of grant. RSUs are payable in common stock.
Performance Share Awards
The performance share awards granted to NEOs in 2025 are based on adjusted free cash flow over a three-year performance period beginning January 1, 2025 through December 31, 2027. Performance share awards represented 30% of the total LTI award opportunity for executive officers. These awards will be measured by annual adjusted free cash flow for calendar years 2025, 2026 and 2027 and based on cumulative adjusted free cash flow over the three-year period. The award payouts may be modified based on relative TSR over the three-year period. Performance shares are payable in common stock.
Performance Unit Awards
The performance unit awards granted to NEOs in 2025 are based on adjusted free cash flow over a three-year performance period beginning January 1, 2025 through December 31, 2027. Performance unit awards represented 30% of the total LTI award opportunity for executive officers. These awards will be measured by annual adjusted free cash flow for calendar years 2025, 2026 and 2027 and based on cumulative adjusted free cash flow over the three-year period. The award payouts may be modified based on relative TSR over the three-year period. Performance units are payable in cash.

Table of Contents	Executive Compensation Tables
The following tables illustrate the threshold, target and maximum performance levels for determining 2025 award payouts for each performance measure.

Adjusted Free Cash Flow	Weighting	Threshold	Target	Maximum
2025	15%	$150 million	$200 million	$250 million
2026	15%	$200 million	$250 million	$275 million
2027	15%	$250 million	$300 million	$350 million
3-yr Cumulative	55%	$600 million	$750 million	$875 million
Payout %		50%	100%	200%

TSR Percentile Rank	Threshold	Target	Maximum
3-yr Cumulative	Below 25th	Between 25th - 74th	75th and above
Modifier	(15)%	—%	15%

Table of Contents	Executive Compensation Tables
Outstanding Equity Awards at December 31, 2025

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested⁽¹⁾ ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)⁽⁷⁾
David C. Dauch	326,705⁽²⁾	2,094,179	637,944⁽⁵⁾	4,089,221
	425,296⁽³⁾	2,726,147	453,948⁽⁶⁾	2,909,807
	605,264⁽⁴⁾	3,879,742

Christopher J. May	76,705⁽²⁾	491,679	149,780⁽⁵⁾	960,090
	99,853⁽³⁾	640,058	106,579⁽⁶⁾	683,171
	142,106⁽⁴⁾	910,899

Michael J. Lynch	76,705⁽²⁾	491,679	149,780⁽⁵⁾	960,090
	99,853⁽³⁾	640,058	106,579⁽⁶⁾	683,171
	142,106⁽⁴⁾	910,899

Terri M. Kemp	53,694⁽²⁾	344,179	104,846⁽⁵⁾	672,063
	69,897⁽³⁾	448,040	74,606⁽⁶⁾	478,224
	99,474⁽⁴⁾	637,628

Tolga I. Oal	61,364⁽²⁾	393,343	119,824⁽⁵⁾	768,072
	79,882⁽³⁾	512,044	85,264⁽⁶⁾	546,542
	113,685⁽⁴⁾	728720.85

(1)Reflects value of outstanding RSUs at $6.41, the closing price of Dauch common stock on December 31, 2025.
(2)Reflects RSUs granted on February 28, 2023 that vested on February 28, 2026.
(3)Reflects RSUs granted on March 4, 2024. RSUs vest three years from the date of grant.
(4)Reflects RSUs granted on March 3, 2025. RSUs vest three years from the date of grant.
(5)Reflects performance shares granted on March 4, 2024 for the performance period January 1, 2024 through December 31, 2026 that would be paid out at the end of the performance period based on adjusted free cash flow performance through December 31, 2025. Award amounts reflect a payout at maximum based on adjusted free cash flow (relative TSR modifier at 0%). Payouts will be determined at the end of the performance period based on actual performance.
(6)Reflects performance shares granted on March 3, 2025 for the performance period January 1, 2025 through December 31, 2027 that would be paid out at the end of the performance period based on adjusted free cash flow performance through December 31, 2025. Award amounts reflect a payout at target based on adjusted free cash flow performance (relative TSR modifier at 0%). Payouts will be determined at the end of the performance period based on actual performance.
(7)Reflects the value of 2024 and 2025 performance shares based on performance through December 31, 2025 as described above in footnotes (5) and (6) multiplied by $6.41, the closing price of Dauch common stock on December 31, 2025.

Table of Contents	Executive Compensation Tables
Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting⁽¹⁾ (#)	Value Realized on Vesting⁽²⁾ ($)
David C. Dauch	554,714	2,992,980
Christopher J. May	122,139	662,533
Michael J. Lynch	98,516	545,363
Terri M. Kemp	64,237	358,322
Tolga I. Oal⁽³⁾	31,296	200,607

(1)Reflects the number of shares vested in March 2025 under RSU awards granted in March 2022. Also, reflects the number of performance shares earned for the period ending December 31, 2025. See CD&A for further details.
(2)Reflects the number of shares underlying vested RSUs multiplied by the closing market price of Dauch common stock on the vesting date. Also, includes the number of performance shares earned for the period ending December 31, 2025 multiplied by the closing market price of Dauch common stock as of December 31, 2025.
(3)Mr. Oal’s reported shares include only the performance shares that were considered vested as of December 31, 2025. Due to his hire date, Mr. Oal did not have any RSU awards vest during 2025.

Table of Contents	Executive Compensation Tables
Pension Benefits
Four NEOs, Mr. Dauch, Mr. May, Mr. Lynch and Ms. Kemp, are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan, the Company's Pension Plan (Pension Plan) and supplemental pension benefits are provided under the nonqualified Supplemental Executive Retirement Program (SERP). Based on his date of hire, Mr. Oal is not a participant in the Pension Plan or the SERP.
The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under the plans as of December 31, 2025.

Name	Plan Name	Number of Years of Credited Service⁽¹⁾ (#)	Present Value of Accumulated Benefit⁽²⁾ ($)
David C. Dauch⁽³⁾	Pension Plan	11.5000	540,536
	SERP	22.8333	8,293,117
Christopher J. May⁽³⁾	Pension Plan	12.5000	181,632
	SERP	23.8333	1,618,113
Michael J. Lynch⁽³⁾	Pension Plan	10.3333	244,535
	SERP	21.6660	1,457,435
Terri M. Kemp⁽³⁾	Pension Plan	10.4000	214,288
	SERP	21.7500	1,467,201
(1)Benefits under the Pension Plan were frozen effective December 31, 2006. Credited service under the SERP reflects service through the freeze date of April 30, 2018. As a result, credited service under the plans is less than actual service with the Company.
(2)The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2025 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2025.
(3)Mr. Dauch, Mr. Lynch, Mr. May and Ms. Kemp were eligible to retire on December 31, 2025 under both the Pension Plan and the SERP. Each qualifies for the lump sum benefit under the SERP.
Pension Plan
The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his or her final 10 years of service) and years of credited service. Benefits may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit. Effective January 1, 2024, participants may also elect an actuarially equivalent lump sum. The Pension Plan is a qualified plan subject to Internal Revenue Code (IRC) limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Benefits were frozen on December 31, 2006 for associates who were not eligible to retire by December 1, 2011 and frozen on December 31, 2011 for all other associates.
Supplemental Executive Retirement Program (SERP)
Executive officers who were hired before April 1, 2018 are eligible to receive a benefit under the SERP, payable six months after retirement in a lump sum. The frozen SERP benefit amount was determined as of April 30, 2018 as 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the Pension Plan and the balance of the executive’s employer retirement contribution account under the Company’s 401(k) plan.

Table of Contents	Executive Compensation Tables
Nonqualified Deferred Compensation
The following table summarizes deferred compensation of NEOs under the Executive Retirement Savings Plan (ERSP) and the Executive Deferred Compensation Plan (EDC) for the 2025 fiscal year.

Name	Plan	Registrant contributions In Last FY⁽¹⁾ ($)	Aggregate Earnings In Last FY⁽²⁾ ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)
David C. Dauch	EDC	—	—	—	—
	ERSP	311,300	559,944	—	5,748,523
Christopher J. May	EDC	—	—	—	—
	ERSP	112,500	203,225	—	1,767,424
Michael J. Lynch	EDC	—	—	—	—
	ERSP	113,400	354,126	—	1,683,985
Terri M. Kemp	EDC	—	11,839	—	90,259
	ERSP	69,500	199,226	—	1,610,376
Tolga I. Oal	EDC	—	—	—	—
	ERSP	88,200	51,725	—	285,784
(1)Reflects the annual 2025 plan contributions notionally funded in March 2026 reported in the Summary Compensation Table.
(2)Reflects hypothetical accrued earnings or losses during 2025 on notional investments designed to track the performance of funds similar to those available under the Company’s 401(k) plan. Earnings shown in this column are not reported as compensation in the Summary Compensation Table.
Executive Retirement Savings Plan
The ERSP was adopted effective as of January 1, 2019. The ERSP is a nonqualified deferred compensation program contributed to by the Company to provide certain highly-compensated associates, including the NEOs, the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The ERSP does not provide for participant contributions.
ERSP eligible executives will receive an annual contribution to their account equal to 10% of combined base salary and bonus paid during a calendar year less their maximum eligible 401(k) Company contributions. The ERSP permits discretionary Company contributions.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under the Company’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds. ERSP contributions are unfunded and unsecured obligations of the Company.
ERSP contributions and account balances vest at the earliest of the following:
–Age 55 with 10 years of service;
–Age 60 with 5 years of service; or
–Age 65
Distributions can be received in a lump sum or in annual installments of two to ten years, or in a lump sum upon death, disability or termination of employment.
Executive Deferred Compensation Plan
The EDC is a nonqualified, tax-deferred savings plan for certain executives, including the NEOs. The EDC was amended to freeze further deferrals as of December 31, 2018. Employer matching contributions vest after five years of credited service. The amounts deferred are unfunded and unsecured obligations of the Company.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under the Company’s 401(k) plan. Although an executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.

Table of Contents	Executive Compensation Tables
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the participant, during employment at a specified date after a minimum deferral period of three years. Distributions during employment consist of participant deferrals and related earnings or losses (not Company contributions and related earnings or losses).
Investment Options
The table below shows the investment fund options available under the ERSP and the EDC as of December 31, 2025 and the related annual rates of return for the year ended December 31, 2025.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Janus Henderson Triton Collective Fund III	8.79%	Hartford International Opportunities Fund	30.32%
PIMCO High Yield Fund	8.57%	Victory Sycamore Established Value Fund	2.68%
Hartford World Bond Fund	5.12%	FIAM Blend Target Date 2010 Fund	11.29%
Vanguard Total Bond Market Index Fund	7.17%	FIAM Blend Target Date 2015 Fund	12.96%
Fidelity 500 Index Fund	17.86%	FIAM Blend Target Date 2020 Fund	14.64%
Large Cap Value Fund II Class R1	13.34%	FIAM Blend Target Date 2025 Fund	16.18%
Vanguard FTSE Social Index Fund	17.31%	FIAM Blend Target Date 2030 Fund	17.22%
Fidelity Growth Company Fund	26.42%	FIAM Blend Target Date 2035 Fund	18.69%
Fidelity Low-Priced Stock Fund	14.65%	FIAM Blend Target Date 2040 Fund	21.37%
Mid Cap Growth Fund Class R1	3.70%	FIAM Blend Target Date 2045 Fund	22.93%
Vanguard Extended Market Index Fund	11.42%	FIAM Blend Target Date 2050 Fund	22.95%
American Beacon Small Cap Value Fund	4.83%	FIAM Blend Target Date 2055 Fund	22.99%
Emerging Markets Fund II Class R1	32.02%	FIAM Blend Target Date 2060 Fund	22.95%
Fidelity Diversified International Fund	27.95%	FIAM Blend Target Date 2065 Fund	22.99%
Fidelity International Index Fund	31.96%	FIAM Blend Target Date 2070 Fund	22.38%
Fidelity Total Bond K6 Fund	7.51%	Mass Mutual Diversified SAGIC Fund	10.42%

Table of Contents	Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2025. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts these NEOs would receive upon each termination event.
Employment Agreements
Under our employment agreement with Mr. Dauch, the Company may terminate his employment with or without cause. Cause means:
–a material breach of his obligations under the agreement;
–the willful and continued failure or refusal to satisfactorily perform his duties;
–a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;
–engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;
–a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;
–refusal to follow the directions of the Board; or
–any other willful misconduct that is materially injurious to the Company's financial condition or business reputation.
In addition, Mr. Dauch may resign for good reason, which means:
–a material decrease in compensation or a failure by the Company to pay material compensation;
–a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);
–relocation more than 50 miles outside the Detroit-metropolitan area; or
–a material breach by the Company of its obligations under the agreement.
Upon termination for cause or resignation without good reason, Mr. Dauch is entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
If employment is terminated without cause or upon resignation for good reason on or within two years following a change in control (CIC), Mr. Dauch is entitled to a severance payment of a multiple of annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment is determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. The severance multiple for Mr. Dauch is three times. In addition, he would receive medical benefit continuation for three years after termination of employment following a CIC. Mr. Dauch would also receive outplacement services of $50,000.
If employment is terminated without cause, or upon resignation for good reason not in connection with a CIC, Mr. Dauch is entitled to a severance payment of two times annual base salary and annual target bonus, plus a target annual bonus prorated through the termination date. Payments of base salary are paid in accordance with ordinary payroll practices commencing on the 60th day following separation of service or in a lump sum to the extent allowable under Section 409A of the Code. Target bonus amounts are payable in a lump sum on the 60th day following the termination date. In addition, Mr. Dauch would receive medical benefit continuation for two years. Mr. Dauch is also entitled to receive accrued and unpaid compensation, as well as outplacement services of $50,000.
Certain severance payments are subject to recoupment or clawback. Salary and benefit continuation is also subject to compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of each employment agreement as well as the execution and non-revocation of a general waiver and release of claims.
If employment terminates due to disability or death, Mr. Dauch will be entitled to accrued benefits under applicable benefit plans and programs.

Table of Contents	Executive Compensation Tables
Executive Officer Severance Plan
Under the Amended and Restated Executive Officer Severance Plan (Severance Plan), upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason not in connection with a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary and target annual bonus multiplied by up to 1.5 based on position; target annual bonus is determined as the target amount in the year of termination;
–a prorated annual bonus equal to the annual bonus for the performance year during which the qualifying termination occurs based on active employment during the performance year;
–reimbursement of outplacement service costs of up to $20,000; and
–continued participation in the Company's medical benefit plans for up to 1.5 years following termination of employment based on position, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the Severance Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The Severance Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's annual base salary or bonus opportunity in effect immediately prior to the reduction other than as a broad-based reduction applicable to other participants; or (2) a relocation of the office at which the participant is to perform the majority of his or her duties to a location more than 50 miles from such location at which the participant performed such duties prior to the relocation (other than by mutual agreement).
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the Severance Plan. Benefits are also subject to recoupment or clawback.
Change in Control Plan
Under the Change in Control Plan (CIC Plan), upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason on or within two years following a change in control (CIC), each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary multiplied by two;
–a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–a prorated target annual bonus with the target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and
–continued participation in the Company's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any employment agreement restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.

Table of Contents	Executive Compensation Tables
The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the CIC Plan. The benefits are also subject to recoupment or clawback.
No Tax Gross Ups
The Company does not provide tax gross ups to executive officers upon a CIC. If any payments or benefits under Mr. Dauch's employment agreement, the CIC Plan or the Severance Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, such payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
Non-Competition Agreements
Pursuant to their non-competition agreements with the Company, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are prohibited, while employed by the Company and for one year following termination of employment (prior to a CIC), from:
–directly or indirectly engaging in any business that competes with the Company;
–soliciting or inducing our employees to leave the Company or otherwise interfering with our relationship with our employees, agents or consultants; and
–using, exploiting or disclosing our confidential information to any third party without our prior written consent.

Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2025. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. Assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2025. See Note 8 to the audited consolidated financial statements in our 2025 annual report on Form 10-K for the year ended December 31, 2025. Mr. Oal was not eligible to retire as of December 31, 2025. The tables below do not include equity awards that vested as of December 31, 2025, which are reflected in the Stock Vested Table above. Footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.

Table of Contents	Executive Compensation Tables

David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	2,600,000(2)	2,600,000(2)	—	—	3,900,000(3)
Annual Incentive	7,300,800(2)	7,300,800(2)	3,140,800(4)	3,140,800(4)	9,380,800(3)
Long Term Incentives:
RSUs(5)	—	—	8,700,068	4,779,700	8,700,068
2024 Performance Share Awards(6)	—	1,363,074	1,363,074	1,363,074	2,044,611
2024 Performance Unit Awards(7)	—	1,437,500	1,437,500	1,437,500	2,156,250
2025 Performance Share Awards(8)	—	969,936	969,936	969,936	2,909,807
2025 Performance Unit Awards(9)	—	718,750	718,750	718,750	2,156,250

Other Benefits:
Retirement Plans(10)	540,536	540,536	511,685	540,200	540,536
SERP(11)	8,293,117	8,293,117	8,293,117	8,293,117	8,293,117
Welfare Benefit(12)	—	—	921,757	788,392	—
Executive Retirement Savings Plan(13)	5,748,523	5,748,523	5,748,523	5,748,523	5,748,523
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(14)	63,784	63,784	—	—	99,384
Disability	—	—	—	—	—
Outplacement Services(15)	50,000	50,000	—	—	50,000
Total	24,596,760	29,086,020	31,805,210	27,779,992	45,979,346

Christopher J. May	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,050,000(16)	1,050,000(16)	—	—	1,400,000(17)
Annual Incentive	2,107,000(16)	2,107,000(16)	1,057,000(4)	1,057,000(4)	2,457,000(17)
Long Term Incentives:
RSUs(5)	—	—	2,042,636	1,122,205	2,042,636
2024 Performance Share Awards(6)	—	320,032	320,032	320,032	480,045
2024 Performance Unit Awards(7)	—	337,500	337,500	337,500	506,250
2025 Performance Share Awards(8)	—	227,728	227,728	227,728	683,171
2025 Performance Unit Awards(9)	—	168,750	168,750	168,750	506,250

Other Benefits:
Retirement Plans(10)	181,632	181,632	328,922	161,481	181,632
SERP(11)	1,618,113	1,618,113	1,618,113	1,618,113	1,618,113
Welfare Benefit(12)	—	—	269,220	168,565	—
Executive Retirement Savings Plan(13)	1,767,424	1,767,424	1,767,424	1,767,424	1,767,424
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	39,833	39,833	—	—	53,110
Disability	—	—	—	—	—
Outplacement Services(20)	20,000	20,000	—	—	30,000
Total	6,784,002	7,838,012	8,137,325	6,948,798	11,725,631

Table of Contents	Executive Compensation Tables

Michael J. Lynch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,087,500(16)	1,087,500(16)	—	—	1,450,000(17)
Annual Incentive	2,182,250(16)	2,182,250(16)	1,094,750(4)	1,094,750(4)	2,544,750(17)
Long Term Incentives:
RSUs(5)	—	—	2,042,636	1,122,205	2,042,636
2024 Performance Share Awards(6)	—	320,032	320,032	320,032	480,045
2024 Performance Unit Awards(7)	—	337,500	337,500	337,500	506,250
2025 Performance Share Awards(8)		227,728	227,728	227,728	683,171
2025 Performance Unit Awards(9)	—	168,750	168,750	168,750	506,250

Other Benefits:
Retirement Plans(10)	244,535	244,535	226,241	244,519	244,535
SERP(11)	1,457,435	1,457,435	1,457,435	1,457,435	1,457,435
Welfare Benefit(12)	—	—	337,422	236,687	—
Executive Retirement Savings Plan(13)	1,683,985	1,683,985	1,683,985	1,683,985	1,683,985
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	47,837	47,837	—	—	63,782
Disability	—	—	—	—	—
Outplacement Services(20)	20,000	20,000	—	—	30,000
Total	6,723,542	7,777,552	7,896,479	6,893,591	11,692,839

Terri M. Kemp	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	900,000(16)	900,000(16)	—	—	1,200,000(17)
Annual Incentive	1,444,800(16)	1,444,800(16)	724,800(4)	724,800(4)	1,684,800(17)
Long Term Incentives:
RSUs(5)	—	—	1,429,847	785,545	1,429,847
2024 Performance Share Awards(6)	—	224,023	224,023	224,023	336,031
2024 Performance Unit Awards(7)	—	236,250	236,250	236,250	354,375
2025 Performance Share Awards(8)	—	159,410	159,410	159,410	478,224
2025 Performance Unit Awards(9)	—	118,125	118,125	118,125	354,375

Other Benefits:
Retirement Plans(10)	214,288	214,288	228,590	213,078	214,288
SERP(11)	1,467,201	1,467,201	1,467,201	1,467,201	1,467,201
Welfare Benefit(12)	—	—	247,823	188,007	—
Executive Retirement Savings Plan(13)	1,610,376	1,610,376	1,610,376	1,610,376	1,610,376
Executive Deferred Compensation Plan(21)	90,259	90,259	90,259	90,259	90,259
Health Care(19)	52,583	52,583	—	—	70,111
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(20)	20,000	20,000	—	—	30,000
Total	5,799,507	6,537,315	6,536,704	5,817,074	9,319,887

Table of Contents	Executive Compensation Tables

Tolga I. Oal	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(18) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	900,000(16)	900,000(16)	—	—	1,200,000(17)
Annual Incentive	1,444,800(16)	1,444,800(16)	724,800(4)	—	1,684,800(17)
Long Term Incentives:
RSUs(5)	—	—	1,634,108	—	1,634,108
2024 Performance Share Awards(6)	—	256,028	256,028	—	384,036
2024 Performance Unit Awards(7)	—	270,000	270,000	—	405,000
2025 Performance Share Awards(8)	—	182,185	182,185	—	546,542
2025 Performance Unit Awards(9)	—	135,000	135,000	—	405,000

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	38,211	38,211	63,685	—	50,948
Disability(22)	—	—	3,203,911	—	—
Outplacement Services(20)	20,000	20,000	—	—	30,000
Total	2,403,011	3,246,224	6,469,717	—	6,340,434
 Notes to Termination Tables
(1)For Mr. Dauch, amounts reflect CIC benefits under his employment agreement and outstanding LTI award as of December 31, 2025. For other NEOs, amounts reflect payments and benefits under the CIC Plan and outstanding LTI awards as of December 31, 2025.
(2)Under his employment agreement, Mr. Dauch is entitled to receive two years’ base salary and target bonus and accrued and unpaid compensation upon resignation for good reason or termination without cause. The annual bonus amount reflects the 2025 award paid in March 2026 and the 2025 target annual bonus for two years.
(3)Upon termination without cause or resignation for good reason on or within two years following a CIC, Mr. Dauch is entitled to a multiple of three times base salary and annual bonus plus a target annual bonus prorated through termination. The severance amount reflects three times base salary as of December 31, 2025. The annual bonus amount reflects the 2025 award paid in March 2026 and three times the 2025 target bonus.
(4)In the event of disability or retirement, the Incentive Compensation Program for Executive Officers provides a pro-rata award payout through the date of disability or retirement. Amounts reflect 2025 awards payable in March 2026 under a disability termination event and also upon retirement for Mr. Dauch, Mr. May, Mr. Lynch and Ms. Kemp.
(5)Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of Dauch common stock on December 31, 2025. In the event of retirement, RSUs vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Dauch, Mr. May, Mr. Lynch and Ms. Kemp, the amounts reflect the applicable pro-rata portion for each of their 2023-2025 RSU awards multiplied by the closing price of Dauch common stock on December 31, 2025.
(6)The 2024 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2025, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of Dauch common stock on December 31, 2025. The 2024 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(7)The 2024 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2025, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2024 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(8)The 2025 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2025, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of Dauch common stock on December 31, 2025. The 2025 performance shares awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(9)The 2025 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2025,

Table of Contents	Executive Compensation Tables
approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2025 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(10)Reflects a joint and survivor benefit payable monthly.
(11)Reflects the present value of the frozen SERP benefit calculated assuming a lump sum payment for Mr. Dauch, Mr. May, Mr. Lynch and Ms. Kemp.
(12)Reflects welfare benefits assuming retirement under the retiree welfare plan.
(13)Amounts reflect account balances in the ERSP as of December 31, 2025 plus the annual 2025 contributions notionally funded in March 2026 for Mr. Dauch, Mr. May, Mr. Lynch and Ms. Kemp based on their eligibility for retirement.
(14)Under his employment agreement, Mr. Dauch is entitled to two years' health care benefits upon resignation for good reason or termination without cause. Upon termination on or within two years following a CIC, Mr. Dauch is also entitled to three years of health care benefits.
(15)Under his employment agreement, Mr. Dauch is entitled to reimbursement for outplacement services of $50,000 upon termination without cause, resignation for good reason or termination of employment on or within two years following a CIC.
(16)Under the Severance Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to a cash payment equal to 1.5 times annual base salary and annual bonus upon termination without cause or resignation for good reason plus a prorated annual bonus based on actual performance. The annual bonus amount is based on the target annual bonus for the year of termination. The severance amount reflects base salary as of December 31, 2025 times the severance multiplier of 1.5. The annual bonus amount reflects the 2025 award paid in March 2026 and the 2025 target annual bonus times the multiplier of 1.5.
(17)Under the CIC Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to a cash payment equal to two times annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects base salary as of December 31, 2025 for two years. The annual bonus amount reflects the 2025 award paid in March 2026 and the 2025 target annual bonus for two years.
(18)Assumes total and permanent disability on December 31, 2025. Because Mr. Oal is not eligible to retire on December 31, 2025, the amounts reflect disability payments until retirement at 65 or for health and life insurance for 30 months (6 months of short-term disability and 24 months of long-term disability).
(19)Under the Severance Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to 1.5 years of health care benefits upon termination without cause or resignation for good reason and two years' health care benefits upon termination without cause or resignation for good reason on or within two years following a CIC. In the event of disability, Mr. Oal would receive health care benefits for a maximum of 30 months (6 months of short-term disability and 24 months of long-term disability).
(20)Under the CIC Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC. Under the Severance Plan, each is entitled to reimbursement of up to $20,000 of outplacement services upon termination of employment without cause or resignation for good reason.
(21)Amounts reflect account balance in the EDC Plan as of December 31, 2025.
(22)Reflects benefits equal to 100% of base salary for the first year of disability and 60% of base salary until retirement for Mr. Oal. The amount also reflects basic and supplemental life insurance benefits through date of termination (30 months from date of disability) for Mr. Oal.

Table of Contents	CEO Pay Ratio

CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company determine the ratio of the CEO's total compensation (under the Summary Compensation Table definition) to that of Dauch's global median employee.
To determine the median employee, we made a direct determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in the aggregate did not exceed 5% of our total employee population. Our population was evaluated as of October 31, 2023 and reflects paid compensation from January 1, 2023 through October 31, 2023. We have excluded 602 associates in India, 167 in Thailand and 74 in Romania out of our global employee population of approximately 19,000 as of the determination date. We established a consistently applied compensation measure inclusive of base pay, overtime, incentives and allowances. Where allowed under the rule, we annualized compensation through December 31, 2023. We included the employer cost of medical, dental and vision benefits for both the median employee and the CEO. Non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of October 31, 2023. There have been no significant changes in our workforce population or compensation arrangements for 2025 that would impact the methodology that was used to calculate the median employee in 2023.
Based on the above determination, the 2025 total compensation for the median employee is $54,317. Using the CEO's 2025 total compensation of $11,536,130 (including the employer cost of medical, dental and vision benefits not reported in the Summary Compensation Table), the resulting ratio is 212:1.

Table of Contents	Pay versus Performance

Pay versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following provides information as to the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information as to the alignment of our compensation programs with the Company's performance, see Compensation Discussion and Analysis. The amounts included in the tables below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs, including with respect to RSUs and performance shares. See the Stock Vested Table.

Year	Summary Compensation Table Total for CEO (1) ($)	Compensation Actually Paid to CEO (2) ($)	Average Summary Compensation Table Total for Other NEOs (3) ($)	Average Compensation Actually Paid to Other NEOs (4) ($)	Cumulative TSR (5) ($)	Peer Group Cumulative TSR (6) ($)	Net Income (Loss) (7) (in millions) ($)	Adjusted Free Cash Flow (8) (in millions) ($)
2025	11,520,501	13,087,572	3,078,409	3,418,078	76.86	127.05	(19.7)	213.0
2024	11,123,018	6,054,691	2,737,752	1,924,338	69.90	84.97	35.0	230.3
2023	12,198,672	13,718,052	2,926,841	3,080,000	105.64	102.63	(33.6)	246.4
2022	13,399,781	9,127,710	3,702,956	2,650,073	93.76	88.94	64.3	313.0
2021	11,176,460	14,071,422	3,550,563	4,250,396	111.87	117.72	5.9	422.9
(1)Reflects amounts reported in the Summary Compensation Table total column for each corresponding year for Mr. Dauch.
(2)Reflects amounts of "compensation actually paid" to Mr. Dauch, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dauch during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Dauch's total compensation for each year to determine compensation actually paid.

	2025 $	2024 $	2023 $	2022 $	2021 $
Total Compensation as reported in the Summary Compensation Table (SCT)	11,520,501	11,123,018	12,198,672	13,399,781	11,176,460
Pension Values reported in SCT	(62,499)	(76,135)	(53,238)	—	—
Fair value of equity awards granted during the fiscal year	(5,103,889)	(5,136,512)	(5,161,125)	(5,532,280)	(4,879,478)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—
Fair value at the end of the year of equity compensation granted in current year	6,762,312	4,801,592	5,108,035	4,988,560	5,733,847
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(496,911)	(1,525,002)	704,393	(1,903,230)	(460,430)
Change in fair value for end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	468,058	(3,132,270)	921,315	(1,825,121)	2,501,023
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—	—
Compensation Actually Paid to CEO	13,087,572	6,054,691	13,718,052	9,127,710	14,071,422
(3)Reflects the average of the amounts reported in the Summary Compensation Table total column for the NEOs (other than the CEO) as a group for each corresponding year. The NEOs included in calculating the average amounts, for 2025, 2024 and 2023 are Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal; for 2022 and 2021 are Mr. May, Michael K. Simonte, Norman Willemse and Mr. Lynch.

Table of Contents	Pay versus Performance
(4)Reflects the average of amounts of "compensation actually paid" to the NEOs (other than the CEO) as a group in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the NEOs' total compensation for each year to determine compensation actually paid are shown below.

	2025 $	2024 $	2023 $	2022 $	2021 $
Total Compensation as reported SCT	3,078,409	2,737,752	2,926,841	3,702,956	3,550,563
Pension Values reported in SCT	(25,476)	(21,553)	(36,434)	—	(33,897)
Fair value of equity awards granted during the fiscal year	(1,048,520)	(1,055,228)	(1,060,281)	(1,171,412)	(1,237,240)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—
Fair value at the end of the year of equity compensation granted in current year	1,389,219	986,424	1,049,374	1,056,284	1,453,875
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(71,710)	(183,612)	90,277	(476,447)	(110,404)
Change in fair value for end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	96,156	(539,445)	110,223	(461,308)	627,499
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—	—
Compensation Actually Paid to other NEOs (other than the CEO)	3,418,078	1,924,338	3,080,000	2,650,073	4,250,396

(5)Cumulative TSR is calculated by the difference between the Company's share price at the end and the beginning of the measurement period divided by the Company's share price at the beginning of the measurement period. No dividends were paid during any of the years.
(6)Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the annual report peer group (competitor peer group).
(7)Reflects Net Income (Loss) as reported in our annual report on Form 10-K for the applicable year.
(8)Adjusted free cash flow is a key financial metric used in the 2018 Omnibus Incentive Plan. This metric is a non-GAAP financial measure. Such information is reconciled to its closest GAAP measure in the Non-GAAP Reconciliation in Appendix A.

Financial Performance Measures
Our compensation programs are designed to link pay to the Company's financial performance. In addition to adjusted free cash flow, the most important financial measures used by the Committee to link NEO compensation to performance are shown below.

FINANCIAL MEASURES USED TO LINK NEO COMPENSATION ACTUALLY PAID TO COMPANY PERFORMANCE
Adjusted EBITDA	Adjusted EBITDA Margin	Operational Cash Flow

Table of Contents	Pay versus Performance
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the following graphics describe the relationship between information presented in the Pay versus Performance Table.

Table of Contents	Pay versus Performance

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan

Approval of Amended & Restated 2018 Omnibus Incentive Plan

Proposal 3: Approval of Dauch Corporation
Amended and Restated
2018 Omnibus Incentive Plan
Background

On February 8, 2018, upon recommendation by the Compensation Committee, the Board of Directors (the Board) adopted the American Axle & Manufacturing, Holdings, Inc. 2018 Omnibus Incentive Plan subject to shareholder approval, which we received at our 2018 annual meeting of shareholders. The 2018 Omnibus Plan was further amended and restated and approved by our shareholders at our 2021 and 2025 annual meetings to increase the number of shares available for grant and to remove outdated limitations due to changes to the Internal Revenue Code (collectively, the 2018 Plan).

On February 4, 2026, the Board approved the Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan (Amended 2018 Plan) to increase the number of shares available for grant under the 2018 Plan by 9,000,000 shares, subject to shareholder approval. Under NYSE rules, the Amended 2018 Plan will not be effective if our shareholders do not approve it.

The purpose of the Amended 2018 Plan is to allow the Company to continue to award equity incentives important to our compensation programs, while resulting in no more than a reasonable amount of potential dilution. As a result of the Combination, the Company’s operations significantly increased and the increase in shares is needed to address the going forward operations of the Company to incentivize key individuals to continue to grow the Company. In addition, in connection with the Combination, the total number of shares of Common Stock outstanding increased to 236,746,881, almost doubling the number of shares that were outstanding prior to the Combination, but there was no similar adjustment to the 2018 Plan.

If approved, the Amended 2018 Plan will enable the Compensation Committee to design compensation programs that provide for awards that align the Company's interests with long-term success by encouraging stock ownership among our executive officers, other employees and non-employee directors. We intend to use the shares authorized to continue our practice of incentivizing key individuals through equity grants.

We currently anticipate that the additional approved shares will be sufficient to last three years or greater, dependent on share price and performance. This estimate is based on historic grant rates, award vehicles, recycling of shares withheld for taxes and the average share price over the last three years. The Compensation Committee continues to retain full discretion to determine the number and amount of awards to be granted under the Amended 2018 Plan, subject to its terms and conditions. Future benefits that participants may receive under the 2018 Plan and the Amended 2018 Plan are not determinable at this time.

If our shareholders do not approve the Amended 2018 Plan, the 2018 Plan remains in effect and the Company may continue to grant awards, subject to its terms, conditions and limitations, using the remaining shares available for grant. Currently, the number of shares available for future grants does not meet our equity award needs. Consequently, if shareholders do not approve an increase in share capacity, the Compensation Committee would have to re-evaluate the design of our compensation programs.

We seek shareholder approval of this proposal based on the factors described below.

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan

Our ability to attract, motivate and retain leadership talent

We believe our ability to attract, motivate and retain high quality leaders and directors is essential to long-term success. The Company would be at a distinct competitive disadvantage if we could not use share-based awards to recruit and compensate our leaders and directors. The use of equity-based awards as a component of our compensation programs serves as a link between long-term incentive compensation and shareholder value creation and rewards participants based on length of service and performance. Granting long-term incentives in the form of equity (rather than cash) promotes and facilitates share ownership by our employees and non-employee directors.

If the Amended 2018 Plan is not approved, we may be required to significantly increase the cash component of our executive compensation programs. Replacing equity awards with cash also would increase cash compensation expense and utilize cash that may better serve Dauch's capital allocation priorities.

Reasonable Dilution and Burn Rate

In determining the number of shares to request for approval under the Amended 2018 Plan, we considered an amount that we anticipate would provide sufficient share capacity to make grants for approximately three years and keep potential dilution to approximately 10%. The Company's average burn rate has been under 2% over the last three years.

Dilution. The table below shows the dilution associated with the 2018 Plan and the potential full dilution associated with the Amended 2018 Plan as of March 5, 2026, the record date.

Number of Shares
Total Shares Issuable for Outstanding Restricted Stock Units	8,348,369
Total Shares Issuable for Outstanding Performance Shares at Target	3,131,642
Shares Available for Future Grants	3,825,705
Total Shares Outstanding and Available for Future Grants	15,305,716
Proposed Share Request	9,000,000
Total Potential Shares to be Issued	24,305,716

Common Stock Outstanding as of March 5, 2026	236,746,881
Total Potential Shares to be Issued	24,305,716
Total	261,052,597
Total Potential Full Dilution %	9.3%

Burn Rate. The table below shows time-vested equity awards granted and performance-based stock-settled equity award payouts over the last three calendar years.

	2025	2024	2023
Restricted Stock Units Granted	2,274,327	1,536,148	1,334,817
Performance-based Award Payouts	402,970	406,175	1,524,718
Total	2,677,297	1,942,323	2,859,535
Weighted Average Shares Outstanding at December 31,	118,444,526	117,490,899	116,609,042
Burn Rate	2.3%	1.7%	2.5%
Average 3-year burn rate	2.1%

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan
Plan design demonstrates sound governance practices
The Plan has provisions that are designed to protect shareholder interests and promote sound governance and best practices. Key features are listed below.
–Performance-based equity awards to reinforce pay for performance
–Minimum 12-month vesting of awards
–Double-trigger vesting acceleration change-in-control provision
–No automatic annual increase "evergreen" feature
–No dividends or dividend equivalents paid on unvested equity awards.
–All awards subject to clawback or recoupment
–Plan administered by an independent Compensation Committee
–Shareholder approval required for a plan amendment or termination

We believe we have demonstrated our commitment to sound equity compensation practices in recent years. Recognizing that equity compensation has a dilutive effect on shareholders’ equity, we have carefully and responsibly managed our equity incentive compensation program. Our equity compensation program is designed to be competitive and consistent with best practices, and we believe our historical share usage has been responsive to shareholder interests.

Summary of the Amended 2018 Plan
The following description of the Amended 2018 Plan is only a summary. Capitalized terms not defined in this summary shall have the meaning given to them in the Amended 2018 Plan. We encourage you to read the entire Amended 2018 Plan to understand all of its terms. A copy of the Amended 2018 Plan is provided as Appendix B to this proxy statement. Upon request, we will send to you, without charge, a copy of the Amended 2018 Plan. Please send your request to: Investor Relations, Dauch Corporation, One Dauch Drive, Detroit, Michigan 48211-1198.

Purpose and Eligibility
The purpose of the Amended 2018 Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing the means for employees and non-employee directors to obtain an ownership interest in the Company and (c) attracting and retaining qualified persons to serve as members of an outstanding management team and as Board members whose judgment, interest and performance are required for the successful and sustained operations of the Company.

All employees and non-employee directors of the Company and its subsidiaries and designated affiliates are eligible to participate in the Amended 2018 Plan. The ability of our employees and non-employee directors to participate in the Amended 2018 Plan is subject to Compensation Committee approval. In addition, the Compensation Committee may select third-party service providers to the Company or a subsidiary to participate.

Termination Date
No Awards may be made after ten years from the effective date of the Amended 2018 Plan.

Administration of the Amended 2018 Plan
The Compensation Committee will administer the Amended 2018 Plan and will have the discretion to select the individuals who receive Awards and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the Compensation Committee may delegate some or all of its authority to one or more plan administrators, including members of the Compensation Committee, officers of the Company or selected advisors.

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan
Limits on Awards

The Amended 2018 Plan limits the grants of Awards to a single Participant in any calendar year as follows:
–The maximum aggregate number of shares that may be granted in the form of stock options and SARs is 4,000,000 shares; and
–The maximum aggregate payout at the end of an applicable performance period or vesting period with respect to Awards of performance shares, performance units (settled in shares), restricted shares or restricted stock units (settled in shares) is 4,000,000 shares, determined as of the date of grant.
The Amended 2018 Plan limits the grants of Awards to a single non-employee director in any calendar year as follows:
–The aggregate maximum grant date fair market value of shares that may be granted in any calendar year, when added to any other compensation paid to such non-employee director in respect of such year, shall not exceed $1,000,000.

Shares Available Under the Amended 2018 Plan
The total number of shares that may be delivered under the Amended 2018 Plan will be 27,173,109 shares of our authorized but unissued shares of common stock (13,600,000 shares already authorized, 9,000,000 additional shares subject to the shareholder approval of this proposal and 4,573,109 shares authorized under the Amended and Restated 2012 Omnibus Incentive Plan). Any shares that expire, forfeit, cancel or are otherwise not issued are again available for grant under the terms of the Amended and Restated Dauch 2012 Omnibus Incentive Plan and the Amended 2018 Plan, subject to adjustment for share recycling. The proposed number of new shares represents approximately 4% of the common shares of the Company outstanding as of March 5, 2026 (the record date). The number of shares available under the Amended 2018 Plan will be equitably adjusted to reflect certain transactions, including, but not limited to, merger, consolidation, reorganization, recapitalization, separation, reclassification, stock dividend, stock split, reverse stock split, split up or spin-off.

Share Recycling Rules
The number of shares subject to any portion of an Award granted under the Amended 2018 Plan that is canceled, that expires without having been settled in shares or that is settled through the issuance of consideration other than Shares (including cash) will be available for new Awards. If shares are tendered or withheld to pay the exercise price of a stock option award, to satisfy a tax withholding obligation with respect to an option, as a result of the net settlement of an option or SAR, or repurchased with proceeds from the payment of the exercise price of an option, such tendered or withheld shares will not be available for new Awards under the Amended 2018 Plan.

Types of Awards Allowed Under the Amended 2018 Plan
Form of Awards. The Amended 2018 Plan authorizes the following Awards: (i) restricted stock or restricted stock units; (ii) performance shares; (iii) performance units; (iv) stock options; (v) SARs; (vi) cash-based awards; and (vii) other forms of equity-based or equity-related Awards that the Compensation Committee determines to be consistent with the purposes of the Amended 2018 Plan.

These terms and conditions may include, but are not limited to, restrictions on transferability and the continued employment of the grantee, performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse, the applicable performance conditions, if any, the duration of the exercise period, if any, and the effect of terminations of employment and change in control. The terms and conditions need not be uniform among all grants of Awards, form of Awards or Participants.

Transferability. Unless otherwise permitted by the Compensation Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, stock options and SARs will be exercisable only by the Participant.

Restricted Stock and Restricted Stock Units. Restricted stock Awards are outstanding shares of common stock that the Compensation Committee may make subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. A Participant granted restricted stock generally has most of the rights of a shareholder, including the right to receive dividends and the right to vote with such shares.
Upon satisfaction of the terms and conditions of the Award, a restricted stock unit will be payable in common stock or in cash equal to the fair market value on the payment date of one share of common stock, as specified in the

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan
Award agreement. As a holder of restricted stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying restricted stock units unless and until the restricted stock units convert to shares of common stock. However, the Compensation Committee, in its discretion, may provide for the payment of dividend equivalents with respect to restricted stock units, subject to vesting requirements.

Performance Shares and Performance Units. Performance shares and performance units are Awards based upon the attainment of certain performance criteria over a performance period specified by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to one share of common stock. Each performance unit shall have an initial notional value equal to a dollar amount, as established by the Compensation Committee in its discretion. Performance shares and performance units may be settled in cash, in shares or a combination thereof.

Stock Options and SARs. Stock options represent the right to purchase shares of common stock in the future at a specified exercise price set by the Compensation Committee. Stock options may be either nonqualified stock options or incentive stock options (ISOs) granted pursuant to Section 422 of the Internal Revenue Code (the Code). Upon satisfaction of the conditions to exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions to payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the Compensation Committee, SARs may be payable in common stock, cash or a combination thereof.

The exercise price of stock options and SARs awarded under the Amended 2018 Plan may not be less than 100% of the fair market value of one share of common stock on the grant date. The exercise price of a stock option may be paid in cash, by tendering previously acquired shares, by a cashless (broker-assisted) exercise, through net share settlement involving the withholding of shares subject to the stock option or any other method approved by the Compensation Committee.

No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date. No ISO granted to a Participant who owns more than 10% of our stock may have an expiration date that is later than the fifth anniversary of the grant date.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may grant other forms of cash-based and stock-based Awards not specifically described in the Amended 2018 Plan including, but not limited to, unrestricted shares, deferred shares and deferred share units.

Performance Measures
The Compensation Committee may designate any Award as subject to performance measures and related performance goals. The Compensation Committee will have sole authority to determine the performance measures, the achievement of performance goals for such measures, and the payout levels on achieved goals. At the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals that will determine the payout. No Award of performance-based compensation will be earned, vested or paid until the Compensation Committee certifies the attainment of the performance goals. The Compensation Committee may choose performance measures at its discretion, and such performance measures may include, but are not limited to:

(a) book value or earnings per share; (b) cash flow, adjusted free cash flow or operating cash flow; (c) earnings before or after either, or any combination of, interest, taxes, depreciation or amortization; (d) expenses/costs; (e) gross, net or pre-tax income (aggregate or on a per-share basis); (f) net income as a percentage of sales; (g) gross or net operating margins or income, including operating income; (h) gross or net sales or revenues; (i) gross profit or gross margin; (j) improvements in capital structure, cost of capital or debt reduction; (k) market share or market share penetration; (l) growth in managed assets; (m) reduction of losses, loss ratios and expense ratios; (n) asset turns, inventory turns or fixed asset turns; (o) operational performance measures; (p) profitability ratios (pre or post tax); (q) profitability of an identifiable business unit or product; (r) return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric); (s) share price (including growth or appreciation in share price and total shareholder return); (t) strategic business objectives (including objective project milestones); (u) transactions relating to acquisitions or divestitures; or (v) working capital.

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan
Any performance measure(s) may, as the Compensation Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any subsidiary as a whole or any business unit or division of the Company or any subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the performance measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other performance measures or (v) any combination of the foregoing. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals.

The Performance Measures shall, to the extent applicable, be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Compensation Committee may provide in any Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the events that occurs during a Performance Period, including, but not limited to, (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses and (g) gains and losses that are treated as unusual or infrequently occurring items within the meaning of the accounting standards of the Financial Accounting Standard Board or such comparable successor term.

Types of Awards Allowed for Non-employee Directors Under the Amended 2018 Plan
Our non-employee directors generally may receive Awards under the Amended 2018 Plan similar to those granted to other Participants. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other Awards or compensation be payable in non-qualified stock options, restricted shares and restricted stock units, either automatically or at the choice of the non-employee director. The Board will determine the terms and conditions of any such Awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other Awards pursuant to the terms of the Amended 2018 Plan, including options and SARs, restricted shares and restricted stock units and deferred stock units, upon such terms as the Board may determine. With respect to Awards made to non-employee directors, the Amended 2018 Plan will be administered by our Board.

Amendment of the Amended 2018 Plan
Our Board may amend the Amended 2018 Plan and any Award made under the Amended 2018 Plan at any time for any reason or no reason, except that our Board must obtain shareholder approval if shareholder approval is required to comply with the listing or other requirements of any securities exchange on which shares of the Company are listed or are desired to be listed or to comply with applicable U.S. or state laws, or regulations and the law of any foreign country or jurisdiction where Awards are granted under the 2018 Plan. No termination, amendment or suspension of the Amended 2018 Plan or any Award made under the Amended 2018 Plan may adversely affect in any material way any Award previously granted under the Amended 2018 Plan without the written consent of the Award recipient, subject to certain conditions described in the Amended 2018 Plan.

Treatment of Awards Under the Amended 2018 Plan in the Event of a Change in Control of the Company
A “change in control” is generally defined in the Amended 2018 Plan as:
–The acquisition by a person unaffiliated with the Company of beneficial ownership of 30% or more of the voting power of the Company’s outstanding voting securities that may be cast for the election of directors;
–The occurrence of certain mergers, consolidations, cash tender or exchange offers, sale of assets or similar forms of corporation transactions resulting in the transfer of 50% or more of the total voting power of the Company’s outstanding securities that may be cast for the election of directors;
–A change in the composition of a majority of the Company’s Board over a period of two consecutive years (if the new directors are not approved by the incumbent Board); or
–The approval by the shareholders of a plan or proposal for the Company’s dissolution.

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan
Disposition of Awards upon Change in Control
If a Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any subsidiary or is subject to a policy or plan that discusses the effect of a change in control on a Participant’s awards, then such agreement, plan or policy shall govern. In all other cases, unless provided otherwise in an Award agreement or by the Compensation Committee prior to the date of the change in control, in the event of a change in control:

Award Assumed by Successor. If a successor agrees, some or all outstanding awards will either be assumed, or replaced with awards of the same type with similar terms and conditions, by a successor in the transaction. In the event of termination following a change in control, the Amended 2018 Plan provides for double-trigger vesting acceleration. If the Participant’s employment with a successor terminates in connection with or within two years following the change in control for any reason other than an involuntary termination by a successor for cause, or a voluntary termination by the Participant without good reason, then all of the Participant’s awards that are in effect will be vested in full or deemed earned in full (assuming the target performance goals provided under the award were met, if applicable) effective on the date of the Participant’s termination of employment.

Reimbursement of Cancelled Awards. If a successor does not assume the awards or issue replacement awards, then, unless provided otherwise in an award agreement or by the Compensation Committee, immediately prior to the date of the change in control, all awards that are then held by Participants will be cancelled in exchange for the right to receive the following:
–For each stock option or SAR, a cash payment equal to the excess of the change in control price of the shares covered by the stock option or SAR over the purchase or grant price of such shares;
–For each share of restricted stock and each restricted stock unit, a cash payment equal to the change in control price per share or such other consideration as the Company or shareholders receive as a result of the change in control;
–For each performance share and/or performance share unit that has been earned but not yet paid, a cash payment equal to the value of the performance share and/or performance unit;
–For each performance share and/or performance unit for which the performance period has not yet expired, a cash payment equal to the product of (x) and (y), where (x) is the Award the Participant would have earned based on target performance, and (y) is a fraction, the numerator of which is the number of calendar months the Participant was employed by the Company during the performance period (any partial month counts as a full month), and the denominator of which is the number of months in the performance period;
–For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;
–For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the change in control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the change in control; and
–For all dividend equivalents, a cash payment equal to the value of the dividend equivalents as of the date of the change in control.

Treatment of Awards upon a Participant’s Termination of Employment
The Compensation Committee will determine, at or after the time of grant, the terms and conditions that apply to any Award upon a Participant’s termination of employment with the Company and its subsidiaries. Subject to applicable laws, rules and regulations, as well as the minimum vesting period of one year, in connection with a Participant’s termination, the Compensation Committee shall have the discretion to accelerate the vesting of, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award.

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan
Federal Tax Consequences of the Awards Granted Under the Amended 2018 Plan
The following is a brief summary of the United States federal income tax consequences related to Awards granted under the Amended 2018 Plan:

Restricted Stock Units. The grant of restricted stock units will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon settlement of restricted stock units, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock, or cash, distributed at the time of settlement and a corresponding deduction will be allowable to the Company. If settled in shares, the Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the Participant will realize a capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Restricted Stock. The grant of restricted stock will not result in the recognition of taxable income by the Participant or in a deduction to the Company, unless the Participant makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Code. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to a grant of restricted stock, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares subject to the grant and a corresponding deduction will be allowable to the Company. The Participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction for the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income. Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

ISOs. Upon the grant or exercise of an ISO within the meaning of Section 422 of the Code, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

SARs. The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Table of Contents	Approval of Amended and Restated 2018 Omnibus Incentive Plan
The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the Amended 2018 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended 2018 Plan are urged to consult a tax advisor as to the tax consequences of participation.

New Plan Benefits
No awards have been granted, and no shares have been issued, on the basis of the proposed 9,000,000 share increase. Future grants under the Amended 2018 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Amended 2018 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the Participants. Consequently, it is not possible to determine the benefits that might be received by Participants receiving discretionary grants under the Amended 2018 Plan.

Equity Compensation Plan Information as of March 5, 2026
The following table provides information as of March 5, 2026, the record date, regarding the shares of our common stock that may be issued under our existing equity compensation plans. This table does not reflect the shares proposed to be approved for the Amended 2018 Plan in Proposal 3.

	A	B	C	D
Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Weighted Average Remaining Term of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)
Equity Compensation Plans Approved by Shareholders	8,646,460	—	—	3,825,705
Equity Compensation Plans not Approved by Shareholders	2,833,551⁽²⁾	—	—	—
(1) Includes 8,348,369 outstanding full value restricted stock unit awards and 3,131,642 outstanding performance share awards at target.
(2) Includes 2,178,315 restricted stock units assumed and substituted by the Company as part of the Dowlais acquisition in respect of already existing awards.

Recent Closing Price of the Company’s Common Stock
The closing price of our common stock on March 5, 2026, the record date, was $5.84 per share.

☑	The Board unanimously recommends a vote FOR the Amended and Restated Dauch Corporation. 2018 Omnibus Incentive Plan (Amended 2018 Plan).

Table of Contents	Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Auditors

Proposal 4: Ratification of Appointment of Independent
Registered Public Accounting Firm for 2026
The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of the independent registered public accounting firm that audits Dauch's consolidated financial statements and internal controls over financial reporting. The Audit Committee has appointed Deloitte & Touche LLP to serve as Dauch's independent registered public accounting firm for the year ending December 31, 2026.
Deloitte & Touche LLP (D&T) and its predecessors have acted as our independent registered public accounting firm since 1998. The Audit Committee believes that our long-term engagement of D&T enhances audit quality due to the firm's in-depth understanding of our global business, accounting policies, practices and systems, and internal controls over financial reporting. The firm's familiarity with the Company's business, people, accounting systems and risk profile also enhances audit efficiency and effectiveness.
As a result of D&T's lead audit partner rotation every five years, as required by SEC rules and D&T policy, the Audit Committee believes that D&T provides fresh audit perspective without the cost and disruption associated with a change in audit firms. The current lead audit partner was appointed to serve in this role beginning in 2024.
The Audit Committee engages in an annual evaluation of the independent auditor's qualifications, performance and independence. In the course of its review, the Audit Committee considers, among other factors:
–the quality and efficiency of D&T's historical and recent audit plans and performance on the audit;
–D&T's capability and expertise in handling the breadth and complexity of the Company's global operations;
–D&T's knowledge and expertise regarding the automotive industry and D&T's network of partners and managers in key areas of global operation;
–external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on D&T and its peer firms;
–the appropriateness of the firm's fees for audit and non-audit services;
–the quality and candor of D&T's communications with the Audit Committee and management; and
–D&T's independence and objectivity in its performance of audit services.
The Audit Committee believes that the continued retention of D&T to serve as the Company's independent registered public accounting firm is in the best interests of Dauch and its shareholders.
The Board is requesting that shareholders ratify the appointment of D&T as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of D&T is in the best interests of the Company and its shareholders.
Representatives of D&T will attend the 2026 annual meeting and be available to respond to appropriate questions.

☑	The Board unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026.

Table of Contents	Pre-Approval Policy and Auditor Fees

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chair of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2025. All services provided by D&T during fiscal 2025 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.

Independent Registered Public Accounting Firm's Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2025 and December 31, 2024, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2025	2024
Audit Fees(1)	$5,725,139	$5,700,395
Audit Related Fees(2)	5,497,846	195,095
Tax Fees(3)	480,700	865,120
All Other Fees		10,000
Total	$11,703,685	$6,770,610
(1)Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters.
(2)Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements in connection with the Combination.
(3)Fees for tax services in 2025 and 2024 consisted of fees for tax compliance, tax advice and tax planning services related to the acquisition of Dowlais.

Table of Contents	Report of the Audit Committee

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal controls over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2025, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by applicable requirements of the PCAOB and the SEC. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2025 be included in the Company’s 2025 annual report on Form 10-K.
Audit Committee of the Board of Directors
Herbert K. Parker, Chair*
Terry Grayson-Caprio
James A. McCaslin
William P. Miller II*
Sandra E. Pierce
Samuel Valenti III
David B. Walker

*In connection with the retirement of William P. Miller, Herbert K. Parker was appointed as Chair of the Audit Committee effective March 16, 2026, upon Mr. Miller's departure from that role.

Table of Contents	Voting and Meeting Information

Additional Information

Voting and Virtual Meeting Information
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of Dauch common stock on March 5, 2026 (record date). Dauch’s Board is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote regardless of whether you attend the annual virtual meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision.
This proxy statement, together with our annual report for the fiscal year ended December 31, 2025, and a proxy card or a voter instruction card, will be mailed or can be accessed online on or about March 19, 2026. We refer to these documents as Dauch's proxy solicitation materials.
What is "Notice and Access" and why did Dauch elect to use it?
We make our proxy solicitation materials available to shareholders electronically under the Notice and Access regulations of the SEC. Most of our stockholders receive a notice of electronic availability (notice) instead of a full set of proxy solicitation materials in the mail. The notice explains how to access and review the proxy solicitation materials and how to vote online. We believe this method of delivery expedites distribution of our proxy solicitation materials and allows us to conserve natural resources and reduce the costs of printing and distributing these materials.
If you received a notice but would prefer to receive printed copies of the proxy solicitation materials in the mail, please follow the instructions in the notice.
In accordance with a notice sent previously to shareholders with the same surname who share a single address, only one notice or set of proxy materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond to this notice stating you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent by sending your name and your holder identification number to Dauch’s Secretary at One Dauch Drive, Detroit, Michigan 48211-1198 or by calling at (313) 758-2000. If you hold your stock with a bank or broker, you may revoke your consent to householding by contacting Georgeson at (866) 441-6402. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting Dauch’s Secretary at the address included above. If you hold your stock with a bank or broker, contact Georgeson at the telephone number provided above. Dauch will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written request to Dauch’s Secretary at the address included above.
How do I vote?
Holders of NYSE-Listed Shares
You can vote either online during the annual meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote by proxy even if you plan to attend the virtual only annual meeting. If you attend the virtual meeting and vote during the meeting, that vote will override your proxy vote.
To vote your shares, follow the instructions in the notice, voter instruction form or proxy card. Shareholders voting by proxy may use one of the options below.

Table of Contents	Voting and Meeting Information

By Internet	By Telephone	By Mail	During Meeting
Before the meeting, go to www.envisionreports.com/DCH and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	To vote during the virtual meeting, go to www.envisionreports.com/DCH for instructions. You will need the control number on your proxy card or voter instruction form.

If your shares are held through an intermediary, such as a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you.
The telephone and internet voting facilities for shareholders will close at 1:00 a.m. Eastern Time on April 30, 2026.
Holders of Dauch Depositary Interests Via the Dauch CSN
Entitlement to Vote
Only those Dauch Depositary Interest (“DI”) holders who hold their interests through the Dauch CSN (Dauch CSN Holders) entered in the Company’s register of Dauch CSN Holders (the Dauch CSN Register) as of 6:00 p.m. (U.K. time) on March 5, 2026 or, if the annual meeting is adjourned, as of 6:00 p.m. (U.K. time) on the day falling four U.K. business days before the day of the adjourned annual meeting, shall be entitled to provide voting instructions to Computershare Investor Services PLC (Computershare U.K), in respect of the number of Dauch DIs that such holders are beneficially entitled to at that time. Changes to entries in the Dauch CSN Register after that time shall be disregarded in determining the rights of any Dauch CSN Holders to provide voting instructions to Computershare U.K. for the annual meeting.

Voting Instructions
You may instruct Computershare U.K., as provider of the Dauch CSN service in which your Dauch DIs are held, on how to vote the Dauch shares underlying your Dauch DIs held via the Dauch CSN, by any of the methods set out below.
Electronically: You may complete a Form of Direction on Computershare U.K.’s website at www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your Shareholder Reference Number (SRN) and your PIN, which can be found on the Form of Direction. Instructions must be validly returned and received by 3:00 p.m. (U.K. time) on April 24, 2026 or, if the meeting is adjourned, by such other time and date as is communicated to Dauch CSN Holders.
By Mail: You may complete and return the Form of Direction that Dauch CSN Holders will have received in the mail to Computershare U.K. using the reply-paid envelope that accompanied the Form of Direction or by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, Computershare U.K must receive your Form of Direction by 3:00 p.m. (U.K. time) on April 24, 2026 or, if the meeting is adjourned, by such other time and date as is communicated to Dauch CSN Holders. Computershare U.K., as provider of the Dauch CSN service in which your Dauch DIs are held, will then make arrangements to vote the Dauch shares underlying your Dauch DIs according to your instructions. If you wish to vote at the meeting, please see “How do I register to attend the virtual annual meeting?” below.

Holders of Dauch Depositary Interests Other Than Via the Dauch CSN
Entitlement to Vote
Only those Dauch DI Holders entered in the Company’s register of Dauch DI Holders (the DI Register) as of 6:00 p.m. (U.K. time) on March 5, 2026 or, if the annual meeting is adjourned, at 6:00 p.m. (U.K. time) on the day which is four U.K. business days before the day of the adjourned annual meeting, shall be entitled to provide voting instructions to Computershare U.K., the depositary, in respect of the number of Dauch DIs registered in their name at that time. Changes to entries in the DI Register after that time shall be disregarded in determining the rights of any Dauch DI Holders to provide voting instructions to Computershare U.K. for the annual meeting.

Table of Contents	Voting and Meeting Information

Voting Instructions
You may instruct Computershare U.K. to vote the Dauch shares underlying your Dauch DIs by any of the methods set out as below.
Electronically: You may complete a Form of Instruction on Computershare U.K.’s website at www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your Shareholder Reference Number (SRN) and your PIN, which can be found on the Form of Instruction which Dauch DI Holders will have received in the mail. Instructions must be validly returned and received by Computershare U.K. by 3:00 p.m. (U.K. time) on April 27, 2026 or, if the meeting is adjourned, by such other time and date as is communicated to Dauch DI Holders.
Via CREST: Dauch DI Holders who wish to issue an instruction through the CREST electronic voting appointment service may do so by using the procedures detailed in the CREST Manual (available from Euroclear.com). CREST Personal Members or other CREST sponsored members (and those CREST members who have appointed voting service provider(s)) should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. For instructions made using the CREST service to be valid, the appropriate CREST message (a “CREST Voting Instruction”) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited’s (EUI) and must contain the information required for such instructions, as described in the CREST Manual. To be valid, the message (regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K.) must be transmitted so as to be received by the issuer’s agent (ID 3RA50) by no later than 3:00 p.m. (U.K. time) on April 27, 2026 or, if the meeting is adjourned, by such other time and date as is communicated to Dauch DI Holders. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST Applications Host) from which the issuer’s agent is able to retrieve the CREST Voting Instruction by inquiry to CREST in the manner prescribed by CREST. CREST members (and, where applicable, their CREST sponsors or voting service provider(s)) should note that EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will apply in relation to the transmission of CREST Voting Instruction. It is the CREST member's responsibility to take (or, if the CREST member is a CREST Personal Member or sponsored member or has appointed a voting service provider, to procure that his CREST sponsor or voting service provider(s) take(s)) such necessary action to ensure that a CREST Voting Instruction is transmitted by means of the CREST service by any particular time. CREST members (and, where applicable, their CREST sponsors or voting service provider(s)) are referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
By Mail: You may complete and return the Form of Instruction that Dauch DI Holders will have received in the mail to Computershare U.K. using the reply-paid envelope that accompanied the Form of Instruction or by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, Computershare U.K. must receive your Form of Instruction by 3:00 p.m. (U.K. time) on April 27, 2026 or, if the meeting is adjourned, by such other time and date as is communicated to Dauch DI Holders. Computershare U.K., as the depositary, will then make arrangements to vote the Dauch shares underlying your Dauch DIs according to your instructions. If you wish to vote at the meeting, please see “How do I register to attend the virtual annual meeting?” below.
How many shares may vote at the meeting?
As of March 5, 2026, we had 236,746,881 shares of common stock outstanding and entitled to vote at the meeting.
How many votes must be present to hold the meeting?
Under the Company's bylaws, a majority of the votes entitled to vote must be present online at the virtual annual meeting or represented by proxy to constitute a quorum for the meeting. Abstentions and broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.
Can I change my vote?
Yes. At any time before your shares are voted by proxy at the meeting, you may change your vote by:
–revoking it by written notice to the Company Secretary at the address on the notice;
–voting online during the annual meeting; or
–delivering a later-dated proxy vote by mail, telephone or over the internet.

Table of Contents	Voting and Meeting Information
If you hold your shares through an intermediary, refer to the materials sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.
Dauch CSN Holders and Dauch DI Holders should contact Computershare U.K. for instructions on how to revoke their proxies or change their vote.

How many votes do I have?
You will have one vote for each share of Dauch common stock that you owned at the close of business on March 5, 2026.
What are my choices when voting?
Proposal 1 — You may vote for or against each nominee, or you may abstain from voting your shares.
Proposal 2 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 3 — You may vote for or against the proposal to approve the Amended and Restated 2018 Omnibus Incentive Plan, or you may abstain from voting your shares.
Proposal 4 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
How many votes are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of "for" votes cast (meaning the number of shares voted "for" a nominee exceed the number of shares voted "against" that nominee) will be elected. If an incumbent director nominee does not receive a majority of "for" votes cast in an uncontested election, our bylaws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Nominating/Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.
Each of the other proposals will pass if the affirmative vote of a majority of the shares present virtually or by proxy and entitled to vote on the proposal is cast in favor of the proposal.
Who will count the votes?
A representative of Computershare Trust Company, N.A., Dauch’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the virtual meeting.
What if I abstain from voting or vote “abstain”?
In you abstain from voting or vote "abstain," your shares will:
–be counted as present for purposes of determining whether there are enough votes to establish a quorum;
–not count as a vote cast and have no effect on the outcome of the election of directors; and
–count as a vote against any other proposal to be considered at the annual meeting.

What if I don't return my proxy card and don't attend and vote at the annual meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
If you hold your shares through an intermediary and do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public accounting firm, but may not vote your shares on any other matter that comes before the annual meeting. If you do not provide voting instructions on these other matters, the votes will be considered "broker non-votes." Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any relevant proposal. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.

Table of Contents	Voting and Meeting Information
If you are a Dauch CSN Holder or a Dauch DI Holder, Computershare U.K. will not vote on your behalf on any matter, including routine matters, without instructions from you as the Dauch CSN Holder or the Dauch DI Holder.

How do I attend the virtual annual meeting?
The annual meeting will be held solely online by live webcast. You will be able to attend the annual meeting online and submit your questions before or during the meeting by visiting meetnow.global/MPX5XWG.
To participate in the annual meeting, you will need to review the information included on your Notice of Internet Availability, proxy card or voter instructions that accompanied your proxy materials.
If you own shares through an intermediary, such as a bank or broker, or if you are a Dauch CSN Holder or a Dauch DI Holder, you must register in advance of the annual meeting using the instructions below.
The virtual annual meeting will begin promptly at 8:00 a.m. Eastern Time on April 30, 2026. You may log into the meeting platform beginning at 7:45 a.m. Eastern Time on April 30, 2026. We encourage you to access the meeting before the start time leaving ample time for check in. Please follow the registration instructions below.
How do I register to attend the virtual annual meeting?
Holders of NYSE-Listed Shares
If you are a registered shareholder (you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting.
If you own shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Dauch shareholdings along with your name and email address to Computershare. You do not need to attend the annual meeting to be able to vote.
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on April 27, 2026. You will receive confirmation of your registration by email after Computershare receives your registration materials.
Direct your request for registration to Computershare using either of the following methods.
–Forward the email from your broker, or attach an image of your legal proxy in an email to: legalproxy@computershare.com.
–Mail a copy of the legal proxy to: Computershare, Dauch Corporation. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001
Holders of Dauch Depositary Interests Via the Dauch CSN
Should a Dauch CSN Holder, or a representative of that Dauch CSN Holder, wish to attend and vote at the annual meeting, please inform Computershare U.K. at csnditeam@computershare.co.uk by no later than 12:00 p.m. (U.K. time) on April 21, 2026. Computershare U.K. will provide a Letter of Representation with respect to the relevant Dauch CSN holding that will enable the Dauch CSN Holder, or a representative of the Dauch CSN Holder, to attend, and vote the Dauch shares underlying the Dauch DIs at the annual meeting on Computershare U.K.’s behalf. Please provide this letter by email to Computershare U.K. at csnditeam@computershare.co.uk by 12:00 p.m U.K. Time on April 21, 2026.
Holders of Dauch Depositary Interests Other Than Via the Dauch CSN
Should a Dauch DI Holder, or a representative of that Dauch DI Holder, wish to attend and vote at the annual meeting, please inform Computershare U.K. at csnditeam@computershare.co.uk by no later than 12:00 p.m. (U.K. time) on April 22, 2026. Computershare U.K. will provide a Letter of Representation with respect to the relevant Dauch DI holding that will enable the Dauch DI Holder, or a representative of the Dauch DI Holder, to attend and vote the Dauch shares underlying the Dauch DIs at the annual meeting on Computershare U.K.’s behalf. Please provide this letter by email to Computershare U.K. at csnditeam@computershare.co.uk by 12:00 p.m U.K. Time on April 22, 2026.

Table of Contents	Additional Information

Annual Report
Will I receive a copy of Dauch's Annual Report?
We have either mailed the annual report to you with this proxy statement or sent you a notice with the web address for accessing the annual report online.
How can I receive a copy of Dauch's 10-K?
There are three ways to obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025.
1. Visit the Investor Relations section of our website at www.dauch.com
2. Write to our Investor Relations Department at One Dauch Drive, Detroit, Michigan 48211-1198
3. Search the SEC's EDGAR database at www.sec.gov

Electronic Delivery of Proxy Materials
Can I access Dauch's proxy solicitation materials electronically?
Most stockholders can elect to view future proxy statements, annual reports, proxy card, Form of Direction (for Dauch CSN Holders) and Form of Instruction (for Dauch DI Holders) online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:
–following the instructions provided on your proxy card, voter instruction form, or notice; or
–going to www.envisionreports.com/DCH and following the instructions provided; and
–to access the Form of Direction or the Form of Instruction, going to Computershare U.K.'s website at www.investorcentre.co.uk/eproxy.
If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the Internet address to access these documents as well as voting instructions.

2027 Stockholder Proposals and Nominations
Proposals for Inclusion in 2027 Proxy Statement
If you intend to present a proposal at next year's annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Company's Secretary must receive your proposal in writing, at the address below, no later than November 19, 2026.
Director Nomination for Inclusion in 2027 Proxy Statement
Our by-laws permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three preceding years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Written notice of any such nomination must be received by the Company's Secretary on or before November 19, 2026 but no earlier than October 20, 2026. The requirements for such notice are set forth in our by-laws, a copy of which can be found on our website at dauch.com/investors/governance.
Other Proposals and Nominations
In addition, the Company’s by-laws require stockholders intending to present any matter for consideration at next year's annual meeting, other than through inclusion in our proxy materials, to notify Dauch’s Secretary in writing at the address below on or before February 19, 2027, but no earlier than January 30, 2027. If a stockholder intends to nominate a director and solicit proxies in support of such director nominee(s) (other than the Company's nominees) at next year's annual meeting in reliance on SEC Rule 14a-19, in addition to the requirements set forth in the Company's by-laws requirements, the stockholder must also comply with SEC Rule 14a-19's additional requirements.

Table of Contents	Additional Information
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing, addressed to the Secretary, Dauch Corporation, One Dauch Drive, Detroit, Michigan 48211-1198.
The Secretary will forward the proposals and recommendations to the Nominating/Corporate Governance Committee for consideration.

Cost of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by the Company. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, the Company will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $25,000, plus reasonable and customary expenses. Georgeson may be contacted at (866) 441-6402. In addition, our officers and other employees may solicit proxies personally or by telephone or e-mail. They will receive no special compensation for these services.
We do not know of any other matters that will be considered at the annual meeting. If any other appropriate business should properly come before the meeting, the individuals named in the accompanying proxy card will have discretionary authority to vote according to their best judgment.

Table of Contents	Appendix A - Non-GAAP Reconciliation

Appendix

Appendix A - Non-GAAP Reconciliation

We have included in the proxy statement Adjusted EBITDA, Adjusted EBITDA margin, Operational Cash Flow and adjusted Free Cash Flow, which are financial metrics used in the Incentive Compensation Program for Executive Officers and the 2018 Omnibus Incentive Plan (the Plan). These metrics are non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in the tables below in accordance with SEC rules.
Management believes these non-GAAP financial measures are useful to both management and Dauch's shareholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

2025 Annual Incentive Performance Metrics
Twelve Months Ended December 31, 2025
Adjusted EBITDA and EBITDA Margin:
(in millions)
Net income	$(19.7)
Interest expense	201.1
Income tax expense	21.2
Depreciation and amortization	459.5
EBITDA	$662.1
Restructuring and acquisition-related costs	113.4
Debt refinancing and redemption costs	6.2
Impairment charges	8.0
Gain on Business Combination Derivative	(52.9)
Interest income on debt held in escrow	(13.6)
Non-recurring items:
Impact of the Electric Vehicle Cancellation Settlement	20.0
Adjusted EBITDA	$743.2

Net Sales, as reported	$5,836.7

Adjusted EBITDA margin	12.7%

Twelve Months Ended December 31,2025
Operational Cash Flow:
(in millions)
Adjusted EBITDA	$743.2
Purchases of property, plant and equipment	(256.5)
Proceeds from sale of property, plant and equipment	5.6
Operational Cash Flow	$492.3

Table of Contents	Appendix A - Non-GAAP Reconciliation

2023- 2025 Long-term Incentive Performance Metric	Twelve Months Ended
	December 31,
	2025		2024	2023
Free Cash Flow and Adjusted Free Cash Flow:	(in millions)
Net cash provided by operating activities	$411.6		$455.4	$396.1
Purchases of property, plant and equipment	(256.5)		(248.0)	(194.6)
Proceeds from sale of property, plant and equipment and from government grants	5.6		6.0	0.9
Free Cash Flow	$160.7		$213.4	$202.4
Restructuring and acquisition-related costs	65.9		16.9	16.6
Interest Income on debt held in escrow	$(13.6)	0	$—	$—
Impact of UAW Work Stoppage (1)	$—		$—	$27.4
Adjusted Free Cash Flow	$213.0		$230.3	$246.4
Three-year cumulative adjusted Free Cash Flow	$689.7
(1) For purposes of calculating performance under the 2018 Omnibus Incentive Plan, an adjustment, as permitted by the Plan, was made to Adjusted Free Cash Flow for the year ended December 31, 2023. This adjustment offsets the unfavorable impact of the UAW Work Stoppage that occurred in 2023. The Committee approved this adjustment as the impact of the work stoppage was outside of management's control.

Pay versus Performance Table Financial Metric	Twelve Months Ended
	December 31,
	2022	2021
Free Cash Flow and Adjusted Free Cash Flow:	(in millions)
Net cash provided by operating activities	$448.9	$538.4
Purchases of property, plant and equipment	(171.4)	(181.2)
Proceeds from sale of property, plant and equipment	4.7	2.0
Free Cash Flow	$282.2	$359.2
Restructuring and acquisition-related costs	30.8	63.7
Adjusted Free Cash Flow	$313.0	$422.9

Table of Contents	Appendix A - Non-GAAP Reconciliation

Appendix B

Amended and Restated
Dauch Corporation
2018 Omnibus Incentive Plan

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION
1.1Establishment. Dauch Corporation, a Delaware corporation, establishes an incentive compensation plan to be known as the Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan, as amended, shall become effective on April 30, 2026 (the “Effective Date”) and shall remain in effect as provided in Section 1.3.
1.2Purpose of this Plan. The purpose of this Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.
1.3Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
ARTICLE 2. DEFINITIONS
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

Table of Contents	Appendix B – Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan
2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.
2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations and guidance promulgated thereunder and any successor or similar provision.
2.8 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, in which case references to the “Committee” shall be deemed references to the Board. The Committee shall be constituted to comply with the requirements of Rule 16(b) of the Exchange Act and any applicable listing or governance requirements of any securities exchange on which the Shares are listed; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.
2.9 “Change in Control” means any one of the following:
(a)    any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act other than the Company or a wholly owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);
(b)    as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the Directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Directors of the Company immediately prior to such transaction;
(c)    during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or
(d)    the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly owned subsidiary.
2.10 “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 4.4 of this Plan.
2.11 “Company” means Dauch Corporation (f/k/a American Axle & Manufacturing Holdings, Inc.) and any successor thereto as provided in Section 23.23.
2.12 “Director” means any individual who is a member of the Board of Directors of the Company.
2.13 “Disability” means either of the following: (a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for

Table of Contents	Appendix B – Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan
a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees.
2.14 “Dividend Equivalent” has the meaning set forth in Article 18.
2.15 “Effective Date” has the meaning set forth in Section 1.1.
2.16 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto and the regulations and guidance promulgated thereunder.
2.18 “Fair Market Value” or “FMV” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee (based on objective criteria) from time to time. In the absence of any alternative valuation methodology approved by the Committee, Fair Market Value shall be deemed to be equal to the closing selling price of a Share on the trading day immediately preceding the date on which such valuation is made on the New York Stock Exchange (“NYSE”), or such established national securities exchange as may be designated by the Committee or, in the event that the Common Stock is not listed for trading on the NYSE or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case, on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). The definition of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.
2.19 “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.
2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.
2.21 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
2.22 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) of the Exchange Act (or any successor provision)) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.23 “Non-Employee Director” means a Director who is not an Employee.
2.24 “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

Table of Contents	Appendix B – Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan
2.25 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.
2.26 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.27 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.
2.28 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.29 “Performance Measures” means measures, as described in Article 14, upon which performance goals are based.
2.30 “Performance Period” means the period of time during which performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.31 “Performance Share” means an Award granted pursuant to Article 10.
2.32 “Performance Unit” means an Award granted pursuant to Article 11.
2.33 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.
2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.35 “Plan” means the Amended & Restated Dauch Corporation 2018 Omnibus Incentive Plan, as may be amended from time to time.
2.36 “Restricted Stock” means an Award granted pursuant to Article 8.
2.37 “Restricted Stock Unit” means an Award granted pursuant to Article 9.
2.38 “Retirement” means the Participant’s voluntary resignation at any time (i) after attaining age 65, (ii) after attaining age 55 but prior to age 65 with ten or more years of continuous service with the Company or a Subsidiary or (iii) after attaining age 60 but prior to age 65 with five or more years of continuous service with the Company or a Subsidiary.
2.39 “Share” means a share of Common Stock.
2.40 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.
2.41 “Subsidiary” means (i) a corporation or other entity (domestic or foreign) with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of this Plan.
2.42 “Successor” has the meaning set forth in Section 23.23.
2.43 “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.
2.44 “Termination of Directorship” means the time when a Non-Employee Director ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected or death.
2.45 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a

Table of Contents	Appendix B – Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan
market for the Company’s securities and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.
ARTICLE 3. ADMINISTRATION
3.1General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. No member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice. All actions taken and all interpretations and determinations made by the Committee shall be made in its sole discretion and shall be final, binding and conclusive upon the Participants, the Company or Subsidiary, and all other interested individuals.
3.2Authority of the Committee. Subject to any express limitations set forth in this Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration, interpretation and implementation of this Plan including, but not limited to, the following:
(a)To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;
(b)To construe and interpret this Plan and the Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;
(c)To approve forms of Award Agreements for use under this Plan;
(d)To determine Fair Market Value of a Share in accordance with Section 2.18 of this Plan;
(e)To amend this Plan, an Award or any Award Agreement after the date of grant subject to the terms of this Plan;
(f)To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of this Plan shall govern;
(g)To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;
(h)To determine whether Awards will be settled in Shares, cash or in any combination thereof;
(i)To determine whether Awards will provide for Dividend Equivalents;
(j)To establish a program whereby Participants designated by the Committee may elect to receive Awards under this Plan in lieu of compensation otherwise payable in cash; and
(k)To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers.
3.3Delegation. To the extent not prohibited by applicable laws, rules and regulations, the Committee may delegate to (i) one or more of its members, (ii) one or more officers of the Company or any Subsidiary or (iii) one or more agents or advisors such administrative duties or powers as it may deem appropriate or advisable under such

Table of Contents	Appendix B – Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan
conditions and limitations as the Committee may set at the time of such delegation or thereafter. The Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. Notwithstanding the foregoing, the Committee may not delegate its authority (i) to make Awards to Employees (A) who are Insiders or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 21 of this Plan. For purposes of this Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3.3.
ARTICLE 4. SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS
4.1.Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the maximum number of Shares that are available for Awards under this Plan shall be 22,600,000 Shares plus (i) any reserved Shares not issued or subject to outstanding grants under the Amended and Restated 2012 Omnibus Incentive Plan (the “Prior Plan”) on the Effective Date and (ii) the number of Shares underlying any award granted under the Prior Plan that expires, terminates or is canceled or forfeited and which the shares related thereto are again available for grant under the terms of the Prior Plan. Such Shares may be authorized and unissued Shares, Shares that have been reacquired by the Company, treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under this Plan, and any or all of the Shares may be allocated to Incentive Stock Options.
4.2.Share Usage. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under this Plan, the number of Shares related to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, and are settled through the issuance of consideration other than Shares (including cash), shall be available again for grant under this Plan. The following Shares, however, shall not be available again for grant under this Plan;
(a)Shares not issued or delivered as a result of net settlement of an outstanding Option or SAR;
(b)Shares delivered to or withheld by the Company to pay the exercise price of or withholding taxes with respect to an Option or SAR; and
(c)Shares repurchased with proceeds from the payment of the exercise price of an Option or SAR.
4.3.Annual Award Limits. Subject to adjustments pursuant to Section 4.4 and, in the case of Non-Employee Directors, Section 16.1:
(a)the maximum number of Shares that may be issued pursuant to Options and SARs granted to any Participant in any calendar year shall be 4,000,000 Shares; and
(b)the maximum number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards shall be 4,000,000 Shares, determined as of the date of grant.
4.4.Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under this Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:
(a)In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, reclassification, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, rights offering to purchase Shares at a price that is substantially below FMV, or any other similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to

Table of Contents	Appendix B – Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan
preserve, but not increase, Participants’ rights under this Plan, shall substitute or adjust, as applicable, (1) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (2) the number and kind of Shares subject to outstanding Awards (including by payment of cash to a Participant), (3) the Option Price or Grant Price applicable to outstanding Awards and (4) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment subject to applicable laws, rules and regulations.
(b)In addition to the adjustments permitted under paragraph 4.4(a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Award that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 14.2.
(c)The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
ARTICLE 5. ELIGIBILITY AND PARTICIPATION
5.1.Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.
5.2. Participation in this Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in this Plan those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
ARTICLE 6. STOCK OPTIONS
6.1Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
6.2Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.
6.3Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. If upon the expiration of the term of an Option (other than an Incentive Stock Option), a Participant is prohibited from trading in the Shares by applicable laws, rules or regulations or the Company’s insider trading plan as in effect from time to time, the term of the Option shall be automatically extended to the 30th day following the expiration of such prohibition; provided, however, that this provision shall not apply if prohibited by applicable laws, rules and regulations in effect from time to time.
6.4Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.5Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.

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The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a)in cash or its equivalent;
(b)by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;
(c)by a cashless (broker-assisted) exercise in accordance with procedures authorized by the Committee from time to time;
(d)through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the Option Price;
(e)by any combination of (a), (b), (c) and (d); or
(f)any other method approved or accepted by the Committee in its sole discretion.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.6Special Rules Regarding ISOs. The terms of any Incentive Stock Option (“ISO”) granted under this Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, as amended from time to time. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:
(a)Special ISO definitions:
(i)“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).
(ii)“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).
(iii)A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.
(b)Eligible Employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation or ISO Subsidiary.
(c)Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.
(d)Option Price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.
(e)Right to Exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.
(f)Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.
(g)Termination of Employment. In the event a Participant terminates employment due to death or Disability (as defined in Code Section 22(e)(3)), the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability, as applicable; provided, however, that such period

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may not exceed one year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or, if shorter, the remaining term of the ISO.
(h)Dollar Limitation. To the extent that the aggregate Fair Market Value of (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.
(i)Duration of Plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.
(j)Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.
(k)Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution; provided, however, that, at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.
ARTICLE 7. STOCK APPRECIATION RIGHTS
7.1Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.
7.2Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.
7.3Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant.
7.4Exercise of SAR. A SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
7.5Notice of Exercise. A SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.
7.6Settlement of SARs. Upon the exercise of a SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a)The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b)The number of Shares with respect to which the SAR is exercised.

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Payment shall be made in cash, Shares or a combination thereof as specified in the Award Agreement.
ARTICLE 8. RESTRICTED STOCK
8.1Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
8.2Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;
(b)Restrictions based upon the achievement of specific performance goals;
(c)Time-based restrictions on vesting following the attainment of the performance goals;
(d)Time-based restrictions; and/or
(e)Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.
8.3Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).
8.4Shareholder Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, a Participant holding Shares of Restricted Stock granted hereunder shall be granted full rights as a shareholder (including voting rights) with respect to those Shares during the Period of Restriction.
ARTICLE 9. RESTRICTED STOCK UNITS
9.1.Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.
9.2.Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;
(b)Restrictions based upon the achievement of specific performance goals;
(c)Time-based restrictions on vesting following the attainment of the performance goals;
(d)Time-based restrictions; and/or

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(e)Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.
9.3.Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.
ARTICLE 10. PERFORMANCE SHARES
10.1Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time, as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.
10.2Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.
10.3Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
10.4Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.
ARTICLE 11. PERFORMANCE UNITS
11.1Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time, as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.
11.2Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.
11.3Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
11.4Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.
ARTICLE 12. OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS
12.1Grant of Other Stock-Based Awards and Cash-Based Awards

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(a)The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
(b)The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.
12.2Value of Other Stock-Based Awards and Cash-Based Awards.
(a)Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.
(b)Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards paid to the Participant will depend on the extent to which such performance goals are met.
12.3Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.
ARTICLE 13. TRANSFERABILITY OF AWARDS AND SHARES
13.1Transferability of Awards. Except as provided in Section 13.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind. Any purported transfer in violation of this Section 13.1 shall be null and void.
13.2Committee Action. Notwithstanding Section 13.1, the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, determine that any or all Awards shall be transferable, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. “Permitted Transferees” include (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) a charitable or not-for-profit organization. No Award may be transferred for value without shareholder approval.
13.3Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under this Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.
ARTICLE 14. PERFORMANCE MEASURES
14.1Performance Measures. Any Award to a Participant may be subject to performance goals as determined at the discretion of the Committee, which may include, but are not limited to, any of the following:
(a)Book value or earnings per Share;
(b)Cash flow, free cash flow or operating cash flow;
(c)Earnings before or after any of, or any combination of, interest, taxes, depreciation or amortization;

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(d)Expenses/costs;
(e)Gross, net or pre-tax income (aggregate or on a per-share basis);
(f)Net income as a percentage of sales;
(g)Gross or net operating margins or income, including operating income;
(h)Gross or net sales or revenues;
(i)Gross profit or gross margin;
(j)Improvements in capital structure, cost of capital or debt reduction;
(k)Market share or market share penetration;
(l)Growth in managed assets;
(m)Reduction of losses, loss ratios and expense ratios;
(n)Asset turns, inventory turns or fixed asset turns;
(o)Operational performance measures;
(p)Profitability ratios (pre- or post-tax);
(q)Profitability of an identifiable business unit or product;
(r)Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric);
(s)Share price (including growth or appreciation in share price and total shareholder return);
(t)Strategic business objectives (including objective project milestones);
(u)Transactions relating to acquisitions or divestitures; or
(v)Working capital.
Any Performance Measure(s) may, as the Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time, and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change) or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures or (v) any combination of the foregoing. Subject to Section 23.1, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to any Performance Measures.
14.2Evaluation of Performance. The Performance Measures shall, to the extent possible, be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Committee may provide in any Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any events that occur during a Performance Period, including, but not limited to: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses and (g) gains and losses that are treated as unusual or infrequently occurring items within the meaning of the accounting standards of the Financial Accounting Standards Board or such comparable successor term.
14.3Adjustment of Awards. The Committee shall retain the discretion to adjust any Awards, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

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ARTICLE 15. TERMINATION OF EMPLOYMENT; TERMINATION OF DIRECTORSHIP AND TERMINATION AS A THIRD-PARTY SERVICE PROVIDER
The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s Termination of Employment or Termination of Directorship. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination, as well as Section 23.1, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions shall be determined by the Committee in its sole discretion and may be specified in the applicable Award Agreement or determined at a subsequent time. The Committee’s decisions need not be uniform among all Award Agreements and Participants and may reflect distinctions based on the reasons for termination. In addition, the Committee shall determine, in its sole discretion, the circumstances constituting a termination as a Third-Party Service Provider and shall set forth those circumstances in each Award Agreement entered into with each Third Party Service Provider.
ARTICLE 16. NON-EMPLOYEE DIRECTOR AWARDS
16.1Awards to Non-Employee Directors. The Board or Committee shall determine and approve all Awards to Non-Employee Directors. The terms and conditions of any grant of any Award to a Non-Employee Director shall be set forth in an Award Agreement. The aggregate maximum Fair Market Value (determined as of the Grant Date) of the Shares with respect to Awards granted under this Plan in any calendar year to any Non-Employee Director when added to retainer fees, meeting fees and any other compensation earned in respect of services as a Non-Employee Director for such a year shall not exceed $1,000,000.
16.2Awards in Lieu of Fees. The Board or Committee may permit a Non-Employee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.
ARTICLE 17. EFFECT OF A CHANGE IN CONTROL
17.1Change in Control. Subject to Section 23.1, if a Participant has in effect an employment, retention, Change in Control, severance or similar agreement with the Company or any Subsidiary or is subject to a policy or plan that discusses the effect of a Change in Control on a Participant’s Awards, then such agreement, plan or policy shall control. In all other cases, unless provided otherwise in an Award agreement or by the Committee prior to the date of the Change in Control, in the event of a Change in Control:
(a)If a Successor so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by a Successor in the Change in Control transaction. If applicable, each Award that is assumed by a Successor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to a Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Subject to Section 23.1, upon the termination of a Participant’s employment with a Successor in connection with or within twenty-four (24) months following the Change in Control for any reason other than an involuntary termination by a Successor for cause or a voluntary termination by the Participant without good reason (as cause and good reason (or analogous terms) are defined by an applicable employment agreement or a change in control plan or policy (including, without limitation, the AAM Executive Officer Change in Control Plan) or, if not applicable, the policies generally applicable to employees of a Successor), all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the target performance goals provided under such Award were met, if applicable), effective on the date of such termination.

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(b)Subject to Section 23.1, to the extent a Successor in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (a), then, unless provided otherwise in an Award agreement or by the Committee, immediately prior to the date of the Change in Control, all Awards that are then held by Participants shall be cancelled in exchange for the right to receive the following:
(i)For each Option or SAR, a cash payment equal to the excess of the Change in Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;
(ii)For each Share of Restricted Stock and each Restricted Stock Unit, the Change in Control price per Share in cash or such other consideration as the Company or the shareholders of the Company receive in such Change in Control;
(iii)For all Performance Shares and/or Performance Units that are earned but not yet paid, a cash payment equal to the value of the Performance Share and/or Performance Unit;
(iv)For all Performance Shares and Performance Units for which the performance period has not expired, a cash payment equal to the product of (x) and (y) where (x) is the Award the Participant would have earned based on target performance and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the performance period (with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the performance period;
(v)For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;
(vi)For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the Change in Control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the Change in Control; and
(vii)For all Dividend Equivalents, a cash payment equal to the value of the Dividend Equivalents as of the date of the Change in Control.
If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change in Control price. The Committee shall determine the per share Change in Control price paid or deemed paid in the Change in Control transaction.
ARTICLE 18. DIVIDENDS AND DIVIDEND EQUIVALENTS
The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends (“Dividend Equivalents”) or interest with respect to an outstanding Award, which payments can either be paid in cash or deemed to have been reinvested in Shares, or a combination thereof, as the Committee shall determine, in each case, subject to all applicable laws, rules and regulations, including, without limitation, Code Section 409A. Dividends or Dividend Equivalents with respect to Awards that vest based on the achievement of Performance Measures shall be accumulated until such Award is earned and vested, and the dividends or Dividend Equivalents shall not be paid if the Performance Measures and time-based vesting restrictions are not satisfied. Dividends or Dividend Equivalents with respect to Awards that are subject to time-based vesting restrictions shall be accumulated until such Awards vest in accordance with their terms, and the dividends or Dividend Equivalents shall not be paid if the time-based vesting restrictions are not satisfied. Notwithstanding the foregoing, no dividends or Dividend Equivalents shall be paid with respect to Options or Stock Appreciation Rights.
ARTICLE 19. BENEFICIARY DESIGNATION
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same

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Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
ARTICLE 20. RIGHTS OF PARTICIPANTS
20.1Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.
20.2Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee may grant more than one Award to a Participant and may designate an individual as a Participant for overlapping periods of time.
20.3Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Participant becomes the record holder of the Shares.
ARTICLE 21. AMENDMENT AND TERMINATION
21.1Amendment and Termination of this Plan and Awards. Subject to applicable laws, rules and regulations and Section 21.3 of this Plan, the Board may at any time amend or terminate this Plan or amend or terminate any outstanding Award. Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.
21.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.
21.3Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 23.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.
21.4Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee shall have the broad authority to amend this Plan, an Award or an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable in order to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable

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laws, rules, rulings and regulations promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to this Plan and any Award without further consideration or action.
21.5Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.
ARTICLE 22. TAX WITHHOLDING
22.1Tax Withholding. The Company may require any individual entitled to receive a payment of an Award to remit to the Company prior to payment an amount sufficient to satisfy any applicable federal, state, local and foreign tax withholding requirements. The Company shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such Award.
22.2Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), the Committee may permit or require a Participant to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares from a Share Payment (or repurchase Shares that were previously issued) having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement or such other rate as will not result in any adverse accounting consequences, as determined by the Company in its sole discretion.
ARTICLE 23. GENERAL PROVISIONS
23.1Minimum Vesting. All Awards shall be subject to a minimum time-based vesting restriction or Performance Period, as applicable, of not less than one year; provided, however, the requirements set forth in this sentence shall not apply (i) to acceleration in the event of a Termination of Employment or Termination of Directorship on or following a Change in Control, or due to Retirement, death or Disability, (ii) to substitute Awards subject to time-based vesting restrictions no less than the restrictions of the Awards being replaced and (iii) Awards involving an aggregate number of Shares not in excess of 5% of the total shares authorized for issuance under this Plan.
23.2Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events as determined by the Committee in its sole discretion.
23.3Legend. All certificates for Shares delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
23.4Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
23.5Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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23.6Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
23.7Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
23.8Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
23.9Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
23.10Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, subject to Section 23.1, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)Determine which Subsidiaries shall be covered by this Plan;
(b)Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;
(c)Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d)Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 23.10 by the Committee shall be attached to this Plan document as appendices; and
(e)Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
23.11Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
23.12Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund shall be established,

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and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
23.13No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
23.14Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
23.15Deferrals.
(a)Notwithstanding any contrary provision in this Plan or an Award Agreement, if any provision of this Plan or an Award Agreement contravenes any regulations or guidance promulgated under Code Section 409A or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Code Section 409A, such provision of this Plan or Award Agreement may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications, the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to this Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority would contravene Code Section 409A or the guidance promulgated thereunder.
(b)If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).
(c)In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Code Section 409A. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.
23.16Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
23.17No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.
23.18Conflicts. In the event of any conflict or inconsistency between the Plan and any Award Agreement, this Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such inconsistency.
23.19Recoupment. Notwithstanding anything in this Plan to the contrary, all Awards granted under this Plan and any payments made under this Plan shall be subject to claw-back or recoupment as permitted or mandated by

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applicable law, rules, regulations or Company policy as enacted, adopted or modified from time to time. For the avoidance of doubt, this provision shall apply to any gains realized upon exercise or settlement of an Award.
23.20Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award thereunder (including, without limitation, prospectuses and other securities requirements) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.
23.21No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
23.22Indemnification. Subject to applicable laws, rules and regulations and the Company’s Certificate of Incorporation as it may be amended from time to time, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or failure to act under this Plan, (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. Notwithstanding the foregoing, no individual shall be entitled to indemnification if such loss, cost, liability or expense is a result of his/her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
23.23Successors. Subject to Article 17, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company (each, a “Successor”), whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
23.24Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.